Filed Pursuant to Rule 424(b)(3)

 Registration No.: 333-286240

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 28, 2025)

$250,000,000

GOLUB CAPITAL BDC, INC.

Common Stock

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. Our investment objective is to generate current income and capital appreciation by investing primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies. We also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in, U.S. middle-market companies.

GC Advisors LLC serves as our investment adviser. Golub Capital LLC serves as our administrator. GC Advisors LLC and Golub Capital LLC are affiliated with Golub Capital (as defined herein), a leading lender to U.S. middle-market companies that has over $75.0 billion of capital under management as of April 1, 2025.

We, our investment adviser and our administrator have entered into an Equity Distribution Agreement, dated October 6, 2023, as amended on December 4, 2024 and May 16, 2025 with Keefe, Bruyette & Woods, Inc. and Regions Securities LLC, who we refer to as the Sales Agents, relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The Equity Distribution Agreement provides that we may offer and sell shares of our common stock having an aggregate offering price of up to $250.0 million from time to time through the Sales Agents (which amount excludes the shares of common stock previously sold pursuant to the Equity Distribution Agreement prior to the date hereof). Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq Global Select Market or similar securities exchanges or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.

Pursuant to the Equity Distribution Agreement, the Sales Agents will receive a commission from us of up to 1.50% of the gross sales price. The Sales Agents are not required to sell any specific number or dollar amount of common stock but each Sales Agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “GBDC”. The last reported closing price for our common stock on May 15, 2025 was $14.94 per share. The net asset value of our common stock as of March 31, 2025 (the last date prior to the date of this prospectus supplement on which we determined net asset value) was $15.04 per share.

Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in this offering. Investing in our common stock involves a high degree of risk. Before buying any of our common stock, you should read the discussion of the material risks of investing in our common stock, including the risk of leverage, in “Risk Factors” beginning on page 8 of the accompanying prospectus or otherwise included in or incorporated by reference herein or in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our common stock. Please read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. We maintain a website at http://www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus. You can also obtain such information, free of charge, and make inquiries by calling us collect at (212) 750-6060 or by contacting us at 200 Park Avenue, 25th Floor, New York, New York 10166, Attention: Investor Relations or investorrelations@golubcapital.com. The SEC also maintains a website at http://www.sec.gov that contains such information.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase our risk of losing part or all of our investment.

Neither the SEC nor any state securities commission has approved or disapproved of our common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents

Keefe, Bruyette & Woods	Regions Securities LLC
A Stifel Company

The date of this prospectus supplement is May 16, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the Sales Agents have not, authorized any other person to provide you with any information other than this prospectus supplement and the accompanying prospectus and any accompanying free writing prospectus. We are not, and the Sales Agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the sale of the common stock offered hereby. It is possible that our business, financial condition, results of operations, cash flows and prospects have changed since that date. We will update these documents to reflect material changes only as required by law. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers are permitted.

We have filed with the SEC a registration statement on Form N-2 (File No. 333-286240) utilizing a shelf registration process relating to the common stock described in this prospectus supplement. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering together with the additional information described under the headings “Risk Factors” included in the accompanying prospectus and the documents incorporated by reference herein and therein and “Available Information” included in this prospectus supplement before investing in our common stock.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the risks of investing in the common stock discussed in the section titled “Risk Factors” in the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Except as otherwise indicated, the terms:

●	“we,” “us,” “our” and “Golub Capital BDC” refer to Golub Capital BDC, Inc., a Delaware corporation, and its consolidated subsidiaries;
●	“GC Advisors” refers to GC Advisors LLC, a Delaware LLC, our investment adviser;
●	“Administrator” refers to Golub Capital LLC, a Delaware LLC, an affiliate of GC Advisors and our administrator;
●	“Investment Advisory Agreement” refers to the Fifth Amended and Restated Investment Advisory Agreement by and between us and GC Advisors, dated and effective as of June 3, 2024; and
●	“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, GC Advisors and associated investment funds and their respective affiliates.

Golub Capital BDC

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes, we have elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended or the Code. We were formed in November 2009 to continue and expand the business of our predecessor, Golub Capital Master Funding LLC, which commenced operations in July 2007. We make investments primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies that are, in most cases, sponsored by private equity firms. GC Advisors structures these one stop loans as senior secured loans, and we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In many cases, we are the sole lender or we, together with our affiliates, are the sole lenders of one stop loans, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

Our investment objective is to generate current income and capital appreciation by investing primarily in one stop and other senior secured loans of U.S. middle-market companies in industries we believe are resistant to recessions. We also selectively invest in second lien and subordinated (a loan that ranks senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) loans of, and warrants and minority equity securities in, middle-market companies. We intend to achieve our investment objective by (1) accessing the established loan origination channels developed by Golub Capital, a leading lender to U.S. middle-market companies with over $75.0 billion in capital under management as of April 1, 2025, (2) selecting investments within our core middle-market company focus, (3) partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past, (4) implementing the disciplined underwriting standards of Golub Capital and (5) drawing upon the aggregate experience and resources of Golub Capital.

In this prospectus supplement, the term “middle-market” generally refers to companies having earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than $100.0 million annually.

We seek to create a portfolio that includes primarily one stop and other senior secured loans by primarily investing approximately $10.0 million to $80.0 million of capital, on average, in the securities of U.S. middle-market companies. We expect to selectively invest more than $80.0 million in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which could increase our risk of losing part or all of our investment.

One stop loans include loans to technology companies undergoing strong growth due to new services, increased adoption and/or entry into new markets. We refer to loans to these companies as recurring revenue loans. Other targeted characteristics of recurring revenue businesses include strong customer revenue retention rates, a diversified customer base and backing from growth equity or venture capital firms. In some cases, the borrower’s high revenue growth is supported by a high level of discretionary spending. As part of the underwriting of such loans and consistent with industry practice, we adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate.

Our Adviser

Our investment activities are managed by our investment adviser, GC Advisors. GC Advisors is responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. GC Advisors was organized in September 2008 and is a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Under the Investment Advisory Agreement, we pay GC Advisors a base management fee and an incentive fee for its services. See “Business — Management Agreements — Management Fee” included in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Recent Developments” in our most recent Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the base management fee and incentive fee, including the cumulative income incentive fee and the income and capital gains incentive fee, payable by us to GC Advisors and the incentive fee cap. Unlike most closed-end funds whose fees are based on assets net of leverage, our base management fee is based on our average-adjusted gross assets (including leverage but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) and, therefore, GC Advisors benefits when we incur debt or use leverage. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within 270 days of purchase.

Additionally, under the incentive fee structure, GC Advisors benefits when capital gains are recognized and, because it determines when a holding is sold, GC Advisors controls the timing of the recognition of capital gains. Our board of directors is charged with protecting our interests by monitoring how GC Advisors addresses these, and other conflicts of interest associated with its management services and compensation. While not expected to review or approve each borrowing, our independent directors periodically review GC Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. See “Business — Management Agreements” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

GC Advisors is an affiliate of Golub Capital and pursuant to a staffing agreement, or the Staffing Agreement, Golub Capital LLC makes experienced investment professionals available to GC Advisors and provides access to the senior investment personnel of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to investment opportunities, which we refer to in the aggregate as deal flow generated by Golub Capital LLC and its affiliates in the ordinary course of their businesses and commits the members of GC Advisors’ investment committee to serve in that capacity. As our investment adviser, GC Advisors is obligated to allocate investment opportunities among us and its other clients fairly and equitably over time in accordance with its allocation policy. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Recent Developments” in our most recent Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. GC Advisors seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

Our Administrator

An affiliate of GC Advisors, the Administrator, provides the administrative services necessary for us to operate. See “Business — Management Agreements — Administration Agreement” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the fees and expenses (subject to the review and approval of our independent directors) we are required to reimburse to the Administrator.

About Golub Capital

Golub Capital, founded in 1994, is a leading lender to middle-market companies, with a long track record of investing in senior secured, one stop, second lien and subordinated loans. As of April 1, 2025, Golub Capital had over $75.0 billion of capital under management.

Golub Capital’s middle-market lending group is managed by an eight-member senior management team consisting of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. As of March 31, 2025, Golub Capital had more than 230 investment professionals supported by more than 800 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, information technology and office management.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the accompanying prospectus and in any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

Corporate Information

Our principal executive offices are located at 200 Park Avenue, 25th Floor, New York, NY 10166, and our telephone number is (212) 750-6060. Our corporate website is located at www.golubcapitalbdc.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

This prospectus supplement sets forth certain terms of the common stock that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus. This section outlines the specific legal and financial terms of the common stock. You should read this section together with the more general description of the common stock under the heading “Description of Our Capital Stock” in the accompanying prospectus and in the “Description of Securities” filed as an exhibit to our most recent Annual Report on Form 10-K before investing. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus.

Common Stock Offered by Us

Shares of our common stock having an aggregate offering price of up to $250.0 million (which amount excludes the shares of common stock previously sold pursuant to the Equity Distribution Agreement prior to May 16, 2025, for an aggregate gross offering price of $38,043,048.98).

Manner of Offering

“At the market” offering that may be made from time to time through Keefe, Bruyette & Woods, Inc. and Regions Securities LLC, as Sales Agents, using commercially reasonable efforts consistent with their respective sales and trading practices. See “Plan of Distribution” in this prospectus supplement for more information.

Use of Proceeds

We intend to use the net proceeds from the sale of our common stock to invest in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes. We expect that our new investments will consist primarily of one stop and other senior secured loans of U.S. middle-market companies. We may also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in, U.S. middle-market companies. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of this offering. We may also use a portion of the net proceeds from this offering to repay amounts outstanding under the Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 4, 2025, by and among Golub Capital BDC, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Secured Revolving Credit Facility, dated as of February 11, 2021, as amended, among Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto (as in effect from time to time, the “JPM Credit Facility”). Effective as of April 4, 2025, borrowings under the JPM Credit Facility bear interest at the applicable base rate plus a margin of 1.525% or 1.775%, subject to compliance with a borrowing base test. The applicable benchmark rate as of April 4, 2025 for loans denominated in U.S. dollars is one-month SOFR plus an adjustment of 0.10% and certain other benchmark rates for loans denominated in other foreign currencies. As of March 31, 2025, we had debt outstanding of $1,110.1 million under the JPM Credit Facility. If we use net proceeds from this offering to repay amounts under the JPM Credit Facility, we may subsequently reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with our investment strategy. See “Use of Proceeds” in this prospectus supplement for more information.
Nasdaq Global Select Market Symbol	“GBDC”
Trading at a Discount

Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. We are not generally able to issue and sell our common stock at a price below our net asset value per share unless we have stockholder approval. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value. See “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan for our stockholders, which is an “opt out” dividend reinvestment plan. Under this plan, cash distributions to our stockholders are automatically reinvested in additional shares of our common stock unless a stockholder specifically “opts out” of our dividend reinvestment plan. If a stockholder opts out, that stockholder receives cash dividends or other distributions. Stockholders who receive distributions in the form of shares of common stock generally are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash but do not receive any corresponding cash distributions with which to pay any applicable taxes. See “Dividend Reinvestment Plan” in the accompanying prospectus.

Custodian and Transfer Agent

U.S. Bank National Association serves as our custodian, and Equiniti Trust Company, LLC serves as our transfer and dividend paying agent and registrar. See “Custodian, Transfer and Dividend Paying Agent and Registrar” in this prospectus supplement.

Risk Factors

An investment in our common stock is subject to risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider, including the risks of leverage, before investing in our common stock.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. However, we caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses incurred by investors in shares of our common stock may be greater than the percentage estimates in the table below. The following table excludes one-time fees payable to third parties not affiliated with GC Advisors that were incurred in connection with each of the 2024 Debt Securitization (as defined below), the GBDC 3 2022 Debt Securitization (as defined below), and prior to their respective terminations on November 18, 2024, the 2018 Debt Securitization (as defined below), the GCIC 2018 Debt Securitization (as defined below), the GBDC 3 2021 Debt Securitization (as defined below), and prior to its termination on December 16, 2024, the GBDC 3 2022-2 Debt Securitization (as defined below), or, collectively, the Debt Securitizations, but includes all of the applicable ongoing fees and expenses of the Debt Securitizations. Whenever this prospectus supplement contains a reference to fees or expenses paid by “us” or “Golub Capital BDC,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	1.50%	(1)
Offering expenses (as a percentage of offering price)	0.10%	(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses (as a percentage of offering price)	1.60%

Annual expenses (as a percentage of net assets attributable to common stock):(4)
Management fees	2.15%	(5)
Incentive fees payable under the Investment Advisory Agreement	1.81%	(6)
Interest payments on borrowed funds	7.44%	(7)
Other expenses	0.53%	(8)
Acquired fund fees and expenses	—%
Total annual expenses	11.93%	(9)
(1)	Amount reflects the maximum commission with respect to the shares of our common stock being sold in this offering, which we will pay to the Sales Agents in connection with sales of shares of our common stock effected by the Sales Agents in this offering. There is no guarantee that we will sell any shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
(2)	Amount reflects estimated offering expenses of approximately $250,000 and assumes we sell $250,000,000 of common stock under the Equity Distribution Agreement.
(3)	The expenses associated with the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan” in the accompanying prospectus.
(4)	Our total net assets as of March 31, 2025 was $4,043.5 million. The daily average of total net assets for the six months ended March 31, 2025, employed as the denominator for expense ratio computation was $4,029.6 million.
(5)	Our management fee is calculated at an annual rate equal to 1.0% and is based on the average adjusted gross assets (including assets purchased with borrowed funds and securitization-related assets, leverage, unrealized depreciation or appreciation on derivative instruments and cash collateral on deposit with custodian but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) at the end of the two most recently completed calendar quarters and is payable quarterly in arrears. See “Business - Management Agreements” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. The management fee referenced in the table above is annualized and based on actual amounts incurred during the six months ended March 31, 2025 by GC Advisors in its capacity as investment adviser to us and collateral manager to the GBDC 3 2022 Issuer, and the 2024 Issuer and, prior to the termination of the respective Debt Securitization, 2018 Issuer, the GCIC 2018 Issuer, the GBDC 3 2021 Issuer, the GBDC 3 2022-2 Issuer, each, as defined below and, collectively the Securitization Issuers. The estimate of our annualized base management fees based on actual expenses for the six months ended March 31, 2025 assumes net assets of $4,043.5 million and leverage of $4,833.2 million, which reflects our net assets and leverage as of March 31, 2025.

Prior to the redemption of the notes, or 2018 Notes, offered in our $602.4 million term debt securitization initially completed on November 16, 2018, or the 2018 Debt Securitization, and termination of the documents governing the 2018 Debt Securitization on November 18, 2024, GC Advisors served as collateral manager for Golub Capital BDC CLO III LLC, a Delaware limited liability company, or LLC, and, prior to its dissolution, our indirect subsidiary, or the 2018 Issuer, under a collateral management agreement, or the 2018 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.25% of the principal balance of the portfolio loans held by the 2018 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the 2018 Collateral Management Agreement, the term “collection period” referred to the period commencing on the third business day prior to the preceding payment date and ending on (but excluding) the third business day prior to such payment date.

Prior to the redemption of the notes, or the GCIC 2018 Notes, offered in the $908.2 million term debt securitization, or the GCIC 2018 Debt Securitization, that we assumed effective September 16, 2019 as a result of our acquisition of Golub Capital Investment Corporation, a Maryland corporation, or the GCIC Merger, and the termination of the documents governing the GCIC 2018 Debt Securitization, GC Advisors served as collateral manager for Golub Capital Investment Corporation CLO II LLC, or the GCIC 2018 Issuer, under a collateral management agreement, or the GCIC 2018 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GCIC 2018 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the 2018 GCIC Collateral Management Agreement, the term “collection period” generally referred to a quarterly period commencing on the day after the end of the prior collection period to the tenth business day prior to the payment date.

Prior to the redemption of the notes, or the GBDC 3 2021 Notes, offered in the $398.9 million term debt securitization, or the GBDC 3 2021 Debt Securitization, that we assumed effective June 3, 2024 as a result of our acquisition of Golub Capital BDC 3, Inc., a Maryland corporation, or the GBDC 3 Merger, and the termination of the documents governing the GBDC 3 2021 Debt Securitization, GC Advisors served as collateral manager for Golub Capital BDC 3 CLO 1 LLC, or the GBDC 3 2021 Issuer, an LLC and, prior to its dissolution, our indirect, wholly owned, consolidated subsidiary, under a collateral management agreement, or the GBDC 3 2021 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2021 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the GBDC 3 2021 Collateral Management Agreement, the term “collection period” referred to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

Prior to the redemption of the notes, or the GBDC 3 2022-2 Notes, offered in the $386.6 million term debt securitization that we assumed effective June 3, 2024 as a result of the GBDC 3 Merger, or the GBDC 3 2022-2 Debt Securitization, and the termination of the documents governing the GBDC 3 2022-2 Debt Securitization, GC Advisors served as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC 3 CLO 2 LLC, or the GBDC 3 2022-2 Issuer, under a collateral management agreement, or the GBDC 3 2022-2 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2022-2 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the GBDC 3 2022-2 Collateral Management Agreement, the term “collection period” referred to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC 3 ABS 2022-1 LLC, or the GBDC 3 2022 Issuer, under a collateral management agreement, or the GBDC 3 2022-2 Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2022 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the GBDC 3 2022 Collateral Management Agreement, the term “collection period” relating to any payment date, refers to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC CLO 8 LLC, or the 2024 Issuer,2 under a collateral management agreement, or the 2024 Issuer Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the 2024 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2024 Issuer Collateral Management Agreement, the term “collection period” refers to the period commencing on the third business day prior to the preceding payment date and ending on (but excluding) the third business day prior to such payment date.

Collateral management fees are paid directly by the 2018 Issuer, GCIC 2018 Issuer, GBDC 3 2021 Issuer, GBDC 3 2022 Issuer, GBDC 2 2022-2 Issuer and the 2024 Issuer and are offset against the management fees payable under the Investment Advisory Agreement. Term debt securitizations are also known as CLOs, and are a form of secured financing incurred by us, which are consolidated by us and subject to our overall asset coverage requirement.

For purposes of this table, the SEC requires that the “Management fees” percentage be calculated as a percentage of net assets attributable to common stock, rather than total assets, including assets that have been funded with borrowed monies, because common stockholders bear all of this cost. If the base management fee portion of the “Management fees” percentage were calculated instead as a percentage of our total assets, our base management fee portion of the “Management fees” percentage would be approximately 0.97% of total assets.

(6)	The incentive fee referenced in the table above is based on actual amounts of the income component of the incentive fee incurred under the Investment Advisory Agreement for the six months ended March 31, 2025, annualized for a full year. As of March 31, 2025, no amount was payable for the capital gains component under the Investment Advisory Agreement. We have structured the calculation of the incentive fee to include a fee limitation such that no incentive fee will be paid to GC Advisors for any quarter if, after such payment, the cumulative incentive fees paid to GC Advisors since the effective date of our election to become a business development company would be greater than 15.0% of our cumulative pre-incentive fee net income per share. For a more detailed discussion of the calculation of the incentive fee, see “Business - Management Agreement - Income and Capital Gains Incentive Fee Calculation” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.
(7)	Interest payments on borrowed funds is based on our cost of funds on our outstanding indebtedness for the six months ended March 31, 2025, which, as of March 31, 2025, consisted of $1,110.1 million of indebtedness outstanding under revolving credit facilities, $1,573.1 million in notes issued through the Debt Securitizations, $599.3 million of 2026 Notes, $348.6 million of 2027 Notes, $453.6 million of 2028 Notes and $748.5 million of 2029 Notes. For the six months ended March 31, 2025, the annualized cost of funds for our total debt outstanding, which includes all interest, accretion of discounts, amortization of debt issuance costs on the Debt Securitizations and the net contractual interest rate swap expense on the 2028 and 2029 Notes but excluding the net gain/(loss) related to the fair value hedges associated with the 2028 and 2029 Notes interest rate swaps, on our total debt was 6.00%. Debt issuance costs represent fees and other direct incremental costs incurred in connection with our Debt Securitizations. These fees include structuring and placement fees paid by the 2018 Issuer to Morgan Stanley & Co. LLC for its services in connection with the structuring of the 2018 Debt Securitization and by the 2024 Issuer to Deutsche Bank Securities Inc. for its services in connection with the structuring of the 2024 Debt Securitization. Before we acquired the GCIC 2018 Issuer as part of the GCIC Merger, the GCIC 2018 Issuer paid Wells Fargo Securities, LLC structuring and placement fees for its services in connection with the initial structuring of the GCIC 2018 Debt Securitization. Before we acquired the GBDC 3 2021 Issuer as a part of the GBDC 3 Merger, the GBDC 3 2021 Issuer paid Deutsche Bank AG, New York Branch, structuring and placement fees for its services in connection with the structuring of each of the GBDC 3 2021 Debt Securitization and the GBDC 3 2022 Debt Securitization. Before we acquired the GBDC 3 2022-2 Issuer as a part of the GBDC 3 Merger, the GBDC 3 2022-2 Issuer paid GreensLedge Capital Markets LLC and KeyBanc Capital Markets Inc. structuring and placement fees for its services in connection with the structuring of the GBDC 3 2022-2 Debt Securitization.

2 Effective November 18, 2024, GCIC CLO II LLC, or the GCIC 2018 Issuer, was renamed Golub Capital BDC CLO 8 LLC, or the 2024 Issuer.

(8)	Includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by the Administrator, and any acquired fund fees and expenses that are not required to be disclosed separately. See “Management Agreements - Administration Agreements”, included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. “Other expenses” also includes the ongoing administrative expenses to the trustee, collateral manager, independent accountants, legal counsel, rating agencies and independent managers in connection with developing and maintaining reports and providing required services in connection with the administration of each of the Debt Securitizations. Additionally, “Other expenses” are based on actual amounts incurred for the three months ended March 31, 2025, annualized for a full year, excluding the reversal of an accrual for U.S. federal excise tax of $0.4 million. The administrative expenses of each of the Securitization Issuers are paid on each payment date in two parts: (1) a component that is paid in a priority to other amounts distributed by the applicable Securitization Issuer, subject to a cap equal to the sum of 0.04% per annum of the adjusted principal balance of the portfolio loans and other assets held by the applicable Securitization Issuer on the last day of the collection period relating to such payment date, plus $150,000 per annum, and (2) a component that is paid in a subordinated position relative to other amounts distributed by the applicable Securitization Issuer equal to any amounts that exceed the aforementioned administrative expense cap.
(9)	All of our expenses, including all expenses of each of the Debt Securitizations, are disclosed in the appropriate line items under “Annual Expenses (as a percentage of net assets attributable to common stock).” “Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and after taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The reason for presenting expenses as a percentage of net assets attributable to common stockholders is that our common stockholders bear all of our fees and expenses.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown. These amounts assume (1) a 1.5% sales load (Sales Agents discounts and commissions), (2) offering expenses totaling 0.10% and (3) total net annual expenses of 11.93% of net assets attributable to common shares as set forth in the table above (other than performance-based incentive fees). Transaction expenses are not included in the following example. For purposes of this table, we have assumed leverage of $4,833.2 million, which was our actual leverage as of March 31, 2025.

You would pay the following expenses on a $1,000 investment	1 year	3 years	5 years	10 years
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$116	$300	$465	$811
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$123	$318	$492	$843

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and could result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. Under our Investment Advisory Agreement, no incentive fee would be payable if we have a 5% annual return. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan could occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” in the accompanying prospectus for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of our common stock constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any related free writing prospectus, involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events;
●	the effect of investments that we expect to make and the competition for those investments;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with GC Advisors and other affiliates of Golub Capital;
●	the dependence of our future success on the general economy and its effect on the industries in which we invest;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	general economic and political trends and other external factors;
●	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets;
●	elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest;
●	the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;
●	the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;
●	the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, or other large scale events;
●	turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;
●	our ability to qualify and maintain our qualification as a RIC and as a business development company;
●	the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	general price and volume fluctuations in the stock markets;

●	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, and the rules and regulations issued thereunder and any actions toward repeal thereof; and
●	the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including as a result of the factors set forth as “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated by reference herein, in the accompanying prospectus, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have based the forward-looking statements included in this prospectus supplement or the accompanying prospectus, including the documents incorporated by reference, on information available to us on the date of this prospectus supplement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed, or in the future will file, with the SEC, including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

FINANCIAL HIGHLIGHTS

The financial highlights of Golub Capital BDC for the fiscal years ended September 30, 2024, 2023, 2022, 2021, and 2020 and as of for the six months ended March 31, 2025 and 2024 are as follows:

	Six months ended March 31,				Years ended September 30,
Per share data:(1)	2025		2024		2024		2023	2022		2021		2020
Net asset value at beginning of period	$15.19		$15.02		$15.02		$14.89	$15.19		$14.33		$16.76
Net increase in net assets as a result of issuance of DRIP shares	0.00	(2)	0.00	(2)	0.00	(2)	—	0.00	(2)	0.00	(2)	0.01
Net increase (decrease) in net assets as a result of issuance of shares	0.00	(2)	—		0.51	(3)	—	—		—		(1.13)	(4)
Net increase in net assets as a result of repurchase of shares	—		—		0.00	(2)	0.01	—		—		—
Distributions declared:
From net investment income – after tax	(0.87)		(0.90)		(1.89)		(1.23)	(1.20)		(1.13)		(1.29)
From capital gains	—		—		—		(0.17)	—		(0.03)		(0.04)
From return of capital	—		—		—		—	—		—		(0.04)
Net investment income – after tax	0.74		1.00		1.90		1.70	1.15		0.99		0.94
Net realized gain (loss) on investment transactions	(0.15)		(0.07)		(0.40)		(0.26)	0.12		0.05		(0.12)
Net realized gain (loss) on extinguishment of debt	0.00	(2)	—		—		—	—		—		—
Net change in unrealized appreciation (depreciation) on investments transactions (5)	0.13		0.07		0.05		0.08	(0.37)		0.98		(0.76)
Net asset value at end of period	$15.04		$15.12		$15.19		$15.02	$14.89		$15.19		$14.33
Per share market value at end of period	$15.14		$16.63		$15.11		$14.67	$12.39		$15.81		$13.24
Total return based on market value(6)	5.96%		19.98%		15.77%		30.50%	(14.80)%		28.90%		(22.81)%
Number of common shares outstanding	268,831,114		171,517,307		264,277,128		169,594,742	170,895,670		170,028,584		167,259,511
(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)	Represents an amount less than $0.01.
(3)	Net increase in net assets as a result of issuance of shares pursuant to the GBDC 3 Merger.
(4)	For the year ended September 30, 2020, net decrease in net assets as a result of the completion of a transferable rights offering in which the Company issued 33,451,902 shares at a subscription price of $9.17 per share.
(5)	Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding as of the dividend record date.
(6)	Total return based on market value assumes distributions are reinvested in accordance with the DRIP. Total return does not include sales load.

The financial highlights of Golub Capital BDC for the fiscal years ended September 30, 2019, 2018, 2017, 2016, and 2015 are as follows:

	Years ended September 30,
Per share data:(1)	2019	2018	2017	2016	2015
Net asset value at beginning of period	$16.10	$16.08	$15.96	$15.80	$15.55
Net increase in net assets as a result of issuance of DRIP shares(2)	0.01	0.01	0.01	0.06	—
Net increase in net assets as a result of issuance of shares(3)	3.17	—	—	—	—
Net increase in net assets as a result of public offering	—	—	0.19	0.05	0.09
Distributions declared:
From net investment income	(1.27)	(1.31)	(1.51)	(1.04)	(1.18)
From capital gains	(0.13)	(0.05)	(0.02)	(0.24)	(0.10)
From return of capital	—	—	—	—	—
Net investment income	1.36	1.27	1.23	1.25	1.20
Net realized gain (loss) on investments and foreign currency transactions	(0.07)	0.29	0.16	0.12	0.19
Net change in unrealized appreciation (depreciation) on investments and foreign currency translation	(2.41)	(0.19)	0.06	(0.04)	0.05
Net asset value at end of period	$16.76	$16.10	$16.08	$15.96	$15.80
Per share market value at end of period	$18.84	$18.75	$18.82	$18.57	$15.98
Total return based on market value(4)	8.80%	7.65%	10.23%	25.36%	8.21%
Number of common shares outstanding	132,658,200	60,165,454	59,577,293	55,059,067	51,300,193
(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)	Net increase in net assets as a result of issuance of shares related to the DRIP.
(3)	For the year ended September 30, 2019, net increase in net assets as a result of issuance of shares pursuant to our acquisition of Golub Capital Investment Corporation.
(4)	Total return based on market value assumes distributions are reinvested in accordance with the DRIP. Total return does not include sales load.

USE OF PROCEEDS

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement, will not be less than the net asset value per share of our common stock at the time of such sale. If we sell shares of our common stock with an aggregate offering price of $250.0 million, we anticipate that our net proceeds, after deducting Sales Agents’ commissions and estimated expenses payable by us, will be approximately $246.0 million.

We intend to use the net proceeds from the sale of our common stock to invest in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes. We expect that our new investments will consist primarily of one stop and other senior secured loans of U.S. middle-market companies. We may also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in, U.S. middle-market companies. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of this offering. We may also use a portion of the net proceeds from this offering to repay amounts outstanding under the JPM Credit Facility. Effective as of April 4, 2025, borrowings under the JPM Credit Facility bear interest at the applicable base rate plus a margin of 1.525% to 1.775%, subject to compliance with a borrowing base test. The applicable benchmark rate as of April 4, 2025 for loans denominated in U.S. dollars is one-month SOFR plus an adjustment of 0.10% and certain other benchmark rates for loans denominated in other foreign currencies. As of March 31, 2025, we had debt outstanding of $1,110.1 million under the JPM Credit Facility. If we use net proceeds from this offering to repay amounts under the JPM Credit Facility, we may subsequently reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with our investment strategy.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association Corporate Trust Services is One Federal Street, 3rd Floor, Boston, Massachusetts 02110, telephone: (617) 603-6538. Equiniti Trust Company, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of Equiniti Trust Company, LLC is 48 Wall Street, Floor 23, New York, NY 10005, telephone: (718) 921-8156.

PLAN OF DISTRIBUTION

Keefe, Bruyette & Woods, Inc. and Regions Securities LLC are acting as sales agents in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, the Sales Agents will use their commercially reasonable efforts consistent with their respective sales and trading practices to sell, as our Sales Agents, our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement dated October 6, 2023, as amended by the First Amendment dated December 4, 2024 and the Second Amendment dated May 16, 2025. We will instruct the Sales Agents as to the amount of common stock to be sold by them. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale. We, or the Sales Agents, may suspend the offering of shares of our common stock upon proper notice and subject to other conditions.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.

The Sales Agents will provide written confirmation of a sale to us no later than the opening of the trading day on the Nasdaq Global Select Market following each trading day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Sales Agents, in connection with the sales.

Pursuant to the Equity Distribution Agreement, the Sales Agents will receive a commission from us of up to 1.50% of the gross sales price per share of common stock sold pursuant to the Equity Distribution Agreement. Settlement for sales of shares of common stock will occur on the first trading day (or such shorter time period set forth in Rule 15c6-1 under the Exchange Act) following the date on which such sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report, through quarterly reports on Form 10-Q and annual reports on Form 10-K, at least quarterly the number of shares of our common stock sold through the Sales Agents under the Equity Distribution Agreement and the net proceeds to us.

In connection with the sale of the common stock on our behalf, the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by us in our sole discretion under the circumstances specified in the Equity Distribution Agreement by giving notice to the Sales Agents. In addition, the Sales Agents may terminate the Equity Distribution Agreement under the circumstances specified in the Equity Distribution Agreement by giving notice to us.

Additional Relationships

After the date of this prospectus supplement, the Sales Agents and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the Sales Agents and their respective affiliates in the ordinary course of their business and not in connection with the offering of the common stock. In addition, the Sales Agents and their respective affiliates may develop analyses or opinions related to Golub Capital LLC or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Golub Capital LLC to our stockholders.

The principal business address of Keefe, Bruyette & Woods, Inc. is 787 Seventh Avenue, 4th Floor, New York, NY 10019. The principal business address of Regions Securities LLC is 1180 W Peachtree Street, NW, Suite 1400, Atlanta, GA 30309.

Passive Market Making

In connection with this offering, the Sales Agents may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The Sales Agents are not required to engage in passive market making and may end passive market making activities at any time.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “GBDC.”

Conflict of Interest

Each of the Sales Agents, together with their respective affiliates, is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of business certain commercial banking, financial advisory, investment banking and other services to us or our affiliates, for which they have received or will be entitled to receive separate fees. In particular, the Sales Agents or their respective affiliates may execute transactions with us or on our behalf, or for any of our portfolio companies, affiliates and/or managed funds. In addition, the Sales Agents or their respective affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us, our portfolio companies, affiliates, or managed funds.

Certain affiliates of the Sales Agents may be limited partners of private investment funds affiliated with our investment adviser, GC Advisors LLC.

The Sales Agents and their respective affiliates may also trade in our securities, securities of our portfolio companies, or other financial instruments related thereto, for their own accounts or for the account of others, and may extend loans or financing directly or through derivative transactions to us, our portfolio companies, or affiliates.

We may purchase securities of third parties from the Sales Agents or their respective affiliates. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

After the date of this prospectus supplement, the Sales Agents and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the Sales Agents and their respective affiliates in the ordinary course of their business and not in connection with this offering. In addition, the Sales Agents or their respective affiliates may develop analyses or opinions related to us, our portfolio companies, or affiliates, and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our stockholders or any other persons.

In the ordinary course of their business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters regarding the common stock offered by this prospectus supplement will be passed upon for us by Dechert LLP, Boston, MA. Certain legal matters in connection with the common stock offered hereby will be passed upon for the Sales Agents by Kirkland & Ellis LLP, Washington, D.C.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC (File No. 333-286240). We are allowed to “incorporate by reference” the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of this prospectus supplement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the common stock offered by this prospectus supplement and the accompanying prospectus has been sold or we otherwise terminate the offering of such common stock; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference (unless specifically set forth in such filing):

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024;
●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 4, 2025;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 5, 2025;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2024 (to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended September 30, 2024);
●	our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on November 21, 2024, November 27, 2024, December 4, 2024, December 6, 2024, February 6, 2025, February 25, 2025, April 10, 2025 and May 8, 2025; and
●	the description of our common stock referenced in our Registration Statement on Form 8-A (File No. 001-34690), as filed with the SEC on April 13, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of this offering.

See “Available Information” for information on how to obtain a copy of these filings.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2 (File No. 333-286240), together with all amendments and related exhibits, under the Securities Act, with respect to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our common stock being offered by this prospectus supplement and the accompanying prospectus.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that provides access, free of charge, to reports, proxy and information statements and other information we file electronically with the SEC at www.sec.gov. We maintain a website at www.golubcapitalbdc.com and make all of our annual, quarterly, and current reports, proxy statements, and other publicly filed information available, free of charge, on or through our website as soon as practicable after we file such material with the SEC.

Information contained on our website is not incorporated into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. You can also obtain such information by calling us collect at (212) 750-6060 or by contacting us at 200 Park Avenue, 25th Floor, New York, New York 10166, Attention: Investor Relations or investorrelations@golubcapital.com.

Prospectus

GOLUB CAPITAL BDC, INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate current income and capital appreciation by investing primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies. We also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in U.S. middle-market companies.

GC Advisors LLC serves as our investment adviser. Golub Capital LLC serves as our administrator. GC Advisors LLC and Golub Capital LLC are affiliated with Golub Capital (as defined herein), a leading lender to middle-market companies that has over $75.0 billion of capital under management as of January 1, 2025.

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities, which we refer to, collectively, as the “securities.” We may sell our common stock through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus, or any free writing prospectuses that we have authorized to use in connection with a specific offering. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders and approval of our board of directors or (3) under such circumstances as the Securities and Exchange Commission, or the SEC, may permit.

See “Risk Factors” included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and in the related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus for more information.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “GBDC”. The last reported closing price for our common stock on March 27, 2025 was $15.37 per share. The net asset value of our common stock on December 31, 2024 (the last date prior to the date of this prospectus on which we determined net asset value) was $15.13 per share.

Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in this offering. Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, included in “Risk Factors” beginning on page 8 of this prospectus or otherwise incorporated by reference herein, and included or incorporated by reference into the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference before you invest in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at http://www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement or free writing prospectus. You may also obtain such information, free of charge, and make stockholder inquiries by contacting us at 200 Park Avenue, 25th Floor, New York, NY 10166, Attention: Investor Relations, or by calling us collect at (212) 750-6060. The SEC also maintains a website at http://www.sec.gov that contains such information.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase our risk of losing part or all of our investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 28, 2025.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer from time to time in one or more offerings, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus, or the free writing prospectuses that we have authorized for use in connection with a specific offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement will serve as the prospectus relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, together with the additional information described in the sections titled “Risk Factors” and “Available Information.”

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

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PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Except as otherwise indicated, the terms:

●	“we,” “us,” “our” and “Golub Capital BDC” refer to Golub Capital BDC, Inc., a Delaware corporation, and its consolidated subsidiaries;
●	“GC Advisors” refers to GC Advisors LLC, a Delaware LLC, our investment adviser;
●	“Administrator” refers to Golub Capital LLC, a Delaware LLC, an affiliate of GC Advisors and our administrator;
●	“Investment Advisory Agreement” refers to the Fifth Amended and Restated Investment Advisory Agreement by and between us and GC Advisors, dated as of June 3, 2024;
●	“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, GC Advisors and associated investment funds and their respective affiliates.

Golub Capital BDC

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes, we have elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We were formed in November 2009 to continue and expand the business of our predecessor, Golub Capital Master Funding LLC, which commenced operations in July 2007.

We make investments primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies that are, in most cases, sponsored by private equity firms.

GC Advisors structures these one stop loans as senior secured loans, and we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In many cases, we are the sole lender or we, together with our affiliates, are the sole lenders of one stop loans, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

Our investment objective is to generate current income and capital appreciation by investing primarily in one stop and other senior secured loans of U.S. middle-market companies in industries we believe are resistant to recessions. We also selectively invest in second lien and subordinated (a loan that ranks senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) loans of, and warrants and minority equity securities in, middle-market companies.

We intend to achieve our investment objective by (1) accessing the established loan origination channels developed by Golub Capital, a leading lender to U.S. middle-market companies with over $75.0 billion in capital under management as of January 1, 2025, (2) selecting investments within our core middle-market company focus, (3) partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past, (4) implementing the disciplined underwriting standards of Golub Capital and (5) drawing upon the aggregate experience and resources of Golub Capital.

In this prospectus, the term “middle-market” generally refers to companies having earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than $100 million annually.

We seek to create a portfolio that includes primarily one stop and other senior secured loans by primarily investing approximately $10.0 million to $80.0 million of capital, on average, in the securities of U.S. middle-market companies. We expect to selectively invest more than $80.0 million in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which could increase our risk of losing part or all of our investment.

One stop loans include loans to technology companies undergoing strong growth due to new services, increased adoption and/or entry into new markets. We refer to loans to these companies as recurring revenue loans. Other targeted characteristics of recurring revenue businesses include strong customer revenue retention rates, a diversified customer base and backing from growth equity or venture capital firms. In some cases, the borrower’s high revenue growth is supported by a high level of discretionary spending. As part of the underwriting of such loans and consistent with industry practice, we adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate.

Our Adviser

Our investment activities are managed by our investment adviser, GC Advisors. GC Advisors is responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. GC Advisors was organized in September 2008 and is a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Under the Investment Advisory Agreement, we pay GC Advisors a base management fee and an incentive fee for its services. See “Business — Management Agreements — Management Fee” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the base management fee and incentive fee, including the cumulative income incentive fee and the income and capital gains incentive fee, payable by us to GC Advisors and the incentive fee cap. Unlike most closed-end funds whose fees are based on assets net of leverage, our base management fee is based on our average-adjusted gross assets (including leverage but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) and, therefore, GC Advisors benefits when we incur debt or use leverage. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within 270 days of purchase.

Additionally, under the incentive fee structure, GC Advisors benefits when capital gains are recognized and, because it determines when a holding is sold, GC Advisors controls the timing of the recognition of capital gains. Our board of directors is charged with protecting our interests by monitoring how GC Advisors addresses these, and other conflicts of interest associated with its management services and compensation. While not expected to review or approve each borrowing, our independent directors periodically review GC Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. See “Business — Management Agreements” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

GC Advisors is an affiliate of Golub Capital and pursuant to a staffing agreement, or the Staffing Agreement, Golub Capital LLC makes experienced investment professionals available to GC Advisors and provides access to the senior investment personnel of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to investment opportunities, which we refer to in the aggregate as deal flow generated by Golub Capital LLC and its affiliates in the ordinary course of their businesses and commits the members of GC Advisors’ investment committee to serve in that capacity. As our investment adviser, GC Advisors is obligated to allocate investment opportunities among us and its other clients fairly and equitably over time in accordance with its allocation policy. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. GC Advisors seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

Our Administrator

An affiliate of GC Advisors, the Administrator, provides the administrative services necessary for us to operate. See “Business — Management Agreements — Administration Agreement” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the fees and expenses (subject to the review and approval of our independent directors) we are required to reimburse to the Administrator.

About Golub Capital

Golub Capital, founded in 1994, is a leading lender to middle-market companies, with a long track record of investing in senior secured, one stop, second lien and subordinated loans. As of January 1, 2025, Golub Capital had over $75.0 billion of capital under management.

Golub Capital’s middle-market lending group is managed by an eight-member senior management team consisting of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. As of December 31, 2024, Golub Capital had more than 220 investment professionals supported by more than 775 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, information technology and office management.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus, the applicable prospectus supplement and in the related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

Corporate Information

Our principal executive offices are located at 200 Park Avenue, 25th Floor, New York, NY 10166, and our telephone number is (212) 750-6060. Our corporate website is located at www.golubcapitalbdc.com. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. However, we caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses incurred by investors in shares of our common stock may be greater than the percentage estimates in the table below. The following table excludes one-time fees payable to third parties not affiliated with GC Advisors that were incurred in connection with each of the 2024 Debt Securitization (as defined below), the GBDC 3 2022 Debt Securitization (as defined below), prior to their respective terminations on November 18, 2024, the 2018 Debt Securitization (as defined below), the GCIC 2018 Debt Securitization (as defined below), the GBDC 3 2021 Debt Securitization (as defined below), and prior to its termination on December 16, 2024, the GBDC 3 2022-2 Debt Securitization (as defined below), or, collectively, the Debt Securitizations, but includes all of the applicable ongoing fees and expenses of the Debt Securitizations. Whenever this prospectus contains a reference to fees or expenses paid by “us” or “Golub Capital BDC,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%

Annual expenses (as a percentage of net assets attributable to common stock):(4)
Management fees	2.13%	(5)
Incentive fees payable under the Investment Advisory Agreement	1.78%	(6)
Interest payments on borrowed funds	7.85%	(7)
Other expenses	0.51%	(8)
Acquired fund fees and expenses	—%
Total annual expenses	12.27%	(9)
(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)	The related prospectus supplement will disclose the estimated amount of total offering expenses (which could include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)	The expenses associated with the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan.”
(4)	Our total net assets as of December 31, 2024 was $4,018 million. The daily average of total net assets for the three months ended December 31, 2024, employed as the denominator for expense ratio computation was $4,024 million.
(5)	Our management fee is calculated at an annual rate equal to 1.0% and is based on the average adjusted gross assets (including assets purchased with borrowed funds and securitization-related assets, leverage, unrealized depreciation or appreciation on derivative instruments and cash collateral on deposit with custodian but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) at the end of the two most recently completed calendar quarters and is payable quarterly in arrears. See “Item 1. Business — Management Agreements” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. The management fee referenced in the table above is annualized and based on actual amounts incurred during the three months ended December 31, 2024 by GC Advisors in its capacity as investment adviser to us and collateral manager to the GBDC 3 2022 Issuer, the GBDC 3 2022-2 Issuer, and the 2024 Issuer and, prior to the termination of the respective Debt Securitization, 2018 Issuer, the GCIC 2018 Issuer, the GBDC 3 2021 Issuer, each, as defined below and, collectively the Securitization Issuers. The estimate of our annualized base management fees based on actual expenses for the quarter ended December 31, 2024 assumes net assets of $4,018 million and leverage of $4,919 million, which reflects our net assets and leverage as of December 31, 2024.

Prior to the redemption of the notes, or 2018 Notes, offered in our $602.4 million term debt securitization initially completed on November 16, 2018, or the 2018 Debt Securitization, and termination of the documents governing the 2018 Debt Securitization on November 18, 2024, GC Advisors served as collateral manager for Golub Capital BDC CLO III LLC, a Delaware limited liability company, or LLC, and, prior to its dissolution, our indirect subsidiary, or the 2018 Issuer, under a collateral management agreement, or the 2018 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.25% of the principal balance of the portfolio loans held by the 2018 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the 2018 Collateral Management Agreement, the term “collection period” referred to the period commencing on the third business day prior to the preceding payment date and ending on (but excluding) the third business day prior to such payment date.

Prior to the redemption of the notes, or the GCIC 2018 Notes, offered in the $908.2 million term debt securitization, or the GCIC 2018 Debt Securitization, that we assumed effective September 16, 2019 as a result of our acquisition of Golub Capital Investment Corporation, a Maryland corporation, or the GCIC Merger, and the termination of the documents governing the GCIC 2018 Debt Securitization, GC Advisors served as collateral manager for Golub Capital Investment Corporation CLO II LLC, or the GCIC 2018 Issuer, under a collateral management agreement, or the GCIC 2018 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GCIC 2018 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the 2018 GCIC Collateral Management Agreement, the term “collection period” generally referred to a quarterly period commencing on the day after the end of the prior collection period to the tenth business day prior to the payment date.

Prior to the redemption of the notes, or the GBDC 3 2021 Notes, offered in the $398.9 million term debt securitization, or the GBDC 3 2021 Debt Securitization, that we assumed effective June 3, 2024 as a result of our acquisition of Golub Capital BDC 3, Inc., a Maryland corporation, or the GBDC 3 Merger, and the termination of the documents governing the GBDC 3 2021 Debt Securitization, GC Advisors served as collateral manager for Golub Capital BDC 3 CLO 1 LLC, or the GBDC 3 2021 Issuer, an LLC and, prior to its dissolution, our indirect, wholly owned, consolidated subsidiary, under a collateral management agreement, or the GBDC 3 2021 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2021 Issuer at the beginning of the collection period relating to each payment date, which was payable in arrears on each payment date. Under the GBDC 3 2021 Collateral Management Agreement, the term “collection period” referred to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

Prior to the redemption of the notes, or the GBDC 3 2022-2 Notes, offered in the $386.6 million term debt securitization that we assumed effective June 3, 2024 as a result of the GBDC 3 Merger, or the GBDC 3 2022-2 Debt Securitization, and the termination of the documents governing the GBDC 3 2022-2 Debt Securitization, GC Advisors served as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC 3 CLO 2 LLC, or the GBDC 3 2022-2 Issuer, under a collateral management agreement, or the GBDC 3 2022-2 Collateral Management Agreement, and was entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2022-2 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the GBDC 3 2022-2 Collateral Management Agreement, the term “collection period” referred to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC 3 ABS 2022-1 LLC, or the GBDC 3 2022 Issuer, under a collateral management agreement, or the GBDC 3 2022-2 Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GBDC 3 2022 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the GBDC 3 2022 Collateral Management Agreement, the term “collection period” relating to any payment date, refers to the period commencing on the tenth business day prior to the preceding payment date and ending on (but excluding) the tenth business day prior to such payment date.

GC Advisors, as collateral manager for our indirect, wholly owned, consolidated subsidiary, Golub Capital BDC CLO 8 LLC, or the 2024 Issuer,1 under a collateral management agreement, or the 2024 Issuer Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the 2024 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2024 Issuer Collateral Management Agreement, the term “collection period” refers to the period commencing on the third business day prior to the preceding payment date and ending on (but excluding) the third business day prior to such payment date.

Collateral management fees are paid directly by the 2018 Issuer, GCIC 2018 Issuer, GBDC 3 2021 Issuer, GBDC 3 2022 Issuer, GBDC 2 2022-2 Issuer and the 2024 Issuer and are offset against the management fees payable under the Investment Advisory Agreement. Term debt securitizations are also known as CLOs, and are a form of secured financing incurred by us, which are consolidated by us and subject to our overall asset coverage requirement.

For purposes of this table, the SEC requires that the “Management fees” percentage be calculated as a percentage of net assets attributable to common stock, rather than total assets, including assets that have been funded with borrowed monies, because common stockholders bear all of this cost. If the base management fee portion of the “Management fees” percentage were calculated instead as a percentage of our total assets, our base management fee portion of the “Management fees” percentage would be approximately 0.95% of total assets.

(6)	The incentive fee referenced in the table above is based on actual amounts of the income component of the incentive fee incurred under the Investment Advisory Agreement for the three months ended December 31, 2024, annualized for a full year. As of December 31, 2024, no amount was payable for the capital gains component under the Investment Advisory Agreement. We have structured the calculation of the incentive fee to include a fee limitation such that no incentive fee will be paid to GC Advisors for any quarter if, after such payment, the cumulative incentive fees paid to GC Advisors since the effective date of our election to become a business development company would be greater than 15.0% of our cumulative pre-incentive fee net income per share. For a more detailed discussion of the calculation of the incentive fee, see “Item 1. Business - Management Agreement - Income and Capital Gains Incentive Fee Calculation” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.
(7)	Interest payments on borrowed funds is based on our cost of funds on our outstanding indebtedness for the three months ended December 31, 2024, which, as of December 31, 2024, consisted of $1,191.3 million of indebtedness outstanding under revolving credit facilities, $1,596.5 million in notes issued through the Debt Securitizations, $600.0 million of 2026 Notes, $350.0 million of 2027 Notes, $450.0 million of 2028 Notes and $750.0 million of 2029 Notes. For the three months ended December 31, 2024, the annualized cost of funds for our total debt outstanding, which includes all interest, accretion of discounts, amortization of debt issuance costs on the Debt Securitizations and the net contractual interest rate swap expense on the 2028 and 2029 Notes but excluding the net gain/(loss) related to the fair value hedges associated with the 2028 and 2029 Notes interest rate swaps, on our total debt was 6.2%. Debt issuance costs represent fees and other direct incremental costs incurred in connection with our Debt Securitizations. These fees include structuring and placement fees paid by the 2018 Issuer to Morgan Stanley & Co. LLC for its services in connection with the structuring of the 2018 Debt Securitization and by the 2024 Issuer to Deutsche Bank Securities Inc. for its services in connection with the structuring of the 2024 Debt Securitization. Before we acquired the GCIC 2018 Issuer as part of the GCIC Merger, the GCIC 2018 Issuer paid Wells Fargo Securities, LLC structuring and placement fees for its services in connection with the initial structuring of the GCIC 2018 Debt Securitization. Before we acquired the GBDC 3 2021 Issuer as a part of the GBDC 3 Merger, the GBDC 3 2021 Issuer paid Deutsche Bank AG, New York Branch, structuring and placement fees for its services in connection with the structuring of each of the GBDC 3 2021 Debt Securitization and the GBDC 3 2022 Debt Securitization. Before we acquired the GBDC 3 2022-2 Issuer as a part of the GBDC 3 Merger, the GBDC 3 2022-2 Issuer paid GreensLedge Capital Markets LLC and KeyBanc Capital Markets Inc. structuring and placement fees for its services in connection with the structuring of the GBDC 3 2022-2 Debt Securitization.
[1]	Effective November 18, 2024, GCIC CLO II LLC, or the GCIC 2018 Issuer, was renamed Golub Capital BDC CLO 8 LLC, or the 2024 Issuer.

(8)	Includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by the Administrator, and any acquired fund fees and expenses that are not required to be disclosed separately. See “Item 1. Management Agreements - Administration Agreements”, included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. “Other expenses” also includes the ongoing administrative expenses to the trustee, collateral manager, independent accountants, legal counsel, rating agencies and independent managers in connection with developing and maintaining reports and providing required services in connection with the administration of each of the Debt Securitizations. Additionally, “Other expenses” includes the actual amount incurred for U.S. federal excise tax. “Other expenses” are based on actual amounts incurred for the three months ended December 31, 2024, annualized for a full year. The administrative expenses of each of the Securitization Issuers are paid on each payment date in two parts: (1) a component that is paid in a priority to other amounts distributed by the applicable Securitization Issuer, subject to a cap equal to the sum of 0.04% per annum of the adjusted principal balance of the portfolio loans and other assets held by the applicable Securitization Issuer on the last day of the collection period relating to such payment date, plus $150,000 per annum, and (2) a component that is paid in a subordinated position relative to other amounts distributed by the applicable Securitization Issuer equal to any amounts that exceed the aforementioned administrative expense cap.
(9)	All of our expenses, including all expenses of each of the Debt Securitizations, are disclosed in the appropriate line items under “Annual Expenses (as a percentage of net assets attributable to common stock).” “Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and after taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The reason for presenting expenses as a percentage of net assets attributable to common stockholders is that our common stockholders bear all of our fees and expenses.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

You would pay the following expenses on a $1,000 investment	1 year	3 years	5 years	10 years
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation	$105	$298	$470	$824
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$112	$317	$496	$856

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and could result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. Under our Investment Advisory Agreement, no incentive fee would be payable if we have a 5% annual return. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan could occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” for more information.

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should carefully consider various risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement and free writing prospectus that we may authorize for use in connection with this offering. The risks set out in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of these risks occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment. The risk factors described in these documents are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts, including statements regarding our future events or future performance or financial condition, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events;
●	the effect of investments that we expect to make and the competition for those investments;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with GC Advisors and other affiliates of Golub Capital;
●	the dependence of our future success on the general economy and its effect on the industries in which we invest;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	general economic and political trends and other external factors, including the COVID-19 pandemic;
●	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets;
●	elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest;
●	the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;
●	the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;
●	the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events;
●	turmoil in Ukraine and Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;
●	our ability to qualify and maintain our qualification as a RIC and as a business development company;
●	the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	general price and volume fluctuations in the stock markets;

●	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, and the rules and regulations issued thereunder and any actions toward repeal thereof; and
●	the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward looking statements contained in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus.

Discussions containing forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in the free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

We have based the forward-looking statements included in this prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus on information available to us on the applicable date of the relevant document. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future may file with the SEC including Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. This prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus contains or may contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use all or substantially all of the net proceeds from the sale of our securities to invest in portfolio companies in accordance with our investment objective and strategies and for general corporate purposes. We expect that our new investments will consist primarily of one stop and other senior secured loans. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of any offering of our securities. We may also use a portion of the net proceeds to repay indebtedness (which will be subject to reborrowing).

We anticipate that we will use substantially all of the net proceeds of an offering for the above purposes within approximately six months after the completion of any offering of our securities, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace.

Until appropriate investment opportunities can be found, we may also invest the net proceeds of any offering of our securities primarily in cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less from the date of investment. These temporary investments may have lower yields than our targeted investment types and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments. See “Business — Regulation — Temporary Investments” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

PRICE RANGE OF COMMON STOCK

Our common stock began trading on April 15, 2010 and is currently traded on The Nasdaq Global Select Market under the symbol “GBDC”. The following table lists the high and low closing sale price for our common stock, the closing sale price as a percentage of net asset value, or NAV, and quarterly distributions per share.

					Premium
				Premium	(Discount) of	Dividends
				of High	Low Sales	and
		Closing Sales Price		Sales	Price to	Distributions
Period	NAV(1)	High	Low	Price(2)	NAV(2)	Declared
Fiscal year ending September 30, 2025
Second Quarter (through March 27, 2025)	N/A	$15.96	$14.46	N/A	N/A	$0.39	(3)
First Quarter	$15.13	$15.67	$14.89	3.6%	(1.6)%	$0.43	(4)
Fiscal year ending September 30, 2024
Fourth quarter	$15.19	$16.00	$14.36	5.3%	(5.5)%	$0.44	(5)
Third quarter	$15.32	$17.58	$15.50	14.8%	1.2%	$0.60	(6)
Second quarter	$15.12	$16.63	$15.06	10%	(0.4)%	$0.46	(7)
First quarter	$15.03	$15.31	$14.06	1.9%	(6.5)%	$0.44	(8)
Fiscal year ending September 30, 2023
Fourth quarter	$15.02	$15.02	$13.37	—%	(11.0)%	$0.41	(9)
Third quarter	$14.83	$13.55	$13.02	(8.6)%	(12.2)%	$0.33
Second quarter	$14.73	$14.09	$12.38	(4.3)%	(16.0)%	$0.33
First quarter	$14.71	$14.25	$12.46	(3.1)%	(15.3)%	$0.33
(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
(3)	On February 3, 2025, our board of directors declared a quarterly distribution of $0.39 per share payable on March 28, 2025 to holders of record of common stock as of March 3, 2025.
(4)	Includes a supplemental distribution of $0.04 per share.
(5)	Includes a supplemental distribution of $0.05 per share.
(6)	Includes a series of special distributions totaling $0.15 per share, distributed in three consecutive quarterly payments of $0.05 per share and paid to stockholders on June 27, 2024, September 13, 2024 and December 13, 2024; and includes a supplemental distribution of $0.06 per share.
(7)	Includes a supplemental distribution of $0.07 per share.
(8)	Includes a supplemental distribution of $0.07 per share.
(9)	Includes a supplemental distribution of $0.04 per share.

The last reported price for our common stock on March 27, 2025 was $15.37 per share. As of March 24, 2025, we had 962 stockholders of record.

SENIOR SECURITIES

Information about our senior securities is shown in “Note 7. Borrowings” in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended September 30, 2024 and is incorporated by reference into this prospectus in its entirety. The senior securities table has been audited by Ernst & Young LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. The information about our senior securities should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K filed with the SEC.

PORTFOLIO COMPANIES

The following table sets forth certain information as of December 31, 2024, for each portfolio company in which we had an investment. The general terms of each type of investment, including information on our security interests in the assets of the portfolio companies and the expected interest rates on such investments, are described in “Business  — General  — Investment Structure” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. Other than our equity investments our only formal relationships with our portfolio companies are the managerial assistance that we may provide upon request and the board observer or participation rights we may receive in connection with our investment. In general, under the 1940 Act, we would “control” a portfolio company if we owned, directly or indirectly, more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if we owned, directly or indirectly, five percent or more of its voting securities.

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
AAH TOPCO, LLC	800 Westchester Ave Suite S-504	Rye Brook, NY 10573	Healthcare Providers & Services	One stop+	SF + 5.25%(h)	9.71%	12/2027	8,649	—
				One stop+	SF + 5.25%(h)	9.71%	12/2027	8,131	—
				Subordinated debt+(25)	N/A	11.50% PIK	12/2031	2,726	—
				One stop+	SF + 5.25%(h)	9.71%	12/2027	2,353	—
				One stop+(6)	SF + 5.25%	N/A(7)	12/2027	—	—
Abita Brewing Co., L.L.C.	21084 Highway 36	Covington, LA 70433	Beverages	One stop+(8)(25)(27)	SF + 1.00%(i)	5.33% PIK	06/2026	4,594	—
				Second lien+(8)(25)(27)	SF + 8.00%(i)	12.33% PIK	06/2026	449	—
				One stop+(25)(27)	SF + 1.00%(i)(j)	5.41% PIK	06/2026	1,267	—
				Warrant+(27)	N/A	N/A	N/A	—	0.0	%(29)
Accelya Lux Finco S.A.R.L.	Avda Diagonal 567, 3rd Floor	Barcelona 08029, Spain	Airlines	One stop+(9)(14)(25)	SF + 7.00%(i)	7.43% cash/4.00% PIK	12/2026	8,725	—
Accession Risk Management Group, Inc.	160 Federal St, 4th Floor	Boston, MA 02110	Insurance	One stop˄*+	SF + 4.75%(i)	9.32%	11/2029	36,973	—
				One stop˄*+	SF + 4.75%(i)	9.26%	11/2029	9,475	—
				One stop*+	SF + 4.75%(i)	9.21%	11/2029	8,340	—
				One stop*+	SF + 4.75%(i)	9.26%	11/2029	7,832	—
				One stop*	SF + 4.75%(i)	9.15%	11/2029	5,236	—
				One stop+	SF + 4.75%(i)	9.33%	11/2029	3,358	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2029	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2029	—	—
				Preferred stock+(23)	N/A	13.25% Non-Cash	N/A	10,326	2.9%
ACP Ulysses Buyer, Inc.	920 Harvest Dr	Blue Bell, PA 19422	Pharmaceuticals	One stop*	SF + 5.50%(i)	10.09%	02/2029	30,144	—
				One stop*	SF + 5.50%(i)	10.09%	02/2029	1,303	—
Acquia, Inc.	53 State St, 10th Floor	Boston, MA 02109	IT Services	One stop˄*+	SF + 7.00%(i)	11.73%	10/2025	12,020	—
				One stop+	SF + 7.00%(i)	11.73%	10/2025	1,083	—
				One stop+	SF + 7.00%(i)	11.75%	10/2025	62	—
Active Day, Inc.	6 Neshaminy Interplex, Suite 401	Trevose, PA 19053	Healthcare Providers & Services	One stop*+	SF + 5.00%(h)	9.46%	05/2026	17,343	—
				One stop+	SF + 5.00%(h)	9.46%	05/2026	1,339	—
				One stop+	SF + 5.00%(h)	9.46%	05/2026	863	—
				One stop+	SF + 5.00%(h)	9.46%	05/2026	687	—
				One stop+	SF + 5.00%(h)	9.46%	05/2026	606	—
				One stop+	SF + 5.00%(h)	9.46%	05/2026	596	—
				One stop+	SF + 5.25%	N/A(7)	05/2026	—	—
				One stop+	SF + 5.00%(h)	N/A(7)	05/2026	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2026	—	—
				LLC interest+	N/A	N/A	N/A	1,472	0.6%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Acuity Eyecare Holdings, LLC	4835 LBJ Freeway, Suite 850	Dallas, TX 75244	Healthcare Providers & Services	One stop+	SF + 6.00%(i)	10.54%	03/2027	15,975	—
				One stop+(25)	N/A	16.50% PIK	06/2027	15,344	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	3,965	—
				One stop+	SF + 6.25%(i)	10.78%	03/2027	3,532	—
				One stop*+	SF + 6.25%(i)	10.73%	03/2027	3,486	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	3,115	—
				One stop+	SF + 6.00%(i)	10.67%	03/2027	1,981	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	1,815	—
				One stop+	SF + 6.00%(i)	10.64%	03/2027	1,010	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	440	—
				One stop+(25)	SF + 13.00%(i)	10.73% cash/6.75% PIK	03/2027	319	—
				One stop+	SF + 6.00%(i)	10.73%	03/2027	209	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	162	—
				One stop+(25)	SF + 13.00%(i)	10.77% cash/6.75% PIK	03/2027	124	—
				Senior secured+	SF + 6.25%(i)	10.96%	03/2027	107	—
				One stop+	SF + 6.25%(i)	10.73%	03/2027	1	—
				One stop+(6)	SF + 6.25%	N/A(7)	03/2027	(1)	—
				LLC interest+	N/A	N/A	N/A	4,733	0.8%
				LLC units+	N/A	N/A	N/A	3,020	0.5%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Ln, Suite 300	Maitland, FL 32751	Healthcare Providers & Services	Preferred stock+	N/A	N/A	N/A	1,299	0.0	%(29)
				Common stock+	N/A	N/A	N/A	—	0.0	%(29)
AI Titan Parent, Inc.	4601 Six Forks Rd, Suite 220	Raleigh, NC 27609	Machinery	One stop+	SF + 4.75%(h)	9.11%	08/2031	10,508	—
				One stop+(6)	SF + 4.75%	N/A(7)	08/2031	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	08/2031	—	—
Alera Group, Inc.	3 Parkway N, Suite 500	Deerfield, IL 60015	Insurance	One stop˄*	SF + 5.25%(h)	9.61%	10/2028	35,325	—
				One stop+	SF + 5.25%(h)	9.61%	10/2028	10,039	—
				One stop+	SF + 5.25%(h)	9.61%	10/2028	4,007	—
				One stop+	SF + 5.75%(h)	10.09%	10/2028	3,318	—
ALKU Intermediate Holdings, LLC	200 Brickstone Sq, Suite 503	Andover, MA 01810	Professional Services	One stop+	SF + 6.25%(i)	10.50%	05/2029	6,848	—
				One stop+	SF + 5.50%(i)	9.75%	05/2029	749	—
Amalthea Parent, Inc.	575 Blvd Armand-Frappier	Laval, QC H7V 4B3, Canada	Pharmaceuticals	One stop˄+(9)	SF + 5.00%(i)	9.78%	03/2027	83,047	—
				One stop+(9)	SF + 5.00%(h)	9.47%	03/2027	334	—
				LP interest+(9)	N/A	N/A	N/A	285	0.2%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
AMBA Buyer, Inc.	6034 W Courtyard Dr, Suite 300	Austin, TX 78730	Insurance	One stop+	SF + 5.25%(i)	9.68%	07/2027	4,457	—
				One stop+	SF + 5.25%(i)	9.68%	07/2027	1,327	—
				One stop+	SF + 5.25%(i)	9.68%	07/2027	1,119	—
				One stop+	SF + 5.25%(i)	9.68%	07/2027	162	—
				One stop+	SF + 5.25%	N/A(7)	07/2027	—	—
Amberfield Acquisition Co.	3527 Snead Dr	Georgetown, TX 78626	Healthcare Technology	One stop+	SF + 5.00%(i)	9.33%	05/2030	7,138	—
				One stop+	SF + 5.00%(i)	9.33%	05/2030	176	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2030	—	—
				LLC units+	N/A	N/A	N/A	469	0.4%
Anaplan, Inc.	1450 Brickell Ave, Suite 3040	Miami, FL 33131	Software	One stop˄+	SF + 5.25%(i)	9.58%	06/2029	24,680	—
				One stop+	SF + 5.25%(i)	9.58%	06/2029	13,000	—
				One stop+(6)	SF + 5.25%	N/A(7)	06/2028	—	—
				LP interest+	N/A	N/A	N/A	1,558	0.0	%(29)
Any Hour, LLC	1374 130 S	Orem, UT 84058	Diversified Consumer Services	One stop*	SF + 5.00%(i)	9.33%	05/2030	8,862	—
				One stop+(25)	N/A	13.00% PIK	05/2031	2,942	—
				One stop+	SF + 5.00%(i)	9.45%	05/2030	436	—
				One stop+	SF + 5.00%(i)	9.33%	05/2030	203	—
Apex Service Partners, LLC	401 E Jackson St, Suite 3300	Tampa, FL 33602	Diversified Consumer Services	One stop+	SF + 5.00%(i)	9.51%	10/2030	4,423	—
				One stop+	SF + 5.00%(i)	9.50%	10/2030	4,026	—
				One stop+	SF + 5.00%(i)	9.51%	10/2030	1,052	—
				One stop+	SF + 5.00%(i)	9.51%	10/2029	54	—
Apothecary Products, LLC	11750 12th Ave S	Burnsville, MN 55337	Pharmaceuticals	Senior secured+	SF + 5.75%(j)	10.59%	07/2025	2,256	—
				Senior secured+(6)	SF + 5.75%	N/A(7)	07/2025	—	—
Appfire Technologies, LLC	1500 District Ave	Burlington, MA 01803	Software	One stop˄*+	SF + 5.00%(i)	9.33%	03/2028	57,062	—
				One stop+	SF + 5.00%(i)	9.33%	03/2028	34	—
				One stop+(6)	SF + 5.00%	N/A(7)	03/2028	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	03/2028	—	—
Appriss Health Intermediate Holdings, Inc	9901 Linn Station Rd, Suite 500	Louisville, KY 40223	IT Services	Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	4,011	0.4%
Aras Corporation	100 Brickstone Sq, Suite 100	Andover, MA 01810	Software	One stop˄+	SF + 5.25%(i)	9.58%	04/2029	28,668	—
				One stop+	SF + 5.25%(h)(i)	9.58%	04/2029	2,000	—
				Preferred stock+(23)	N/A	12.00% Non-Cash	N/A	2,205	0.2%
				LP interest+	N/A	N/A	N/A	694	0.1%
Arch Global CCT Holdings Corp.	2600 S Telegraph Rd, Suite 180	Bloomfield Hills, MI 48302	Industrial Conglomerates	Senior secured*+	SF + 4.75%(i)	9.18%	04/2026	3,152	—
				Senior secured+	SF + 4.75%(i)	9.18%	04/2026	634	—
				Senior secured+	SF + 4.75%(i)	9.18%	04/2026	590	—
				Senior secured+	SF + 4.75%(i)	9.18%	04/2025	99	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Arctic Wolf Networks, Inc. and Arctic Wolf Networks Canada, Inc.	8939 Columbine Rd	Eden Prairie, MN 55347	IT Services	Preferred stock+	N/A	N/A	N/A	7,518	0.1%
				Preferred stock+	N/A	N/A	N/A	1,972	0.3%
				Warrant+	N/A	N/A	N/A	2,412	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	452	0.0	%(29)
Armstrong Bidco Limited	10 Oakwood Dr	Loughborough LE11 3QF, United Kingdom	Software	One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	06/2029	5,440	—
				One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	06/2029	2,838	—
Arnott, LLC	100 Sea Ray Dr	Merritt Island, FL 32953	Auto Components	One stop+	SF + 4.75%(i)	9.08%	11/2030	4,724	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2030	(8)	—
				LP units+	N/A	N/A	N/A	350	0.0	%(29)
Arrow Buyer, Inc.	13200 Metcalf Ave, Suite 300	Overland Park, KS 66213	Software	One stop+	SF + 5.75%(i)	10.08%	07/2030	25,040	—
				One stop+	SF + 5.75%(i)	10.08%	07/2030	1,642	—
				One stop+(6)	SF + 5.75%	N/A(7)	07/2030	—	—
Artifact Bidco, Inc.	549 Timpanogos Pkwy, Building G	Orem, UT 84097	Software	One stop+	SF + 4.50%(i)	8.83%	05/2031	1,489	—
				One stop+(6)	SF + 4.50%	N/A(7)	05/2031	—	—
				One stop+(6)	SF + 4.50%	N/A(7)	05/2030	—	—
				One stop+(6)	SF + 4.50%	N/A(7)	05/2030	—	—
Aspen Medical Products, LLC	6481 Oak Canyon	Irvine, CA 92618-5202	Healthcare Equipment & Supplies	One stop*+	SF + 4.75%(h)	9.11%	06/2028	7,069	—
				One stop+	SF + 4.75%(h)	9.11%	06/2028	459	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2028	—	—
				LP interest+	N/A	N/A	N/A	109	0.0	%(29)
Astute Holdings, Inc.	2400 Corporate Exchange Dr	Columbus, OH 43231	Software	LP interest+	N/A	N/A	N/A	547	0.1%
Auvik Networks Inc.	451 Phillip St, Suite 200	Waterloo, ON N2L 3X2, Canada	Software	One stop˄+(9)(13)(25)	SF + 6.25%(i)	7.59% cash/3.25% PIK	07/2027	10,751	—
				One stop+(9)(13)(25)	SF + 6.25%(i)	7.59% cash/3.25% PIK	07/2027	1,933	—
				One stop+(9)(13)(25)	SF + 6.25%(i)	7.59% cash/3.25% PIK	07/2027	984	—
				One stop+(9)(13)	SF + 6.00%	N/A(7)	07/2027	—	—
				Preferred stock+(9)(13)	N/A	N/A	N/A	558	0.1%
				Preferred stock+(9)(13)	N/A	N/A	N/A	63	0.0	%(29)
Avalara, Inc.	512 S Magnum St, Suite 100	Durham, NC 27701	Diversified Financial Services	One stop+	SF + 6.25%(i)	10.58%	10/2028	18,170	—
				One stop+(6)	SF + 7.25%	N/A(7)	10/2028	—	—
Ave Holdings III, Corp	8620 N New Braunfels Ave	San Antonio, TX 78217	Specialty Retail	One stop*	SF + 5.25%(j)	9.75%	02/2028	23,361	—
				One stop+	SF + 5.25%(j)	9.75%	02/2028	6,093	—
				One stop+	SF + 5.25%(j)	9.75%	02/2028	800	—
				One stop+(6)	SF + 5.25%	N/A(7)	02/2028	—	—
				Preferred stock+(23)	N/A	11.50% Non-Cash	N/A	18,477	9.7%
				LP units+	N/A	N/A	N/A	592	0.2%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
AVG Intermediate Holdings & AVG Subsidiary Holdings LLC	13053 W Linebaugh Ave, Suite 102	Tampa, FL 33626	Healthcare Providers & Services	Subordinated debt+(25)	N/A	13.75% PIK	03/2028	16,229	—
				One stop*+	SF + 6.00%(i)	10.61%	03/2027	6,402	—
				One stop˄+	SF + 6.00%(i)	10.61%	03/2027	5,351	—
				Subordinated debt+(25)	N/A	13.75% PIK	03/2028	3,522	—
				Subordinated debt+(25)	N/A	13.75% PIK	03/2028	1,347	—
				One stop+	SF + 6.00%(i)	10.69%	03/2027	835	—
				One stop+	SF + 6.00%(i)	10.69%	03/2027	396	—
				One stop+(6)	SF + 6.00%	N/A(7)	03/2027	—	—
				LLC units+	N/A	N/A	N/A	173	0.0	%(29)
Axiom Merger Sub Inc.	31 St. James Ave., Suite 1100	Boston, MA 02116	Software	One stop+	SF + 4.75%(j)	9.20%	04/2026	6,698	—
				One stop+(9)(10)	E + 4.75%(c)(d)	7.79%	04/2026	2,563	—
				One stop+	SF + 4.75%(j)	9.20%	04/2026	1,214	—
				One stop+	SF + 4.75%(j)	9.17%	04/2026	174	—
				One stop+	SF + 4.75%	N/A(7)	10/2025	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	04/2026	—	—
Azul Systems, Inc.	385 Moffertt Park Dr, Suite 115	Sunnyvale, CA 94089	Software	Senior secured*	SF + 4.50%(i)	8.98%	04/2027	9,492	—
				Senior secured+	SF + 4.50%	N/A(7)	04/2026	—	—
Azurite Intermediate Holdings, Inc.	3345 Michelson Dr, Suite 400	Irvine, CA 92612	Software	One stop+	SF + 6.50%(h)	10.86%	03/2031	973	—
				One stop+	SF + 6.50%(h)	10.86%	03/2031	428	—
				One stop+(6)	SF + 9.00%	N/A(7)	03/2031	—	—
Baduhenna Bidco Limited	Pen-y-fan Industrial Estate, Unit 2 Pkwy	Crumlin NP11 3EF, United Kingdom	Healthcare Equipment & Supplies	One stop+(9)(11)	SF + 5.95%(g)	10.52%	08/2028	7,745	—
				One stop+(9)(10)(11)	E + 5.95%(c)	8.99%	08/2028	4,289	—
				One stop+(9)(11)	SF + 5.95%(g)	10.52%	08/2028	1,912	—
				One stop+(9)(10)(11)	SN + 5.95%(f)	10.77%	08/2028	1,266	—
				One stop+(9)(10)(11)	E + 5.95%(c)	8.68%	08/2028	1,024	—
				One stop+(9)(10)(11)	SN + 5.95%(f)	10.65%	08/2028	535	—
Baker Tilly Advisory Group, LP	205 N Michigan Ave, 28th Floor	Chicago, IL 60601	Diversified Financial Services	One stop+	SF + 4.75%(h)	9.11%	06/2031	3,292	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2030	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2031	—	—
Bamboo US Bidco LLC	400 Interpace Pkwy, Building C	Parsippany, NJ 7054	Healthcare Providers & Services	One stop+	SF + 5.25%(i)	9.77%	09/2030	2,705	—
				One stop+(9)(10)	E + 5.25%(c)	8.25%	09/2030	1,742	—
				One stop+	SF + 5.25%(i)	9.77%	09/2030	242	—
				One stop+(6)	SF + 5.25%	N/A(7)	09/2030	(7)	—
				One stop+(6)	SF + 5.25%	N/A(7)	09/2030	(7)	—
				One stop+(6)	SF + 5.25%	N/A(7)	10/2029	(6)	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Banker’s Toolbox, Inc.	12331-B Riata Trace Pkwy, Building 4	Austin, TX 78727	Diversified Financial Services	One stop*+	SF + 4.50%(i)	8.83%	07/2027	20,517	—
				One stop+	SF + 4.50%	N/A(7)	07/2027	—	—
Barteca Restaurants, LLC	671 N. Glebe Rd, Ste 600	Arlington, VA 22203	Hotels, Restaurants & Leisure	One stop*+	SF + 6.00%(i)	10.67%	08/2028	13,644	—
				One stop+	SF + 6.00%(i)	10.74%	08/2028	689	—
				One stop+	SF + 6.00%(i)	10.48%	08/2028	470	—
				One stop+	SF + 6.00%(i)	10.62%	08/2028	106	—
Batteries Plus Holding Corporation	1325 Walnut Ridge Dr	Hartland, WI 53029	Specialty Retail	LP interest+	N/A	N/A	N/A	1,399	0.6%
Baxter Planning Systems, LLC	7801 N Captial of TX Hwy, Suite 250	Austin, TX 78731	Software	One stop+(25)	SF + 6.25%(i)(j)	7.30% cash/3.38% PIK	05/2031	4,095	—
				One stop+(6)	SF + 6.25%	N/A(7)	05/2031	—	—
				One stop+(6)	SF + 5.75%	N/A(7)	05/2031	—	—
Bayshore Intermediate #2, L.P.	1400 Liberty Ridge Dr	Chesterbrook, PA 19087	Software	One stop˄+(25)	SF + 6.25%(i)	7.39% cash/3.38% PIK	10/2028	119,445	—
				One stop+(6)	SF + 5.75%	N/A(7)	10/2027	(4)	—
				Common stock+	N/A	N/A	N/A	7,336	0.2%
Bayside Opco, LLC	576 Broadhollow Rd	Melville, NY 11747	Healthcare Providers & Services	One stop+(27)	SF + 7.25%(i)	11.73%	06/2026	12,815	—
				Subordinated debt+(25)(27)	SF + 10.00%(i)	14.48% PIK	06/2026	5,236	—
				One stop+(27)	SF + 7.25%(i)	11.73%	06/2026	4,533	—
				One stop+(27)	SF + 7.00%	N/A(7)	06/2026	—	—
				LLC units+(27)	N/A	N/A	N/A	8,812	5.5%
BECO Holding Company, Inc.	10926 David Taylor Dr, Suite 300	Charlotte, NC 28262	Building Products	One stop*+	SF + 5.25%(i)	9.73%	11/2028	40,893	—
				One stop+(6)	SF + 5.25%	N/A(7)	11/2027	—	—
				Preferred stock+(23)	N/A	11.75% Non-Cash	N/A	18,741	6.1%
				LP interest+	N/A	N/A	N/A	971	0.3%
Belmont Instrument, LLC	780 Boston Rd	Billerica, MA 01821	Healthcare Equipment & Supplies	One stop*	SF + 6.25%(i)	10.58%	08/2028	14,467	—
				One stop+	SF + 6.25%(i)	10.58%	08/2028	22	—
Ben Nevis Midco Limited	70 Mark Ln	London, ENG EC3R 7NQ, United Kingdom	Insurance	One stop+(9)(11)	SF + 5.50%(i)	10.09%	03/2028	561	—
				One stop+(9)(11)	SF + 5.25%(i)	9.75%	03/2028	378	—
				One stop+(9)(11)	SF + 5.50%(i)	10.09%	03/2028	92	—
				One stop+(9)(11)	SF + 5.50%(i)	10.09%	03/2028	60	—
Benefit Plan Administrators of Eau Claire, LLC	1 E Wacker Dr	Chicago, IL 60601	Insurance	One stop*	SF + 4.75%(h)	9.30%	11/2030	12,989	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2030	(14)	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2030	(45)	—
Benetech, Inc.	1851 Albright Rd	Montgomery, IL 60538	Energy Equipment & Services	One stop+(8)(25)(27)	SF + 6.00%(i)	10.48% PIK	08/2026	1,909	—
				One stop+(8)(25)(27)	SF + 6.00%(i)	10.48% PIK	08/2026	177	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index (2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
BestPass, Inc.	500 New Karner Rd	Albany, NY 12205	Software	One stop+	SF + 5.25%(h)	9.61%	08/2031	52,735	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2031	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2031	—	—
Biscuit Parent, LLC	711 Capitol Way S, Suite 204	Olympia, WA 98501	Specialty Retail	One stop*+	SF + 4.75%(i)	9.08%	02/2031	19,954	—
				One stop+(6)	SF + 4.75%	N/A(7)	02/2031	(2)	—
				One stop+(6)	SF + 4.75%	N/A(7)	02/2031	(47)	—
BJH Holdings III Corp.	2831 19th Street South	Homewood, AL 35235	Hotels, Restaurants & Leisure	One stop*	SF + 5.00%(i)	9.33%	08/2027	70,109	—
				One stop+	SF + 5.00%(i)	9.33%	08/2027	5,589	—
				One stop+	SF + 5.00%(i)	9.33%	08/2027	141	—
Blackbird Purchaser, Inc.	1900 Jetway Blvd	Columbus, OH 43219	Machinery	One stop+	SF + 5.50%(i)	9.83%	12/2030	4,466	—
				One stop+	SF + 5.50%(i)	9.83%	12/2030	315	—
				One stop+	SF + 5.50%(i)	9.83%	12/2029	25	—
Blades Buyer, Inc.	6945 Southbelt Dr SE	Caledonia, MI 49316	Healthcare Equipment & Supplies	Senior secured*	SF + 5.00%(i)	9.60%	03/2028	12,254	—
				Senior secured*	SF + 5.25%(i)	9.85%	03/2028	1,738	—
				Senior secured+	SF + 5.00%(i)	9.60%	03/2028	1,406	—
				Senior secured+	SF + 4.75%(i)	9.35%	03/2028	58	—
Blast Bidco Inc.	200 Vesey St, 25th Floor	New York, NY 10281	Food Products	One stop+	SF + 6.00%(i)	10.33%	10/2030	4,893	—
				One stop+(6)	SF + 6.00%	N/A(7)	10/2029	—	—
Bloomerang, LLC	5724 Birtz Rd	Indianapolis, IN 46216	Software	One stop+	SF + 6.00%(i)	10.33%	12/2029	4,142	—
				One stop+	SF + 6.00%(i)	10.52%	12/2029	9	—
				One stop+(6)	SF + 6.00%	N/A(7)	12/2029	—	—
Blue River Pet Care, LLC	1 S Wacker Dr, Suite 2200	Chicago, IL 60606	Healthcare Equipment & Supplies	One stop*+	SF + 5.00%(h)	9.46%	07/2026	62,779	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	12,430	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	2,898	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	2,785	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	2,758	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	2,120	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	1,255	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	417	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	300	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	294	—
				One stop+	SF + 5.00%(h)	9.48%	07/2026	258	—
				One stop+	SF + 5.00%(h)	9.46%	07/2026	228	—
				One stop+	SF + 5.00%(a)(h)	10.33%	07/2026	210	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Common stock+	N/A	N/A	N/A	814	0.1%
BlueMatrix Holdings, LLC	320 Blackwell St, Suite 300	Durham, NC 27701	Capital Markets	One stop+	SF + 5.25%(i)	9.58%	01/2031	2,533	—
				One stop+	SF + 5.25%	N/A(7)	01/2031	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	01/2031	—	—
Bonterra LLC	10801 N MoPac Expressway, Suite 400	Austin, TX 78759	Software	One stop˄+	SF + 7.00%(i)	11.33%	09/2027	92,893	—
				One stop+	SF + 7.00%(i)	11.43%	09/2027	7,599	—
				One stop+(25)	SF + 7.75%(i)	12.08% PIK	09/2027	3,957	—
				One stop+	SF + 7.00%(i)	11.33%	09/2027	256	—
Borrower R365 Holdings, LLC	500 Technology Dr, Suite 200	Irvine, CA 92618	Food Products	One stop˄+	SF + 6.00%(i)	10.48%	06/2027	18,823	—
				One stop+	SF + 6.00%(i)	10.48%	06/2027	1,556	—
				One stop+	SF + 6.00%(i)	10.48%	06/2027	231	—
				One stop+(6)	SF + 6.00%	N/A(7)	06/2027	—	—
				Preferred stock+	N/A	N/A	N/A	302	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	69	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	16	0.0	%(29)
				LLC units+	N/A	N/A	N/A	11	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	6	0.0	%(29)
				Common stock+	N/A	N/A	N/A	4	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	4	0.0	%(29)
				LP units+	N/A	N/A	N/A	1	0.0	%(29)
Bottomline Technologies, Inc.	325 Corporate Dr	Portsmouth, NH 03801	Software	One stop+	SF + 5.25%(h)	9.61%	05/2029	40,957	—
				One stop+	SF + 5.75%(h)	10.11%	05/2029	5,112	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2028	—	—
BradyIFS Holdings, LLC	7055 S Lindell Rd	Las Vegas, NV 89118	Commercial Services & Supplies	One stop˄+	SF + 5.00%(i)	9.52%	10/2029	5,209	—
				One stop+	SF + 5.00%(i)	9.40%	10/2029	33	—
bswift, LLC	10 S Riverside Plz	Chicago, IL 60606	Professional Services	One stop+	SF + 6.38%(i)	11.05%	11/2028	7,777	—
Bullhorn, Inc.	100 Summer St, 17th Floor	Boston, MA 02210	Software	One stop*+	SF + 5.00%(h)	9.36%	10/2029	77,997	—
				One stop*	SF + 5.00%(h)	9.36%	10/2029	3,190	—
				One stop+	SF + 5.00%(h)	9.36%	10/2029	1,643	—
				One stop+	SF + 5.00%(h)	9.36%	10/2029	736	—
				One stop+	SF + 5.00%(h)	9.36%	10/2029	587	—
				One stop+(6)	SF + 5.00%	N/A(7)	10/2029	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Burning Glass Intermediate Holdings Company, Inc.	232 N Almon St	Moscow, ID 83843	Software	One stop*	SF + 5.00%(h)	9.46%	06/2028	11,868	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2026	—	—
Bynder BidCo, Inc.& Bynder BidCo B.V.	Max Euweplein 46	Amsterdam 1017, Netherlands	Software	One stop+(9)(15)	SF + 6.00%(i)	10.62%	01/2029	8,332	—
				One stop+(9)(15)	SF + 6.00%(i)	10.62%	01/2029	2,204	—
				One stop+(9)(15)	SF + 6.00%	N/A(7)	01/2029	—	—
				One stop+(6)(9)(15)	SF + 6.00%	N/A(7)	01/2029	—	—
Caerus Midco 3 S.A.R.L.	1020 Stony Hill Rd, Suite 150	Yardley, PA 19067,	Pharmaceuticals	One stop*(9)(14)	SF + 5.00%(i)	9.33%	05/2029	29,336	—
				One stop+(9)(14)	SF + 5.00%(i)	9.33%	05/2029	4,863	—
				One stop+(9)(14)	SF + 5.00%(i)(j)	9.40%	05/2029	4,488	—
				One stop+(9)(14)	SF + 5.00%(i)(j)	9.40%	05/2029	712	—
				One stop+(9)(14)	SF + 5.00%(h)	9.34%	05/2029	42	—
Cafe Rio Holding, Inc.	215 N Admiral Byrd Rd, Suite 100	Salt Lake City, UT 84116	Hotels, Restaurants & Leisure	One stop*+	SF + 5.75%(i)	10.49%	09/2028	17,600	—
				One stop*+	SF + 5.75%(i)	10.49%	09/2028	3,137	—
				One stop*+	SF + 5.75%(i)	10.49%	09/2028	2,108	—
				One stop*	SF + 5.75%(i)	10.49%	09/2028	1,338	—
				One stop*+	SF + 5.75%(i)	10.49%	09/2028	1,182	—
				One stop+	SF + 5.75%(i)	10.26%	09/2028	185	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	169	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	121	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	96	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	95	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	77	—
				One stop+	SF + 5.75%(i)	10.49%	09/2028	48	—
				One stop+(6)	SF + 5.75%	N/A(7)	09/2028	—	—
				Common stock+	N/A	N/A	N/A	556	0.3%
Calabrio, Inc.	241 N 5th Ave, Suite 1200	Minneapolis, MN 55401	Software	One stop˄+	SF + 5.50%(i)	10.01%	04/2027	74,482	—
				One stop+	SF + 5.50%(i)	10.01%	04/2027	5,473	—
				One stop+	SF + 5.50%(i)	10.02%	04/2027	202	—
				LP interest+	N/A	N/A	N/A	1,222	0.1%
				LP interest+	N/A	N/A	N/A	—	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Camelia Bidco Limited	Southbank Central, 30 Stamford St	London SE1 9LQ, United Kingdom	Software	One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	08/2030	5,062	—
				One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	08/2030	717	—
				One stop+(9)(10)(11)	A + 5.25%(e)	9.69%	08/2030	310	—
				One stop+(6)(9)(10)(11)	SN + 5.50%	N/A(7)	08/2030	—	—
CAP-KSI Holdings, LLC	768 Frelinghuysen Ave	Newark, NJ 07114	Automobiles	One stop+	SF + 5.25%(i)	9.58%	06/2030	6,568	—
				One stop+	SF + 5.25%(h)	9.61%	06/2030	182	—
				Preferred stock+	N/A	N/A	N/A	674	0.2%
				LP units+	N/A	N/A	N/A	27	0.0	%(29)
Captive Resources Midco, LLC	1100 N Arlington Heights Rd	Itasca, IL 60143	Insurance	One stop+	SF + 4.75%(h)	9.11%	07/2029	23,458	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2028	—	—
Cavender Stores L.P.	7820 S Broadway Ave	Tyler, TX 75703	Specialty Retail	Senior secured*	SF + 5.00%(i)	9.33%	10/2029	5,445	—
CB Buyer, Inc.	11044 Research Blvd, Building A	Austin, TX 78759	Software	One stop+	SF + 5.25%(h)	9.61%	07/2031	46,494	—
				One stop+(6)	SF + 5.25%	N/A(7)	07/2031	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	07/2031	—	—
				LP units+	N/A	N/A	N/A	332	0.1%
CCSL Holdings, LLC	2090 Commerce Dr	McKinney, TX 75069	Healthcare Equipment & Supplies	One stop+(9)(10)	E + 5.50%(c)	8.18%	12/2028	30,585	—
				One stop*(9)	SF + 5.50%(h)	9.86%	12/2028	21,007	—
				One stop+(9)(10)	E + 5.50%(c)	8.18%	12/2028	5,991	—
				One stop*(9)	SF + 5.50%(h)	9.86%	12/2028	5,671	—
				One stop+(9)	SF + 5.50%(h)	9.86%	12/2028	3,489	—
				One stop+(9)(10)	SN + 5.50%(f)	10.20%	12/2028	3,341	—
				One stop*+(9)	SF + 5.50%(h)	9.86%	12/2028	2,898	—
				One stop+(9)	SF + 5.50%(h)	9.86%	12/2028	120	—
				One stop+(6)(9)	SF + 5.50%	N/A(7)	12/2028	—	—
				LP interest+(9)	N/A	N/A	N/A	698	0.1%
Celerion Buyer, Inc.	621 Rose St	Lincoln, NE 68502	Life Sciences Tools & Services	One stop*+	SF + 5.00%(i)	9.53%	11/2029	30,790	—
				One stop*	SF + 5.00%(i)	9.52%	11/2029	21,846	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2028	(2)	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2029	(48)	—
				LP units+(23)	N/A	N/A	N/A	891	0.2%
				LP units+	N/A	N/A	N/A	1,326	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Ceres Groupe SAS & Ceres PikCo	5, rue de la Baume	Paris 75008, France	Diversified Financial Services	One stop+(9)(10)(21)	E + 5.25%(d)	8.84%	07/2031	15,420	—
				Subordinated debt+(9)(10)(21)(25)	E + 8.00%(c)(d)	3.59% cash/8.00% PIK	07/2032	1,852	—
				One stop+(9)(10)(21)	E + 5.25%	N/A(7)	07/2031	—	—
				One stop+(9)(10)(21)	E + 5.25%	N/A(7)	07/2031	—	—
Certus Pest, Inc.	6304 Benjamin Rd, Suite 503	Tampa, FL 33634	Diversified Consumer Services	One stop*	SF + 5.25%(i)	9.73%	08/2027	1,722	—
				One stop*	SF + 5.25%(i)	9.73%	08/2027	1,651	—
				One stop*+	SF + 5.25%(i)	9.73%	08/2027	1,191	—
				One stop*	SF + 5.25%(i)	9.73%	08/2027	1,176	—
				One stop*+	SF + 5.25%(i)	9.73%	08/2027	816	—
				One stop*	SF + 5.25%(i)	9.73%	08/2027	719	—
				One stop+	SF + 5.25%(i)	9.73%	08/2027	701	—
				One stop*+	SF + 5.25%(i)	9.73%	08/2027	413	—
				One stop+	SF + 5.25%(i)	9.73%	08/2027	259	—
				One stop+	SF + 5.25%(i)	9.73%	08/2027	142	—
				One stop+	SF + 5.25%(i)	11.98%	08/2027	60	—
				One stop+	SF + 5.25%	N/A(7)	08/2027	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2027	(61)	—
CG Group Holdings, LLC	14108 S Western Ave	Gardena, CA 90249	Automobiles	One stop*+(25)	SF + 8.75%(i)	11.08% cash/2.00% PIK	07/2027	46,033	—
				One stop+(25)	SF + 8.75%(h)	11.11% cash/2.00% PIK	07/2026	708	—
				LP units+	N/A	N/A	N/A	804	0.1%
Chase Industries, Inc.	10021 Commerce Park Dr	Cincinnati, OH 45246	Machinery	Senior secured+(25)	SF + 7.00%(i)	9.98% cash/1.50% PIK	11/2026	13,145	—
				Senior secured+(25)	SF + 7.00%(i)	9.98% cash/1.50% PIK	11/2026	1,242	—
				Senior secured+(25)	SF + 7.00%(i)	9.98% cash/1.50% PIK	11/2026	201	—
Chase Intermediate	4221 W Boy Scout Blvd, Suite 390	Tampa, FL 33607	Containers & Packaging	One stop*+	SF + 4.75%(i)	9.34%	10/2028	49,205	—
				One stop+	SF + 4.75%(i)	9.22%	10/2028	935	—
				One stop+(6)	SF + 4.75%	N/A(7)	10/2028	—	—
				LP units+	N/A	N/A	N/A	365	0.0	%(29)
CHHJ Midco, LLC	4411 W Tampa Bay Blvd	Tampa, FL 33614	Diversified Consumer Services	Senior secured*+	SF + 5.00%(i)	9.48%	01/2026	3,722	—
				Senior secured+	SF + 5.00%	N/A(7)	01/2026	—	—
				LLC units+(23)	N/A	N/A	N/A	452	0.2%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
CHVAC Services Investment, LLC	6 David Dr, PO Box 666	Essex Junction, VT 5452	Diversified Consumer Services	One stop*+	SF + 5.00%(i)	9.33%	05/2030	4,317	—
				One stop+	SF + 5.00%(i)	9.33%	05/2030	718	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2030	—	—
				Common stock+	N/A	N/A	N/A	429	0.2%
CI (Quercus) Intermediate Holdings, LLC	550 Bedford Rd	Bedford Hills, NY 10507	Commercial Services & Supplies	One stop*+	SF + 5.00%(i)	9.33%	06/2031	28,778	—
				One stop+	SF + 5.00%(i)	9.33%	06/2031	669	—
				One stop+	SF + 5.00%(h)	9.36%	06/2031	53	—
				LP interest+	N/A	N/A	N/A	1,037	0.1%
Citrin Cooperman Advisors LLC	123 N Wacker Dr, Suite 1400	Chicago, IL 60606	Professional Services	One stop+	SF + 5.00%(j)	9.28%	10/2027	8,037	—
				One stop+	SF + 5.00%(j)	9.28%	10/2027	3,489	—
				One stop+	SF + 5.25%(j)	9.66%	10/2027	1,456	—
				One stop+	SF + 5.00%(j)	9.28%	10/2027	1,036	—
				One stop+	SF + 5.25%(j)	9.63%	10/2027	253	—
CivicPlus, LLC	302 S 4th St, Suite 500	Manhattan, KS 66502	IT Services	One stop˄+	SF + 5.75%(i)	10.41%	08/2027	9,153	—
				One stop+	SF + 5.75%(i)	10.41%	08/2027	5,430	—
				One stop+	SF + 5.75%(i)	10.41%	08/2027	4,301	—
				One stop+(25)	SF + 11.75%(i)	17.00% PIK	06/2034	564	—
				One stop+	SF + 8.50%	N/A(7)	08/2027	—	—
Cloudbees, Inc.	289 S San Antonio Rd, Suite 200	Los Altos, CA 94022	Software	Preferred stock+	N/A	N/A	N/A	2,168	0.2%
				Warrant+	N/A	N/A	N/A	1,360	0.1%
				Preferred stock+	N/A	N/A	N/A	921	0.1%
CMI Parent Inc.	115 W. Century Rd, Suite 380	Paramus, NJ 07652	Healthcare Equipment & Supplies	One stop*	SF + 5.00%(h)	9.36%	12/2026	22,525	—
				One stop˄*	SF + 5.00%(h)	9.36%	12/2026	19,836	—
				Senior secured˄*	SF + 5.00%(h)	9.36%	12/2026	9,508	—
				One stop*	SF + 5.00%(h)	9.36%	12/2026	8,921	—
				One stop+(6)	SF + 5.00%	N/A(7)	12/2026	—	—
				Common stock+	N/A	N/A	N/A	640	0.1%
				Common stock+	N/A	N/A	N/A	992	0.2%
Cobalt Buyer Sub, Inc.	123 Front St, Suite 115	Westbury, NY 10005	Pharmaceuticals	One stop+	SF + 5.50%(h)	9.86%	10/2028	14,798	—
				One stop+	SF + 5.50%(h)	9.86%	10/2028	6,381	—
				One stop+	SF + 5.50%(h)	9.86%	10/2028	4,962	—
				One stop+	SF + 5.50%(h)	9.86%	10/2028	3,748	—
				One stop+	SF + 5.50%(h)	9.86%	10/2027	146	—
				One stop+(6)	SF + 5.50%	N/A(7)	10/2028	—	—
				Preferred stock+(23)	N/A	13.75% Non-Cash	N/A	17,647	2.2%
				Preferred stock+	N/A	N/A	N/A	276	0.0	%(29)
				Common stock+	N/A	N/A	N/A	—	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Cobepa BlueSky Aggregator, SCSp	2300 Englert Dr	Durham, NC 27713	Biotechnology	LP interest+	N/A	N/A	N/A	575	0.1%
				Preferred stock+(23)	N/A	15.00% Non-Cash	N/A	53	0.0	%(29)
				LP units+	N/A	N/A	N/A	42	0.0	%(29)
Collision SP Subco, LLC	6500 Glenway Ave	Cincinnati, OH 45221	Auto Components	One stop+	SF + 5.50%(i)	10.09%	01/2030	884	—
				One stop+	SF + 5.50%(i)(j)	10.12%	01/2030	259	—
				One stop+	SF + 5.50%(i)	10.09%	01/2030	14	—
Color Intermediate, LLC	475 Allendale Rd	King of Prussia, PA 19406	Healthcare Technology	Senior secured*	SF + 4.75%(i)	9.18%	10/2029	17,521	—
Community Care Partners, LLC	91302 Coburg Industrial Way, Suite 122	Coburg, OR 97408	Healthcare Providers & Services	One stop+	SF + 6.00%(h)	10.47%	06/2026	3,446	—
Connexin Software, Inc.	602 W Office Center Dr, Suite 350	Fort Washington, PA 19034	Healthcare Technology	One stop+	SF + 8.50%(i)	12.98%	03/2027	11,759	—
				One stop+	SF + 8.50%	N/A(7)	03/2027	—	—
				LLC interest+	N/A	N/A	N/A	335	0.2%
				LLC units+	N/A	N/A	N/A	27	0.0	%(29)
Consilio Midco Limited	1 Ash Tree House, Norman Court	Ashby de la Zouch LE65 2UZ, United Kingdom	Specialty Retail	One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	35,408	—
				One stop*(9)(11)	SF + 5.75%(i)	10.23%	05/2028	15,645	—
				One stop*(9)(11)	SF + 5.75%(i)	10.23%	05/2028	15,547	—
				One stop*(9)(11)	SF + 5.75%(i)	10.23%	05/2028	2,926	—
				One stop*(9)(11)	SF + 5.75%(i)	10.23%	05/2028	1,946	—
				One stop*+(9)(11)	SF + 5.75%(i)	10.23%	05/2028	995	—
				One stop+(9)(11)	SF + 5.50%(i)	9.83%	05/2028	881	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	464	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	206	—
				One stop+(9)(11)	SF + 5.50%(i)	9.83%	05/2028	185	—
				One stop+(9)(11)	SF + 5.75%(i)	10.23%	05/2028	136	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	121	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	118	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	106	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	83	—
				One stop+(9)(10)(11)	E + 6.25%(c)	8.97%	05/2028	55	—
				One stop+(9)(11)	SF + 5.75%	N/A(7)	05/2028	—	—
Consor Intermediate II, LLC	15310 Park Row	Houston, TX 77084	Construction & Engineering	One stop*	SF + 4.50%(i)	8.83%	05/2031	4,040	—
				One stop+(6)	SF + 4.50%	N/A(7)	05/2031	—	—
				One stop+(6)	SF + 4.50%	N/A(7)	05/2031	—	—
COP Hometown Acquisitions, Inc.	11331 E 58th St	Tulsa, OK 74146	Diversified Consumer Services	Senior secured+	SF + 5.25%(i)	9.99%	07/2027	2,394	—
				Senior secured+	SF + 5.25%(i)	9.99%	07/2027	2,333	—
				Senior secured+	SF + 5.25%(i)	9.99%	07/2027	1,529	—
				Senior secured+	SF + 5.50%(i)	10.17%	07/2027	1,380	—
				Senior secured+	SF + 5.25%(i)	9.99%	07/2027	1,152	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Senior secured+	SF + 5.25%(i)	9.98%	07/2027	1,080	—
				Senior secured+	SF + 5.50%(i)	10.14%	07/2027	1,045	—
				Senior secured+	SF + 5.50%(i)	10.15%	07/2027	919	—
				Senior secured+	SF + 5.25%(i)	9.99%	07/2027	694	—
				Senior secured+(6)	SF + 5.25%	9.46%	07/2027	—	—
Corsair Blade IV S.A R.L.	11 Avenue de la Porte-Neuve	L-2227, Luxembourg	Diversified Financial Services	One stop+(9)(14)	SF + 5.50%(g)	9.81%	12/2030	3,587	—
				One stop+(9)(10)(14)	SN + 5.50%(f)	10.20%	12/2030	818	—
Coupa Holdings, LLC	1855 S Grant St, Suite 100	San Mateo, CA 94402	Software	One stop+	SF + 5.50%(i)	10.09%	02/2030	31,879	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2029	—	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2030	—	—
Covercraft Parent III, Inc.	100 Enterprise Blvd	Pauls Valley, OK 73075	Auto Components	Senior secured+	SF + 4.50%(i)	9.22%	08/2027	6,537	—
				Senior secured+	SF + 4.50%(i)	9.24%	08/2027	1,322	—
				Senior secured+	SF + 4.50%(i)	9.08%	08/2027	178	—
Creek Parent, Inc.	14 Schoolhouse Rd	Somerset, NJ 08873	Pharmaceuticals	One stop+	SF + 5.25%(i)	9.63%	12/2031	55,834	—
				One stop+(6)	SF + 5.25%	N/A(7)	12/2029	(143)	—
				LP interest+	N/A	N/A	N/A	3,372	0.0	%(29)
Crewline Buyer, Inc.	188 Spear St, Suite 1000	San Francisco, CA 94105	Software	One stop+	SF + 6.75%(h)	11.11%	11/2030	10,857	—
				One stop+(6)	SF + 6.75%	N/A(7)	11/2030	—	—
CRH Healthcare Purchaser, Inc.	2675 Paces Ferry Rd SE, Suite 200	Atlanta, GA 30339	Healthcare Providers & Services	Senior secured*	SF + 6.25%(i)	10.73%	06/2027	23,330	—
				Senior secured*	SF + 6.25%(i)	10.73%	06/2027	6,302	—
				Senior secured*+	SF + 6.25%(i)	10.73%	06/2027	5,652	—
				Senior secured+	SF + 6.25%(i)	10.73%	06/2027	4,269	—
				Senior secured+	SF + 6.25%(i)	10.63%	06/2027	264	—
				LP interest+	N/A	N/A	N/A	645	0.3%
Critical Start, Inc.	6100 Tennyson Pkwy, Suite 200	Plano, TX 75024	IT Services	One stop+(25)	SF + 6.75%(i)	7.75% cash/3.63% PIK	05/2028	5,250	—
				One stop+(25)	SF + 6.75%(i)	7.75% cash/3.63% PIK	05/2028	2,410	—
				One stop+(6)	SF + 6.25%	N/A(7)	05/2028	(2)	—
				Common stock+	N/A	N/A	N/A	187	0.1%
Crow River Buyer, Inc.	20855 Kensington Blvd	Lakeville, MN 55044	Healthcare Technology	One stop+	SF + 6.00%(h)	10.36%	01/2029	8,613	—
				One stop+	SF + 7.75%(i)	12.34%	01/2029	5,972	—
				One stop+(6)	SF + 7.75%	N/A(7)	01/2029	(2)	—
Crunch Holdings, LLC	222 E 34th St	New York, NY 10016	Leisure Products	One stop*	SF + 4.75%(h)	9.11%	09/2031	57,121	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2031	—	—
CST Holding Company	11035 Aurora Ave	Des Moines, IA 50325	Electronic Equipment, Instruments & Components	One stop	SF + 5.00%(h)	9.46%	11/2028	33,976	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2028	—	—
CVP Holdco, Inc.	1801 Market St, Suite 1300	Philadelphia, PA 19103	Specialty Retail	One stop+	SF + 4.75%(h)	9.11%	06/2031	13,529	—
				One stop+(6)	SF + 7.25%	N/A(7)	06/2030	—	—
				One stop+(6)	SF + 7.25%	N/A(7)	06/2031	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Cycle Gear, Inc.	4705 Industrial Way	Benicia, CA 94510	Specialty Retail	One stop+	SF + 6.75%(i)	11.41%	01/2026	46,063	—
				LLC units+	N/A	N/A	N/A	257	0.2%
				Preferred stock+	N/A	N/A	N/A	150	0.1%
Cynet Security Ltd.	2 Nim Blvd, 9th Floor	Rishon Lezion 7546354, Israel	Software	Preferred stock+(9)(16)	N/A	N/A	N/A	1,051	0.3%
Datix Bidco Limited and RL Datix Holdings, Inc.	11 Worple Rd, Swan Ct	London SW19 4JS, United Kingdom	Healthcare Providers & Services	One stop+(9)(11)	SF + 5.50%(j)	9.93%	04/2031	764	—
				One stop+(9)(10)(11)	SN + 5.50%(f)	10.20%	04/2031	442	—
				One stop+(9)(11)	SF + 5.50%(h)	9.86%	10/2030	4	—
				One stop+(9)(10)(11)	SN + 5.50%(f)	10.20%	10/2030	6	—
				One stop+(6)(9)(11)	SF + 11.00%	N/A(7)	04/2031	(2)	—
Daxko Acquisition Corporation	600 University Park Pl, Suite 500	Birmingham, AL 35209	Software	One stop˄*	SF + 5.00%(h)	9.36%	10/2028	39,356	—
				One stop*	SF + 5.00%(h)	9.36%	10/2028	3,319	—
				One stop+	SF + 5.00%(h)	9.36%	10/2028	199	—
				One stop+	SF + 5.00%(h)	9.37%	10/2028	134	—
				One stop+(6)	SF + 5.00%	N/A(7)	10/2028	—	—
DCA Investment Holding, LLC	6240 Lake Osprey Dr	Sarasota, FL 34240	Healthcare Providers & Services	Preferred stock(8)(23)	N/A	8.00% Non-Cash	N/A	714	0.2%
				Common stock	N/A	N/A	N/A	—	0.0	%(29)
Delinea Inc.	221 Main St, Suite 1300	San Francisco, CA 94015	IT Services	One stop˄*	SF + 5.75%(i)	10.23%	03/2028	22,551	—
				One stop˄*	SF + 5.75%(i)	10.23%	03/2028	13,092	—
				One stop	SF + 5.75%(i)	10.23%	03/2028	11,472	—
				One stop+(6)	SF + 5.75%	N/A(7)	03/2027	—	—
Denali Bidco Limited	53 rue de Châteaudun	Paris 75009, France	Software	One stop+(9)(10)(11)	SN + 5.75%(f)	10.45%	08/2030	7,375	—
				One stop+(9)(10)(11)	E + 5.75%(c)	8.43%	08/2030	2,477	—
				One stop+(9)(10)(11)	E + 5.75%(c)	8.43%	08/2030	1,768	—
				One stop+(9)(10)(11)	E + 5.25%(c)	7.93%	08/2030	689	—
				One stop+(6)(9)(10)(11)	SN + 5.25%	N/A(7)	08/2030	—	—
				LP interest+(9)(11)	N/A	N/A	N/A	844	0.1%
Denali Midco 2, LLC	960 W Behrend Dr	Phoenix, AZ 85027	Automobiles	One stop*	SF + 5.25%(h)	9.61%	12/2028	38,258	—
				Second lien+(25)	N/A	13.00% PIK	12/2029	10,501	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	8,917	—
				One stop+	SF + 5.25%(h)	9.61%	12/2027	2,668	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,621	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,540	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,344	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,293	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,108	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,075	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	1,075	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	887	—
				One stop+	SF + 5.25%(h)	9.59%	12/2028	572	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	403	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	348	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	294	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	292	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	173	—
				One stop+	SF + 5.25%(h)	9.61%	12/2028	87	—
				One stop+(6)	SF + 5.25%	N/A(7)	12/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Diligent Corporation	1385 Broadway, 19th Floor	New York, NY 10018	Software	One stop+	SF + 5.00%(j)	10.09%	08/2030	8,985	—
				One stop+	SF + 5.00%(j)	10.09%	08/2030	1,541	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2030	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2030	—	—
				Preferred stock+(23)	N/A	10.50% Non-Cash	N/A	32,529	0.8%
				Preferred stock+	N/A	N/A	N/A	2,434	0.1%
DISA Holdings Corp.	10900 Corporate Centre Dr, Suite 250	Houston, TX 77041	Professional Services	Senior secured+	SF + 5.00%(i)	9.50%	09/2028	5,228	—
				Senior secured+	SF + 5.00%(i)	9.50%	09/2028	806	—
				One stop+	SF + 5.00%(i)	9.50%	09/2028	689	—
				Senior secured+	SF + 5.00%(i)	9.50%	09/2028	610	—
				Subordinated debt+(25)	SF + 8.50%(i)	10.99% cash/2.00% PIK	03/2029	104	—
				Senior secured+	SF + 5.00%(i)	9.40%	09/2028	70	—
				Senior secured+(6)	SF + 5.00%	N/A(7)	09/2028	—	—
Disco Parent, Inc.	100 Summer St, 8th Floor	Boston, MA 2210	Insurance	One stop+	SF + 7.50%(i)	12.01%	03/2029	9,240	—
				One stop+(6)	SF + 7.50%	N/A(7)	03/2029	—	—
Dollfus Mieg Company, Inc.	21 Grosvenor Place	London SW1X 7HF, United Kingdom	Textiles, Apparel & Luxury Goods	One stop+(9)(11)	SF + 6.00%(j)	10.58%	03/2028	2,183	—
				One stop+(9)(11)	SF + 6.00%(j)	10.58%	03/2028	1,088	—
				One stop+(9)(11)	SF + 6.00%(j)	10.58%	03/2028	956	—
Doxa Insurance Holdings LLC	6920 Pointe Inverness Way, Suite 140	Fort Wayne, IN 46804	Insurance	One stop+	SF + 5.25%(i)	9.60%	12/2030	1,735	—
				One stop+	SF + 5.25%(i)	9.74%	12/2030	1,594	—
				One stop+	SF + 5.25%	N/A(7)	12/2029	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	12/2030	—	—
DP Flores Holdings, LLC	1218 S Church St	Charlotte, NC 28203	Diversified Consumer Services	LLC units+	N/A	N/A	N/A	132	0.1%
Dwyer Instruments, Inc.	102 Indiana Hwy, Suite 212	Michigan City, IN 46360	Industrial Conglomerates	One stop+(9)(10)	E + 5.00%(c)	8.00%	07/2029	46,632	—
				One stop+	SF + 4.75%(i)	9.08%	07/2029	5,754	—
				One stop+	SF + 4.75%(i)	9.27%	07/2029	1,481	—
				One stop+	SF + 4.75%(i)	9.08%	07/2029	1,459	—
				One stop+	SF + 4.75%(i)	9.27%	07/2029	547	—
				One stop+	SF + 4.75%(i)	9.08%	07/2029	466	—
				One stop+	P + 3.75%(a)	11.25%	07/2029	403	—
				One stop+(6)(9)(10)	E + 5.00%	N/A(7)	07/2029	(47)	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2029	(32)	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Eagle Family Foods Group, LLC	1975 E 61st St	Cleveland, OH 44103	Food Products	One stop+	SF + 5.00%(i)	9.59%	08/2030	13,063	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2030	—	—
Eclipse Buyer, Inc.	3700 N Capital of Texas Hwy, Suite 300	Austin, TX 78746	Professional Services	One stop+	SF + 4.75%(h)	9.26%	09/2031	14,283	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2031	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2031	—	—
				Preferred stock+(23)	N/A	12.50% Non-Cash	N/A	1,692	0.5%
Eliassen Group, LLC	55 Walkers Brook Dr, 6th Floor	Reading, MA 01867	Professional Services	One stop+	SF + 5.75%(i)	10.08%	04/2028	2,100	—
				One stop+	SF + 5.75%(i)	10.30%	04/2028	141	—
Elite Dental Partners LLC	141 W Jackson Blvd, Suite 210	Chicago, IL 60604	Healthcare Providers & Services	One stop+(8)(25)(27)	SF + 5.25%(i)	9.73% PIK	09/2025	5,302	—
				One stop+(8)(25)(27)	SF + 12.00%(i)	16.48% PIK	09/2025	4,274	—
				One stop+(25)(27)	SF + 5.25%(i)	9.73% PIK	09/2025	1,844	—
				LLC interest(27)	N/A	N/A	N/A	—	0.0	%(29)
				LLC interest(27)	N/A	N/A	N/A	—	0.0	%(29)
				LLC units(27)	N/A	N/A	N/A	—	0.0	%(29)
Elite Sportswear, L.P.	2136 N 13th St	Reading, PA 19604	Textiles, Apparel & Luxury Goods	Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	9,952	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	3,999	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	2,058	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	683	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	312	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	299	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	116	—
				Senior secured+(25)	SF + 7.25%(i)	10.84% cash/1.00% PIK	09/2025	4	—
Emerge Intermediate, Inc.	430 Mountain Ave, #302	New Providence, NJ 07974	Healthcare Providers & Services	LLC units+	N/A	N/A	N/A	427	0.5%
				LLC units+	N/A	N/A	N/A	113	0.1%
				LLC units+	N/A	N/A	N/A	—	0.0	%(29)
Empyrean Solutions, LLC	304 Cambridge Rd	Woburn, MA 01801	Banks	One stop+	SF + 4.75%(i)	9.08%	11/2031	9,236	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2031	(7)	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2031	(19)	—
EMS LINQ, LLC	2528 Independence Blvd	Wilmington, NC 28412	Diversified Consumer Services	One stop˄+	SF + 6.25%(i)	10.86%	12/2027	13,835	—
				One stop+	SF + 6.25%(i)	10.81%	12/2027	120	—
				LP interest+	N/A	N/A	N/A	758	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Enboarder, Inc.	728 Northwestern Ave, Building B	Austin, TX 78702	Professional Services	Preferred stock+(9)(12)	N/A	N/A	N/A	566	0.7%
Encore Holdings, LLC	70 Bacon St	Pawtucket, RI 02860	Commercial Services & Supplies	One stop+	SF + 4.75%(i)	9.08%	11/2028	5,914	—
				One stop+	SF + 5.25%(i)	9.68%	11/2028	4,564	—
				One stop+	SF + 5.00%(i)	9.33%	11/2028	1,498	—
				One stop+	SF + 5.25%(i)	9.68%	11/2028	907	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2028	(43)	—
Encorevet Group LLC	5 Mountain Ledge Drive	Gansevoort, NY 12831	Healthcare Providers & Services	One stop+	SF + 6.75%(i)	11.41%	02/2027	15,203	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	7,934	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	4,103	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	2,086	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	1,842	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	1,146	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	952	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	937	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	897	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	812	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	412	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	349	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	170	—
				One stop+	SF + 6.75%(i)	11.41%	02/2027	163	—
				One stop+	SF + 8.75%(i)	13.41%	02/2027	156	—
				One stop+(25)	N/A	13.00% PIK	05/2027	94	—
				One stop+	SF + 6.75%(i)	11.32%	02/2027	92	—
				Preferred stock+	N/A	N/A	N/A	101	0.2%
Entomo Brands Acquisitions, Inc.	4055 Faber Place Drive, Ste 101	North Charleston, SC 29405	Diversified Consumer Services	Senior secured+	SF + 5.50%(i)	9.98%	07/2029	4,378	—
				Senior secured+	SF + 5.50%(i)	9.98%	07/2029	1,263	—
				Senior secured+	SF + 5.50%(i)	9.98%	07/2029	30	—
Envernus, Inc.	2901 Vía Fortuna, Suite 200	Austin, TX 78746	Oil, Gas & Consumable Fuels	One stop+	SF + 5.50%(h)	9.86%	12/2029	5,118	—
				One stop+	SF + 5.50%(h)	9.86%	12/2029	2	—
				One stop+	SF + 5.50%	N/A(7)	12/2029	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
EOS Fitness Opco Holdings, LLC	1 E Washington St, Suite 250	Phoenix, AZ 85004	Hotels, Restaurants & Leisure	One stop*+	SF + 5.25%(i)	9.84%	01/2028	11,038	—
				One stop+	SF + 5.25%(h)(i)	9.70%	01/2028	4,387	—
				One stop+	SF + 5.25%(h)	9.61%	01/2028	2,823	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,797	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,770	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,482	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,232	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,090	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	1,067	—
				One stop+	SF + 5.25%(i)	9.84%	01/2028	601	—
				One stop+	SF + 5.25%	N/A(7)	01/2028	—	—
ERC Topco Holdings, LLC	7351 E Lowry Blvd, Suite 200	Denver, CO 80230	Healthcare Providers & Services	One stop+(8)(25)	SF + 6.25%(i)	7.33% cash/3.25% PIK	11/2028	14,584	—
				One stop+(8)(25)	SF + 6.25%(i)	4.60% cash/6.25% PIK	11/2028	503	—
				One stop+(8)(25)	SF + 6.25%(i)	7.80% cash/3.25% PIK	11/2027	86	—
				One stop+(8)(25)	SF + 6.25%(i)	4.33% cash/6.25% PIK	11/2028	4	—
ESN Venture Holdings, LLC	909 W Stacy Rd	Allen, TX 75013	Hotels, Restaurants & Leisure	One stop*+	SF + 5.75%(i)	10.08%	10/2028	5,395	—
				One stop+	SF + 5.75%(i)	10.08%	10/2028	921	—
				One stop+	SF + 5.75%(i)	10.08%	10/2028	815	—
				One stop+	SF + 5.75%(i)	10.18%	10/2028	440	—
				One stop+	SF + 5.75%(i)	10.08%	10/2028	374	—
				One stop+	SF + 5.75%(i)	10.14%	10/2028	306	—
				One stop+	SF + 5.75%(i)	10.08%	10/2028	209	—
				One stop+	SF + 5.75%(i)	10.14%	10/2028	182	—
ESO Solution, Inc.	11500 Alterra Pkwy, Suite 100	Austin, TX 78758	Healthcare Technology	One stop˄+	SF + 6.75%(i)	11.26%	05/2027	11,360	—
				One stop+	SF + 6.75%(i)	11.27%	05/2027	3,803	—
				One stop+	SF + 6.75%(i)	11.27%	03/2027	100	—
Essential Services Holdings Corporation	3416 Robards Ct	Louisville, KY 40218	Industrial Conglomerates	One stop+	SF + 5.00%(i)	9.65%	06/2031	11,399	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2030	(14)	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2031	(23)	—
Evergreen IX Borrower 2023, LLC	12950 Worldgate Dr, Suite 600	Herndon, VA 20170-6024	Software	One stop+	SF + 4.75%(i)	9.08%	09/2030	4,907	—
				One stop+	SF + 4.75%(i)	9.08%	09/2030	4,472	—
				One stop+(6)	SF + 4.75%	N/A(7)	10/2029	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
EWC Growth Partners LLC	5830 Granite Pkwy, Suite 300	Plano, TX 75024	Diversified Consumer Services	One stop+	SF + 6.00%(i)	10.48%	03/2026	1,061	—
				One stop+	SF + 6.00%(i)	10.48%	03/2026	904	—
				One stop+	SF + 6.00%(i)	10.48%	03/2026	100	—
				One stop+	SF + 6.00%(i)	10.48%	03/2026	36	—
				LLC interest+	N/A	N/A	N/A	—	0.0	%(29)
Excelitas Technologies Corp.	2545 Railroad St, Suite 300	Pittsburgh, PA 15222	Industrial Conglomerates	One stop+	SF + 5.25%(h)	9.61%	08/2029	10,022	—
				One stop+(9)(10)	E + 5.25%(b)	8.11%	08/2029	1,780	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2028	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2029	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2029	—	—
Filevine, Inc.	244 W 300 S	Salt Lake City, UT 84601	Professional Services	One stop˄+(25)	SF + 6.50%(i)	8.76% cash/2.50% PIK	04/2027	8,397	—
				One stop+	SF + 6.50%	N/A(7)	04/2027	—	—
				Preferred stock+	N/A	N/A	N/A	4,377	0.3%
				Warrant+	N/A	N/A	N/A	542	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	256	0.0	%(29)
Financial Information Technologies, LLC	3109 W Dr Martin Luther King Jr Bvld, Suite 200	Tampa, FL 33607	Beverages	One stop*	SF + 5.25%(i)	9.58%	06/2030	34,539	—
				One stop+(25)	N/A	14.00% PIK	06/2031	21,224	—
				One stop+	SF + 5.25%(i)	9.58%	06/2030	2,215	—
				One stop+	SF + 5.25%	N/A(7)	06/2030	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	06/2030	—	—
Finastra USA, Inc.	4 Kingdom St	London W2 6BD, United Kingdom	Diversified Financial Services	One stop+	SF + 7.25%(i)	11.65%	09/2029	5,386	—
				One stop+	SF + 7.25%(i)	11.65%	09/2029	62	—
FirstUp, Inc.	123 Mission St, 25th Floor	San Francisco, CA 94105	Software	One stop˄+	SF + 6.75%(i)	11.08%	07/2027	12,863	—
				One stop+	SF + 6.75%(i)	11.08%	07/2027	1,226	—
				One stop+(6)	SF + 6.75%	N/A(7)	07/2027	(4)	—
				Common stock+	N/A	N/A	N/A	334	0.1%
Flash Topco, Inc.	480 Pleasant St, Suite B200	Watertown, MA 02472	Diversified Financial Services	One stop+	SF + 6.00%(i)	10.69%	10/2028	16,922	—
				One stop+	SF + 6.00%(i)	10.40%	10/2028	3,369	—
				One stop+	SF + 6.50%(i)	10.83%	10/2028	92	—
Fleet Farm Group, LLC	1300 S Lynndale Dr	Appleton, WI 54914	Multiline Retail	Senior secured+(27)	SF + 5.50%	N/A(7)	12/2026	—	—
				LLC units(27)	N/A	N/A	N/A	24,070	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Fortis Solutions Group, LLC	2505 Hawkeye Ct	Virginia Beach, VA 23452	Containers & Packaging	One stop˄*+	SF + 5.50%(i)	9.93%	10/2028	51,400	—
				One stop+	SF + 5.50%(i)	9.93%	10/2028	595	—
				One stop+	SF + 5.50%(a)(i)	10.32%	10/2027	212	—
				One stop+	SF + 5.50%(i)	9.93%	10/2028	141	—
FPG Intermediate Holdco, LLC	4901 Vineland Rd, Suite 300	Orlando, FL 32811	Diversified Consumer Services	One stop+(25)	SF + 6.75%(i)(j)	5.69% cash/5.75% PIK	03/2027	17,945	—
				One stop+(25)	SF + 6.75%(i)	5.70% cash/5.75% PIK	03/2027	553	—
				One stop+(25)	SF + 6.75%(h)(i)(j)	5.46% cash/5.75% PIK	03/2027	40	—
FR Vision Holdings, Inc.	575 Broadway, Suite 301	Albany, NY 12207	Commercial Services & Supplies	One stop+	SF + 5.50%(h)(i)	10.12%	01/2031	1,067	—
				One stop+	SF + 5.50%(i)	10.08%	01/2031	145	—
				One stop+	SF + 5.50%	N/A(7)	01/2030	—	—
				LP units+	N/A	N/A	N/A	568	0.1%
Franchise Brands plc	Ashwood Court, Springwood Close	Macclesfield SK10 2XF1, United Kingdom	Commercial Services & Supplies	Common stock+(9)(10)(11)	N/A	N/A	N/A	102	0.0	%(29)
Freddy’s Frozen Custard LLC	260 N Rock Rd, Suite 200	Wichita, KS 67206	Hotels, Restaurants & Leisure	One stop+	SF + 5.00%(i)(j)	9.29%	03/2027	1,394	—
				One stop+	SF + 5.00%	N/A(7)	03/2027	—	—
				LP interest+	N/A	N/A	N/A	787	0.2%
FSS Buyer LLC	1340 Ridgeview Dr	McHenry, IL 60050	Diversified Consumer Services	One stop+	SF + 5.00%(h)	9.36%	08/2028	7,647	—
				One stop+	SF + 5.00%	N/A(7)	08/2027	—	—
FYI Optical Acquisitions, Inc. & FYI USA, Inc.	300 - 2424 4th St SW	Calgary, AB T2S 2T4, Canada	Healthcare Providers & Services	One stop+(9)(10)(13)	CA + 5.75%(k)	9.39%	03/2027	10,600	—
				One stop+(9)(10)(13)	CA + 5.75%(k)	9.39%	03/2027	3,831	—
				One stop+(9)(10)(13)	CA + 5.75%(k)	9.39%	03/2027	2,609	—
				One stop+(9)(10)(13)	CA + 5.75%(k)	9.39%	03/2027	2,484	—
				One stop˄+(9)(13)	SF + 5.75%(i)	10.49%	03/2027	1,105	—
				One stop+(9)(13)	SF + 5.75%(i)	10.49%	03/2027	554	—
				One stop+(9)(10)(13)	CA + 5.75%(k)	9.39%	03/2027	453	—
G & H Wire Company, Inc.	2165 Earlywood Dr	Franklin, IN 46131	Healthcare Equipment & Supplies	One stop+(25)(27)	SF + 6.00%(i)	5.66% cash/5.00% PIK	11/2029	2,741	—
				One stop+(27)	SF + 6.00%	N/A(7)	11/2029	—	—
				LLC units+(27)	N/A	N/A	N/A	3,943	15.9%
Gainsight, Inc.	350 Bay St, Suite 100	San Francisco, CA 94133	Software	One stop˄+	SF + 6.00%(i)	10.66%	07/2027	17,981	—
				One stop+	SF + 6.00%(i)	10.66%	07/2027	128	—
Georgica Pine Clothiers, LLC	236-250 Greenpoint Ave, Building 2, 2nd Floor	Brooklyn, NY 11222	Textiles, Apparel & Luxury Goods	One stop+	SF + 5.50%(i)	9.98%	11/2026	9,207	—
				One stop+	SF + 5.50%(i)	9.98%	11/2026	6,374	—
				One stop+	SF + 5.50%(i)	9.98%	11/2026	987	—
				One stop+	SF + 5.50%(i)	9.98%	11/2026	886	—
				One stop+	SF + 5.50%(i)	9.98%	11/2026	622	—
				One stop+	SF + 5.50%(i)	9.98%	11/2026	2	—
				LLC interest+	N/A	N/A	N/A	394	0.2%
				Common stock+	N/A	N/A	N/A	2	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
GFP Atlantic Holdco 2, LLC	9 Grand Ave, Suite 2D	Toms River, NJ 08753	Hotels, Restaurants & Leisure	One stop+	SF + 6.00%(i)	10.52%	11/2027	1,076	—
				One stop+(6)	SF + 6.00%	N/A(7)	11/2027	—	—
GHX Ultimate Parent Corporation	1315 W Century Dr, Suite 100	Louisville, CO 80027	Healthcare Technology	One stop+	SF + 4.75%(i)	9.08%	12/2031	59,075	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2031	(53)	—
Gimlet Bidco GMBH	Chilehaus B, Fischertwiete 1	Hamburg 20095, Germany	Insurance	One stop+(9)(10)(20)	E + 5.75%(c)	8.80%	04/2031	1,013	—
				One stop+(9)(10)(20)	E + 5.75%(b)(c)	8.72%	04/2031	164	—
Go Car Wash Parent, Corp.	7400 E Orchard Rd, Suite 260S	Greenwood Village, CO 80111	Automobiles	Preferred stock+(23)	N/A	17.00% Non-Cash	N/A	3,269	1.2%
				Common stock+	N/A	N/A	N/A	—	0.0	%(29)
Goldcup 31018 AB	Blekingegatan 1	Karlskrona 371 57, Sweden	IT Services	One stop+(9)(10)(18)(25)	E + 6.50%(d)	10.18% PIK	07/2029	13,279	—
				One stop+(9)(10)(18)(25)	E + 6.50%(d)	10.18% PIK	07/2029	1,239	—
				One stop+(9)(10)(18)	E + 6.25%(c)(d)	9.00%	01/2029	208	—
Graphpad Software, LLC	225 Franklin St, Floor 26	Boston, MA 2110	Life Sciences Tools & Services	One stop+	SF + 4.75%(i)	9.08%	06/2031	8,847	—
				One stop+	SF + 4.75%(i)	9.08%	06/2031	221	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2031	—	—
GS Acquisitionco, Inc.	8529 Six Forks Rd	Raleigh, NC 27615	Software	One stop˄*+	SF + 5.25%(i)	9.58%	05/2028	122,421	—
				One stop+	SF + 5.25%(i)	9.58%	05/2028	73	—
				One stop+(6)	SF + 5.25%	N/A(7)	05/2028	—	—
				Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	48,310	1.3%
				Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	6,003	0.2%
				LP interest+	N/A	N/A	N/A	1,255	0.0	%(29)
				Preferred stock+(23)	SF + 10.50%(i)	14.83% Non-Cash	N/A	126	0.0	%(29)
GTIV, LLC	601 Oakmont Ln, Suite 220	Westmont, IL 60559	Software	One stop+	SF + 4.75%(i)	9.08%	02/2029	71,815	—
				One stop+(6)	SF + 4.75%	N/A(7)	02/2029	(3)	—
GTY Technology Holdings, Inc.	363 W Erie St, 7th Floor	Chicago, IL 60654	Software	One stop+(25)	SF + 6.88%(i)	6.90% cash/4.30% PIK	07/2029	5,156	—
				One stop+(25)	SF + 6.88%(i)	6.90% cash/4.30% PIK	07/2029	3,370	—
				One stop+(25)	SF + 6.88%(i)	6.90% cash/4.30% PIK	07/2029	617	—
				One stop+(25)	SF + 7.13%(i)	7.23% cash/4.45% PIK	07/2029	430	—
				One stop+(6)	SF + 6.25%	N/A(7)	07/2029	—	—
				One stop+(6)	SF + 7.13%	N/A(7)	07/2029	3	—
				LP units+	N/A	N/A	N/A	161	0.0	%(29)
Gurobi Optimization, LLC	9450 SW Gemini Dr, Suite 90729	Beaverton, OR 97008	Software	One stop+	SF + 4.75%(h)(i)	9.05%	09/2031	51,664	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2031	—	—
				Common stock+	N/A	N/A	N/A	812	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Harri US LLC	665 Broadway, Suite 402	New York, NY 10012	Hotels, Restaurants & Leisure	One stop˄+(25)	SF + 10.00%(i)	10.66% cash/4.00% PIK	08/2026	1,236	—
				One stop+(25)	SF + 10.00%(i)	10.66% cash/4.00% PIK	08/2026	838	—
				One stop+(25)	SF + 10.00%(i)	10.66% cash/4.00% PIK	08/2026	814	—
				One stop+(6)	SF + 10.00%	N/A(7)	08/2026	—	—
				One stop+(6)	SF + 10.00%	N/A(7)	08/2026	(27)	—
				Preferred stock+	N/A	N/A	N/A	1,426	0.4%
				LLC units+	N/A	N/A	N/A	775	0.2%
				Preferred stock+	N/A	N/A	N/A	642	0.2%
				Warrant+	N/A	N/A	N/A	214	0.0	%(29)
				Warrant+	N/A	N/A	N/A	139	0.0	%(29)
Health Buyer, LLC	1901 W Braker Ln, Suite 400	Austin, TX 78758	Hotels, Restaurants & Leisure	Senior secured+	SF + 5.25%(i)	9.58%	04/2029	3,893	—
				Senior secured+	SF + 5.50%(i)	9.83%	04/2029	1,776	—
				Senior secured+	SF + 5.50%(i)	9.83%	04/2029	893	—
				Senior secured+	SF + 5.50%(i)	9.83%	04/2029	130	—
				Senior secured+	SF + 5.25%	N/A(7)	04/2028	—	—
HealthEdge Software, Inc.	30 Corporate Dr	Burlington, MA 01803	Healthcare Technology	One stop+	SF + 4.75%(h)	9.13%	07/2031	19,364	—
				One stop+	SF + 4.75%(h)	9.15%	07/2031	8,543	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2031	—	—
Heartland Veterinary Partners LLC	10 S LaSalle St, Suite 2120	Chicago, IL 60603	Healthcare Providers & Services	Senior secured+	SF + 4.75%(j)	9.47%	12/2026	2,526	—
				Senior secured+	SF + 4.75%(j)	9.47%	12/2026	1,199	—
				Senior secured+	SF + 4.75%	N/A(7)	12/2026	—	—
Higginbotham Insurance Agency, Inc.	500 W 13th St	Fort Worth, TX 76102	Diversified Financial Services	One stop+	SF + 4.50%(h)	8.86%	11/2028	8,073	—
				One stop+	SF + 4.75%(h)	9.11%	11/2028	366	—
High Bar Brands Operating, LLC	2701 18th St SW	Owatonna, MN 55060	Automobiles	Senior secured+	SF + 5.00%(i)	9.33%	12/2029	1,433	—
				Senior secured+	SF + 5.00%(i)	9.33%	12/2029	298	—
				Senior secured+	SF + 5.00%(i)	9.33%	12/2029	254	—
				Senior secured+(6)	SF + 5.25%	N/A(7)	12/2029	—	—
Hopdoddy Holdings, LLC	512 E Riverside Dr, Suite 150	Austin, TX 78704	Food & Staples Retailing	LLC units+	N/A	N/A	N/A	271	0.7%
				LLC units+	N/A	N/A	N/A	60	0.7%
Hornet Security Holding GMBH	Am Listholze 78	Hannover 30177, United Kingdom	Software	One stop+(9)(10)(20)(25)	E + 7.00%(d)	5.91% cash/4.50% PIK	02/2031	695	—
				One stop+(9)(10)(20)(25)	E + 7.00%(c)(d)	5.91% cash/4.50% PIK	02/2031	464	—
				One stop+(6)(9)(10)(20)	E + 6.50%	N/A(7)	08/2030	—	—
				One stop+(6)(9)(10)(20)	E + 6.50%	N/A(7)	02/2031	—	—
HS Spa Holdings, Inc.	1210 Northbrook Dr, Suite 150	Trevose, PA 19053	Diversified Consumer Services	One stop+	SF + 5.25%(i)	9.76%	06/2029	11,521	—
				One stop+	SF + 5.25%(i)	9.88%	06/2029	338	—
				One stop+	SF + 5.25%(a)(h)	10.06%	06/2028	42	—
				Common stock+	N/A	N/A	N/A	731	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
HSI Halo Acquisition, Inc.	6136 Frisco Sq Blvd, Suite 285	Frisco, TX 75034	Healthcare Technology	Preferred stock+(23)	N/A	10.00% Non-Cash	N/A	239	0.1%
				LP interest+	N/A	N/A	N/A	27	0.0	%(29)
HuFriedy Group Acquisition, LLC	3232 N Rockwell St	Chicago, IL 60618	Healthcare Equipment & Supplies	One stop+	SF + 5.50%(i)	10.01%	06/2031	7,911	—
				One stop+	SF + 5.50%(i)	9.83%	06/2031	1,296	—
				One stop+(6)	SF + 5.50%	N/A(7)	05/2030	—	—
Hyland Software, Inc.	28500 Clemens Rd	Westlake, OH 44145	Software	One stop*	SF + 6.00%(h)	10.36%	09/2030	47,124	—
				One stop+(6)	SF + 6.00%	N/A(7)	09/2029	—	—
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101	Braintree, MA 02184	Software	One stop+	SF + 6.50%(h)	10.86%	01/2030	1,407	—
				One stop+(6)	SF + 6.50%	N/A(7)	01/2030	—	—
ICIMS, Inc.	101 Crawfords Corner Rd, Suite 3-100	Holmdel, NJ 07733	Software	One stop+(25)	SF + 5.75%(i)	10.38%	08/2028	11,917	—
				One stop+	SF + 5.75%(i)	10.34%	08/2028	50	—
IG Investments Holdings, LLC	1224 Hammond Dr, Suite 1500	Atlanta, GA 30346	Professional Services	One stop+	SF + 5.00%(i)	9.57%	09/2028	12,974	—
				One stop+	SF + 5.00%	N/A(7)	09/2028	—	—
Illumifin Corporation	935 S Main St	Greenville, SC 29601	Insurance	One stop+(25)	SF + 7.00%(i)	8.15% cash/3.73% PIK	09/2027	4,266	—
Impartner, Inc.	10619 S Jordan Gtwy, Suite 130	South Jordan, UT 84095	Software	Preferred stock+	N/A	N/A	N/A	200	0.3%
Imperial Optical Midco Inc.	112 E Washington St	Bloomington, IL 61701	Specialty Retail	One stop+(27)	SF + 1.00%(i)	5.33%	06/2029	41,458	—
				One stop+(6)(27)	SF + 1.00%	N/A(7)	06/2029	(226)	—
				One stop+(6)(27)	SF + 1.00%	N/A(7)	06/2029	(1,202)	—
				LLC units+(27)	N/A	N/A	N/A	52,956	18.8%
IMPLUS Footcare, LLC	2001 TW Alexander Dr, Box 13925	Durham, NC 27709	Personal Products	One stop+(25)	SF + 8.75%(i)	12.23% cash/1.00% PIK	07/2025	24,739	—
				One stop+(25)	SF + 9.25%(i)	12.23% cash/1.50% PIK	07/2025	4,225	—
				One stop*+(25)	SF + 9.25%(i)	12.23% cash/1.50% PIK	07/2025	609	—
Inhabit IQ Inc.	11121 Kingston Pike, Suite E	Knoxville, TN 37934	Real Estate Management & Development	One stop	SF + 5.50%(h)	9.96%	07/2025	37,486	—
				One stop*+	SF + 5.50%(h)	9.96%	07/2025	21,635	—
				One stop˄*	SF + 5.50%(h)	9.96%	07/2025	21,311	—
				One stop*	SF + 5.50%(h)	9.96%	07/2025	15,566	—
				One stop*	SF + 5.50%(h)	9.96%	07/2025	7,439	—
				One stop+	SF + 5.50%(h)	9.96%	07/2025	3,977	—
				One stop*+	SF + 5.50%(h)	9.96%	07/2025	1,741	—
				One stop*+	SF + 5.50%(h)	9.96%	07/2025	1,473	—
				One stop*+	SF + 5.50%(h)	9.96%	07/2025	1,458	—
				One stop+	SF + 5.50%(h)	9.96%	07/2025	1,161	—
				One stop	SF + 5.50%(h)	9.96%	07/2025	678	—
				One stop+	SF + 5.50%(h)	9.96%	07/2025	613	—
				One stop+	SF + 5.50%	N/A(7)	07/2025	—	—
				Common stock+	N/A	N/A	N/A	1,332	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Inhance Technologies Holdings, LLC	22008 N Berwick Dr	Houston, TX 77095	Chemicals	One stop+(25)	SF + 6.50%(i)	7.24% cash/4.00% PIK	06/2025	12,534	—
				One stop+(25)	SF + 6.50%(i)	7.24% cash/4.00% PIK	06/2025	11,382	—
				One stop+(25)	SF + 6.50%(i)	7.24% cash/4.00% PIK	06/2025	2,213	—
				One stop+(25)	SF + 6.50%(i)	7.24% cash/4.00% PIK	06/2025	257	—
				Preferred stock+	N/A	N/A	N/A	4,927	6.1%
				LLC units+	N/A	N/A	N/A	—	0.0	%(29)
Integrated Specialty Coverages, LLC	1811 Aston Ave, Suite 200	Carlsbad, CA 92008	Insurance	One stop+	SF + 4.75%(h)(i)(j)	9.11%	07/2030	5,983	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2029	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2030	(2)	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2030	(12)	—
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Blvd, Suite 450	Dallas, TX 75019	Insurance	One stop*+	SF + 5.00%(i)	9.51%	08/2028	45,195	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2028	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2028	—	—
Internet Truckstop Group, LLC	222 N Plymouth Ave	New Plymouth, ID 83655	Road & Rail	One stop*	SF + 6.00%(i)	10.48%	04/2027	28,345	—
				One stop*	SF + 6.00%(i)	10.48%	04/2027	12,427	—
				One stop+(6)	SF + 6.00%	N/A(7)	04/2027	(3)	—
				LP interest+	N/A	N/A	N/A	357	0.1%
Inventus Power, Inc.	1200 Internationale Pkwy	Woodridge, IL 60517	Electronic Equipment, Instruments & Components	Preferred stock+	N/A	N/A	N/A	2	0.0	%(29)
				LLC units+	N/A	N/A	N/A	276	0.2%
				LP interest+	N/A	N/A	N/A	61	0.0	%(29)
				Common stock+	N/A	N/A	N/A	—	0.0	%(29)
IQN Holding Corp.	12724 Gran Bay Pkwy West, Suite 200	Jacksonville, FL 32258	Software	One stop*+	SF + 5.25%(i)	9.76%	05/2029	22,829	—
				One stop+	SF + 5.25%(i)	9.77%	05/2028	88	—
Island Bidco AB	Södra Tullgatan 4	Malmö 211 40, Sweden	Software	One stop+(9)(10)(18)(25)	E + 7.25%(c)(d)	2.58% cash/7.25% PIK	07/2028	10,193	—
				One stop+(9)(18)(25)	SF + 7.00%(i)(j)	7.78% cash/3.50% PIK	07/2028	4,832	—
				One stop+(9)(18)(25)	SF + 7.00%(j)	7.78% cash/3.50% PIK	07/2028	3,566	—
				One stop+(9)(10)(18)	E + 6.50%	N/A(7)	07/2028	—	—
				One stop+(9)(18)	SF + 6.50%	N/A(7)	07/2028	—	—
J.S. Held Holdings, LLC	50 Jericho Quadrangle, Suite 117	Jericho, NY 11753	Insurance	One stop˄*+	SF + 5.50%(i)	9.98%	06/2028	38,123	—
				One stop+	SF + 5.50%(i)	9.94%	06/2028	6,978	—
				One stop+(6)	SF + 5.50%	N/A(7)	06/2028	—	—
JHC Investment Intermediate Holdings, LLC	2430 Whitehall Park Dr, Suite 100	Charlotte, NC 28273	Healthcare Equipment & Supplies	One stop+(25)	SF + 8.75%(h)	7.21% cash/6.00% PIK	03/2029	1,193	—
				One stop+(8)(25)	SF + 8.75%(i)	13.18% PIK	03/2029	814	—
				LLC units+	N/A	N/A	N/A	562	4.5%
JHCC Holdings LLC	1318 Pike Rd	Pike Road, AL 36064	Automobiles	One stop*+	SF + 5.25%(i)	9.58%	09/2027	17,844	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	6,336	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	5,166	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	4,938	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	2,785	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	1,655	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	732	—
				One stop+	SF + 5.25%(i)	9.58%	09/2027	693	—
				One stop+	P + 4.25%(a)	11.75%	09/2027	100	—
				One stop+(6)	SF + 5.25%	N/A(7)	09/2027	—	—
Juvare, LLC	235 Peachtree St, Suite 2300	Atlanta, GA 30303	Software	One stop+	SF + 6.25%(i)	10.91%	10/2026	10,327	—
				One stop+	SF + 6.25%(i)	10.91%	10/2026	2,383	—
				One stop+	SF + 6.25%(i)	10.91%	10/2026	754	—
				One stop+	SF + 6.25%(i)	10.91%	04/2026	98	—
Kaseya Inc.	701 Brickell Ave, Suite 400	Miami, FL 33131	Software	One stop˄+	SF + 5.50%(i)	10.09%	06/2029	23,448	—
				One stop+	SF + 5.50%(i)	10.09%	06/2029	271	—
				One stop+	SF + 5.50%(i)	9.83%	06/2029	136	—
				One stop+	SF + 5.50%(i)	10.09%	06/2029	86	—

					Spread		`	Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
				Preferred stock+(23)	SF + 10.75%(i)	15.08% Non-Cash	N/A	5,972	0.1%
				LP interest+	N/A	N/A	N/A	287	0.0	%(29)
Kentik Technologies, Inc.	625 2nd St, Suite 100	San Francisco, CA 94107	IT Services	Second lien+(25)	SF + 12.25%(i)	16.61% PIK	11/2029	48	—
				Second lien+(6)	SF + 12.25%	N/A(7)	11/2029	(2)	—
				Preferred stock+(26)	N/A	N/A	N/A	2,924	1.0%
				Warrant+(26)	N/A	N/A	N/A	3	0.0	%(29)
Keystone Agency Partners LLC	2600 Commerce Dr	Harrisburg, PA 17100	Insurance	Senior secured+(26)	SF + 5.00%(i)	9.33%	05/2027	3,549	—
				Senior secured+	SF + 5.00%(i)	9.33%	05/2027	2,867	—
				Senior secured+	SF + 5.00%(i)	9.33%	05/2027	2,597	—
				Senior secured+	SF + 5.00%(i)	9.33%	05/2027	2,034	—
				Senior secured+	SF + 5.00%(i)	9.33%	05/2027	616	—
Kleinfelder Intermediate, LLC	550 W Central St, Suite 1200	San Diego, CA 92101	Commercial Services & Supplies	One stop+	SF + 5.00%(h)	9.36%	09/2030	4,077	—
				One stop+	P + 4.00%(a)	11.50%	09/2028	120	—
				One stop+(6)	SF + 5.00%	N/A(7)	09/2030	—	—
Klick Inc.	175 Bloor St E, Suite 300	Toronto, ON M4W 3R8, Canada	Healthcare Providers & Services	Senior secured*(9)(13)	SF + 4.50%(h)	8.86%	03/2028	13,593	—
				Senior secured+(9)(13)	SF + 4.50%(h)	8.86%	03/2028	3,179	—
				Senior secured+(6)(9)(13)	SF + 4.50%	N/A(7)	03/2028	—	—
Kodiak Cakes, LLC	3247 Santa Fe Rd	Park City, UT 84098	Food Products	Senior secured˄*+	SF + 5.25%(i)	9.84%	06/2028	46,262	—
				Senior secured+(6)	SF + 5.25%	N/A(7)	06/2028	—	—
				Common stock+	N/A	N/A	N/A	875	0.2%
Kona Buyer, LLC	201 W Sant John St	Spartanburg, SC 29306	Healthcare Technology	One stop+	SF + 4.50%(i)	9.13%	07/2031	15,832	—
				One stop+	SF + 4.50%(i)	9.13%	07/2031	929	—
				One stop+(6)	SF + 7.00%	N/A(7)	07/2031	—	—
				One stop+(6)	SF + 7.00%	N/A(7)	07/2031	—	—
Krayden Holdings, Inc.	1491 W 124th Ave	Denver, CO 80234	Chemicals	Senior secured+	SF + 4.75%(h)	9.11%	03/2029	9,815	—
				Senior secured+(6)	SF + 4.75%	N/A(7)	03/2029	—	—
				Senior secured+(6)	SF + 4.75%	N/A(7)	03/2029	—	—
Krueger-Gilbert Health Physics, LLC	809 Gleneagles Ct, Suite 100	Towson, MD 21286	Healthcare Providers & Services	Senior secured*+	SF + 5.75%(i)	10.08%	05/2026	2,592	—
				Senior secured*+	SF + 5.75%(i)	10.08%	05/2026	2,381	—
				Senior secured*	SF + 5.75%(i)	10.08%	05/2026	1,521	—
				Senior secured*+	SF + 5.75%(i)	10.08%	05/2026	1,392	—
				One stop+	SF + 5.75%(i)	10.08%	05/2026	669	—
				Senior secured+	SF + 5.75%(i)	10.08%	05/2026	613	—
				Senior secured+	SF + 5.75%(i)	10.08%	05/2026	90	—
				Senior secured+(6)	SF + 5.75%	N/A(7)	05/2026	—	—
				Common stock+	N/A	N/A	N/A	640	0.4%
Lacker Bidco Limited	Unit 18 Jessops Riverside, 800 Brightside Ln	Sheffield, ENG S9 2RX, United Kingdom	Healthcare Technology	One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	02/2031	592	—
				One stop+(9)(10)(11)	SN + 5.25%(f)	9.95%	02/2031	274	—
				One stop+(6)(9)(10)(11)	SN + 5.25%	N/A(7)	08/2030	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
LeadsOnline, LLC	6900 Dallas Pkwy, Suite 825	Plano, TX 75024	Software	One stop˄+	SF + 4.75%(i)	9.34%	02/2028	13,016	—
				One stop+	SF + 4.75%(i)	9.34%	02/2028	2,297	—
				One stop+	SF + 4.75%(i)	9.08%	02/2028	666	—
				One stop+(6)	SF + 4.75%	N/A(7)	02/2028	—	—
Learn-it Systems, LLC	6225 Smith Ave, Suite 100/1A	Baltimore, MD 21209	Diversified Consumer Services	Senior secured+(25)	SF + 5.25%(i)	7.25% cash/2.75% PIK	09/2026	3,372	—
				Senior secured+(25)	SF + 5.25%(i)	7.25% cash/2.75% PIK	09/2026	1,986	—
				Senior secured+(25)	SF + 5.25%(i)	7.25% cash/2.75% PIK	09/2026	846	—
				Senior secured+	SF + 5.25%	N/A(7)	09/2026	—	—
Lighthouse Bidco GMBH	Maximiliansplatz 17	Munich 80333, Germany	Software	One stop+(9)(10)(20)	E + 5.00%(c)	7.83%	12/2031	17,515	—
				One stop+(6)(9)(10)(20)	E + 5.00%	N/A(7)	06/2031	(27)	—
				One stop+(6)(9)(10)(20)	E + 5.00%	N/A(7)	12/2031	(107)	—
Lightning Finco Limited	5 Gabish	Kfar Saba, Sharon 4442211, Israel	Communications Equipment	One stop+(9)(11)	SF + 5.25%(g)	9.99%	09/2028	14,802	—
				One stop+(9)(10)(11)	E + 5.25%(d)	7.83%	09/2028	1,573	—
Liminex, Inc.	200 Pacific Coast Hwy, Suite 200	El Segundo, CA 90245	Diversified Consumer Services	One stop+	SF + 7.25%(h)	11.71%	11/2026	35,650	—
				One stop+	SF + 7.25%(h)	11.71%	11/2026	23,516	—
				One stop˄+	SF + 7.25%(h)	11.71%	11/2026	20,321	—
				One stop+	SF + 7.25%(h)	11.71%	11/2026	15,953	—
				Common stock+	N/A	N/A	N/A	737	0.1%
Litera Bidco, LLC	300 S Riverside Plz, Suite 800	Chicago, IL 60606	Diversified Consumer Services	One stop*	SF + 5.00%(h)	9.36%	05/2028	5,188	—
				One stop+	SF + 5.00%(h)	9.36%	05/2028	1,058	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2028	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2028	—	—
LMP TR Holdings, LLC	1516 Demonbreun	Nashville, TN 37203	Hotels, Restaurants & Leisure	LLC units	N/A	N/A	N/A	1,620	2.4%
LogicMonitor, Inc.	820 State St, 1st Floor	Santa Barbara, CA 93101	Software	One stop+	SF + 5.50%(i)	9.99%	11/2031	53,413	—
				One stop+(6)	SF + 5.50%	N/A(7)	11/2031	(42)	—
				LP interest+	N/A	N/A	N/A	250	0.0	%(29)
Lotus Topco, Inc.	230 W Monroe St, Suite 400	Chicago, IL 60606	Media	One stop*	SF + 4.75%(j)	9.00%	06/2030	5,151	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2030	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2030	—	—
Louisiana Fish Fry Products, Ltd.	5267 Plank Rd	Baton Rouge, LA 70805	Food Products	One stop*+	SF + 6.25%(i)	10.73%	07/2027	13,529	—
				One stop+	SF + 6.25%(h)(i)	10.59%	07/2027	236	—
				Common stock+	N/A	N/A	N/A	307	0.5%
				Preferred stock+	N/A	N/A	N/A	36	0.1%
LOV Acquisition LLC	17804 N US Hwy 41	Lutz, FL 33549	Healthcare Providers & Services	Senior secured+	SF + 4.50%(h)	8.86%	11/2031	24,997	—
				Senior secured+(6)	SF + 4.50%	N/A(7)	11/2031	(13)	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Majesco	412 Mt Kemble Ave, Suite 110C	Morristown, NJ 07960	Insurance	One stop˄*	SF + 4.75%(i)	9.08%	09/2028	28,174	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2027	—	—
				Preferred stock+(23)	N/A	9.00% Non-Cash	N/A	625	0.0	%(29)
				LP interest+	N/A	N/A	N/A	399	0.0	%(29)
MakerSights, Inc.	435 Pacific Ave, Suite 350	San Francisco, CA 94133	Textiles, Apparel & Luxury Goods	Preferred stock+	N/A	N/A	N/A	103	0.8%
MAPF Holdings, Inc.	2040 N Frontage Rd	Mount Pleasant, TX 75455	Food Products	One stop˄+	SF + 6.50%(i)	10.83%	12/2026	47,695	—
				One stop+(25)	N/A	19.00% PIK	12/2026	1,752	—
				One stop+	SF + 6.50%(i)	10.83%	12/2026	1,529	—
				One stop+	SF + 6.50%(i)	10.83%	12/2026	552	—
Marcone Yellowstone Buyer Inc.	1 City Pl, Suite 400	St Louis, MO 63141	Trading Companies & Distributors	One stop+	SF + 6.25%(i)	10.99%	06/2028	19,364	—
				One stop+	SF + 7.00%(i)	11.74%	06/2028	18,667	—
				One stop+	SF + 7.00%(i)	11.74%	06/2028	6,203	—
				One stop+	SF + 6.50%(i)	11.24%	06/2028	5,809	—
				One stop+	SF + 6.25%(i)	10.99%	06/2028	2,370	—
Mario Purchaser, LLC	1552 Ridgely St	Baltimore, MD 21230	Diversified Consumer Services	One stop+	SF + 5.75%(h)	10.21%	04/2029	11,014	—
				One stop+	SF + 5.75%(h)	10.21%	04/2029	5,071	—
				One stop+(25)	SF + 10.75%(h)	15.21% PIK	04/2032	4,561	—
				One stop+	SF + 5.75%(h)	10.21%	04/2029	318	—
				One stop+	SF + 5.75%(h)	10.21%	04/2028	40	—
Massage Envy, LLC	14350 N 87th St, Suite 200	Scottsdale, AZ 85260	Leisure Products	LLC interest+	N/A	N/A	N/A	1,798	0.4%
Matrix42 Holding GMBH	Elbinger Straße 7	Frankfurt 60487, Germany	Software	One stop+(9)(10)(14)	E + 6.25%(d)	9.92%	01/2030	9,411	—
				One stop+(9)(10)(14)	E + 6.25%(d)	9.92%	12/2029	1,425	—
				One stop+(9)(10)(14)	E + 6.25%(d)	9.92%	01/2030	734	—
				One stop+(6)(9)(10)(14)	E + 6.25%	N/A(7)	01/2030	—	—
				One stop+(9)(14)	SF + 6.25%	N/A(7)	01/2028	—	—
Medlar Bidco Limited	107 Cheapside, Suite 610-611	London, ENG EC2V 6DN, United Kingdom	Diversified Financial Services	One stop+(9)(10)(22)	SN + 5.00%	N/A(7)	01/2032	—	—
				One stop+(9)(10)(22)	SN + 5.00%	N/A(7)	01/2032	—	—
				One stop+(6)(9)(10)(22)	SN + 5.00%	N/A(7)	01/2032	(59)	—
Mendocino Farms, LLC	13103 Ventura Blvd, Suite 100	Studio Cit, CA 91604	Food & Staples Retailing	One stop+	SF + 5.50%(h)	9.86%	03/2030	998	—
				One stop+	SF + 5.50%(h)	9.86%	03/2030	112	—
				One stop+	SF + 5.50%(h)	9.86%	03/2030	56	—
				One stop+	SF + 5.50%	N/A(7)	03/2030	—	—
				Common stock+	N/A	N/A	N/A	1,391	0.6%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Messenger, LLC	318 E 7th St	Auburn, IN 46706	Paper & Forest Products	One stop*+	SF + 5.25%(i)	9.73%	12/2027	14,397	—
				One stop*+	SF + 5.25%(h)	9.71%	12/2027	1,508	—
				One stop+(9)(10)	SN + 5.25%(f)	10.05%	12/2027	866	—
				One stop+	SF + 5.25%(i)	9.73%	12/2027	756	—
				One stop+	SF + 5.25%(i)	9.73%	12/2027	520	—
				One stop+	SF + 5.25%	N/A(7)	12/2027	—	—
				One stop+(9)(10)	SN + 5.25%	N/A(7)	12/2027	—	—
				LLC units+	N/A	N/A	N/A	689	0.8%
				LLC units+	N/A	N/A	N/A	—	0.0	%(29)
Metal Supermarkets US Buyer, LLC	5399 Eglinton Ave W, Suite 210	Toronto, ON 905, Canada	Specialty Retail	One stop+(9)(13)	SF + 4.75%(i)	9.08%	12/2030	11,626	—
				One stop+(9)(13)	SF + 4.75%(i)	9.08%	12/2030	132	—
				Preferred stock+(9)(13)	N/A	N/A	N/A	347	0.5%
				LLC units+(9)(13)	N/A	N/A	N/A	—	0.0	%(29)
Metatiedot Bidco Oy & Metatiedot US, LLC	Peltokatu 34 C	33100 Tampere, Finland	Software	One stop+(9)(10)(17)	E + 5.50%(c)	8.49%	11/2031	15,003	—
				One stop+(9)(17)	SF + 5.50%(i)	10.02%	11/2031	10,852	—
				One stop+(9)(10)(17)	E + 5.50%(c)	8.49%	11/2030	422	—
				One stop+(9)(10)(17)	E + 5.50%(c)	8.49%	11/2031	87	—
Mindbody, Inc.	4051 Broad St, Suite 220	San Luis Obispo, CA 93401	Software	One stop+	SF + 7.00%(i)	11.74%	09/2025	61,966	—
				One stop+	SF + 7.00%(i)	11.74%	09/2025	2,134	—
				One stop+	SF + 7.00%	N/A(7)	09/2025	—	—
Ministry Brands Holdings LLC	10133 Sherrill Blvd, Suite 120	Knoxville, TN 37932	Software	One stop+	SF + 5.50%(h)	9.96%	12/2028	30,370	—
				One stop+	SF + 5.50%(h)	9.96%	12/2028	2,858	—
				One stop+(6)	SF + 5.50%	N/A(7)	12/2027	(6)	—
				LP interest+	N/A	N/A	N/A	702	0.1%
MMan Acquisition Co.	50 E RiverCenter Blvd, Suite 700	Covington, KY 41011	IT Services	One stop+(25)(28)	N/A	8.00% PIK	03/2026	1,851	—
				One stop+(25)(28)	N/A	12.00% PIK	03/2026	1,188	—
				One stop+(25)(28)	N/A	12.00% PIK	03/2026	1,106	—
				One stop+(25)(28)	N/A	12.00% PIK	03/2026	344	—
				Preferred stock+(28)	N/A	N/A	N/A	7,748	10.3%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
MOP GM Holding, LLC	5575 DTC Pkwy, Suite 100	Greenwood Village, CO 80111	Automobiles	One stop˄*+	SF + 5.75%(i)	10.23%	11/2026	32,803	—
				One stop+	SF + 5.75%(j)	10.33%	11/2026	3,855	—
				One stop*+	SF + 5.75%(j)	11.09%	11/2026	3,608	—
				One stop˄*	SF + 5.75%(j)	11.09%	11/2026	3,527	—
				One stop˄*	SF + 5.75%(i)	10.23%	11/2026	2,614	—
				One stop+	SF + 5.75%(j)	11.09%	11/2026	2,156	—
				One stop+	SF + 5.75%(j)	11.09%	11/2026	1,987	—
				One stop+	SF + 5.75%(i)	10.23%	11/2026	723	—
				One stop+	SF + 5.75%(i)	10.23%	11/2026	531	—
				One stop+	SF + 5.75%(i)(j)	10.35%	11/2026	400	—
				One stop+	SF + 5.75%(j)	11.09%	11/2026	267	—
				One stop+	SF + 5.75%(i)	10.23%	11/2026	202	—
				One stop+	SF + 5.75%(j)	11.09%	11/2026	89	—
				One stop+	SF + 5.75%(i)	10.23%	11/2026	88	—
				One stop+(6)	SF + 5.75%	N/A(7)	11/2026	—	—
				LP units+	N/A	N/A	N/A	619	0.2%
				Preferred stock+	N/A	N/A	N/A	39	0.0	%(29)
Movement Holdings, LLC	1050 W Hampden Ave	Englewood, CO 80110	Leisure Products	One stop+	SF + 5.25%(i)	9.58%	03/2030	839	—
				One stop+	SF + 5.25%	N/A(7)	03/2030	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	03/2030	—	—
				LLC units+	N/A	N/A	N/A	124	0.1%
mParticle, Inc.	257 Park Ave S, 9th Floor	New York, NY 10010	Software	Preferred stock+	N/A	N/A	N/A	1,110	0.2%
				Warrant+	N/A	N/A	N/A	395	0.1%
MRH Trowe Germany GMBH	Walther-von-Cronberg-Platz 6	Frankfurt 60594, Germany	Insurance	One stop+(9)(10)(20)	E + 6.25%(c)	9.17%	02/2029	1,070	—
MRI Software, LLC	28925 Fountain Pkwy	Solon, OH 44139	Real Estate Management & Development	One stop˄*+	SF + 4.75%(i)	9.08%	02/2027	32,993	—
				One stop˄*+	SF + 4.75%(i)	9.08%	02/2027	13,120	—
				One stop+	SF + 4.75%(i)	9.08%	02/2027	942	—
				One stop+	SF + 4.75%(i)	9.08%	02/2027	176	—
MWD Management, LLC & MWD Services, Inc.	1000 Health Park Dr, Suite 100	Brentwood, TN 37027	Healthcare Providers & Services	LLC interest+	N/A	N/A	N/A	681	0.3%
National Express Wash Parent Holdco, LLC	5201 SW 8th St	Coral Gables, FL 33134	Automobiles	One stop+	SF + 5.50%(i)(j)	9.84%	07/2029	7,924	—
				One stop+	SF + 6.00%(j)	10.63%	07/2029	1,679	—
				One stop+	SF + 5.50%(j)	9.86%	07/2029	386	—
				One stop+(6)	SF + 6.00%	N/A(7)	07/2029	—	—
				LP units+	N/A	N/A	N/A	121	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Navex TopCo, Inc.	5500 Meadows Rd, Suite 500	Lake Oswego, OR 97035	Software	One stop+	SF + 5.50%(h)	9.88%	11/2030	5,369	—
				One stop+(6)	SF + 5.75%	N/A(7)	11/2028	—	—
Naviga Inc.	7900 International Dr, Suite 800	Bloomington, MN 55425	Software	Senior secured+(8)	SF + 7.00%(h)	11.57%	04/2025	80	—
NBG Acquisition Corp. and NBG-P Acquisition Corp.	168 E Freedom Ave	Anaheim, CA 92801	Professional Services	One stop˄*	SF + 5.50%(i)	10.24%	11/2028	32,919	—
				One stop+	SF + 5.50%(i)	9.98%	11/2028	765	—
				One stop+	SF + 5.50%(i)	9.98%	11/2028	332	—
NDX Parent, LLC	11601 Kew Gardens Ave	Palm Beach Gardens, FL 33410	Healthcare Providers & Services	Common stock+	N/A	N/A	N/A	7	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	64	0.3%
Neptune Holdings, Inc.	5550 Executive Dr, Suite 350	Tampa, FL 33609	Healthcare Technology	One stop*	SF + 4.75%(i)	9.08%	09/2030	16,139	—
				One stop+	SF + 4.75%	N/A(7)	08/2029	—	—
Net Health Acquisition Corp.	40 24th Street, 1st Floor	Pittsburgh, PA 15222	Professional Services	LP interest+	N/A	N/A	N/A	2,354	0.4%
Netsmart Technologies, Inc.	4950 College Blvd	Overland Park, KS 66211	Healthcare Technology	One stop+(25)	SF + 5.20%(h)	6.86% cash/2.70% PIK	08/2031	51,680	—
				One stop+(6)	SF + 4.75%	N/A(7)	08/2031	—	—
				One stop+(6)	SF + 5.20%	N/A(7)	08/2031	—	—
Netwrix Corporation	6160 Warren Pkwy, Suite 100	Frisco, TX 75034	IT Services	One stop*+	SF + 4.75%(i)	9.26%	06/2029	7,956	—
				One stop+	SF + 4.75%(i)	9.26%	06/2029	386	—
				One stop+	SF + 4.75%(i)	9.26%	06/2029	56	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2029	—	—
				LLC units+	N/A	N/A	N/A	18	0.0	%(29)
New Look (Delaware) Corporation and NL1 AcquireCo, Inc.	1 Place Ville-Marie, Suite 3670	Montreal, QC H3B 3P2, Canada	Healthcare Providers & Services	One stop+(9)(10)(13)(25)	CA + 6.00%(l)	7.49% cash/2.00% PIK	05/2028	24,469	—
				One stop*(9)(13)	SF + 5.50%(i)	9.98%	05/2028	5,778	—
				One stop*+(9)(13)	SF + 5.50%(i)	9.98%	05/2028	4,077	—
				One stop+(9)(10)(13)	CA + 5.50%(l)	8.99%	05/2028	1,524	—
				One stop+(9)(10)(13)	CA + 5.50%(l)	8.99%	05/2028	794	—
				One stop+(9)(10)(13)	CA + 5.50%(l)	9.03%	05/2026	182	—
				One stop+(9)(13)(25)	SF + 6.00%(i)	8.48% cash/2.00% PIK	05/2028	129	—
				One stop+(6)(9)(13)	SF + 5.50%	N/A(7)	05/2026	(2)	—
				Common stock+(9)(10)(13)	N/A	N/A	N/A	297	0.1%
North Haven Falcon Buyer, LLC	3510-1 Port Jacksonville Pkwy	Jacksonville, FL 32226	Auto Components	One stop+(25)	SF + 8.00%(i)	7.51% cash/5.00% PIK	05/2027	7,378	—
				One stop+(25)	SF + 8.00%(i)	7.49% cash/5.00% PIK	05/2027	1,235	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
North Haven Stack Buyer, LLC	255 Grant St, Suite 600	Decatur, AL 35601	Commercial Services & Supplies	Senior secured*	SF + 5.25%(i)	9.84%	07/2027	12,283	—
				Senior secured*	SF + 5.25%(i)	9.84%	07/2027	4,138	—
				Second lien+(25)	N/A	10.00% cash/2.50% PIK	01/2028	2,299	—
				Senior secured*+	SF + 5.25%(i)	9.58%	07/2027	2,281	—
				Senior secured*+	SF + 5.25%(i)	9.76%	07/2027	1,564	—
				Second lien+(25)	N/A	10.00% cash/2.50% PIK	01/2028	1,513	—
				Senior secured*+	SF + 5.25%(i)	9.58%	07/2027	1,481	—
				Senior secured+	SF + 5.25%(i)	9.58%	07/2027	1,418	—
				Senior secured+	SF + 5.25%(i)	9.84%	07/2027	1,371	—
				Senior secured*	SF + 5.25%(i)	9.84%	07/2027	1,365	—
				Senior secured+	SF + 5.00%(i)	9.33%	07/2027	908	—
				Senior secured+	SF + 5.00%(i)	9.33%	07/2027	687	—
				Senior secured+	SF + 5.00%(i)	9.46%	07/2027	518	—
				Senior secured+	SF + 5.25%(i)	9.58%	07/2027	485	—
				Senior secured+	SF + 5.25%(i)	9.70%	07/2027	443	—
				Senior secured+	SF + 5.25%(i)	9.58%	07/2027	284	—
				Senior secured+	SF + 5.25%(i)	9.77%	07/2027	200	—
				Senior secured+	SF + 5.00%(i)	9.33%	07/2027	158	—
				Senior secured+	SF + 5.25%(i)	9.84%	07/2027	100	—
				Second lien+(6)(25)	N/A	N/A(7)	01/2028	2	—
				Second lien+(6)	N/A	N/A(7)	01/2028	—	—
				LLC units	N/A	N/A	N/A	988	0.2%
NSG Buyer, Inc.	11 Daniel Rd E	Fairfield, NJ 07004	Diversified Consumer Services	One stop*+	SF + 6.50%(h)	10.96%	11/2029	34,501	—
				One stop+	SF + 5.75%(h)	10.11%	11/2029	2,728	—
				One stop+(6)	SF + 6.50%	N/A(7)	11/2028	—	—
				One stop+(6)	SF + 5.75%	N/A(7)	11/2029	—	—
				LP units+(9)	N/A	N/A	N/A	4,064	0.6%
NTI Connect, LLC	1301 W 22nd St, Suite 700	Oak Brook, IL 60523	Diversified Telecommunication Services	Senior secured*	SF + 5.00%(i)	9.48%	07/2027	1,529	—
Oakbridge Insurance Agency LLC	887 W Marietta St NW, Studio N-108	Atlanta, GA 30318	Insurance	One stop+	SF + 5.75%(h)	10.23%	11/2029	2,275	—
				One stop+	SF + 5.75%(h)	10.22%	11/2029	426	—
				One stop+	P + 4.75%(a)	12.25%	11/2029	15	—
				LP units+	N/A	N/A	N/A	407	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
OEConnection, LLC	4205 Highlander Pkwy	Richfield, OH 44286	Auto Components	One stop*	SF + 5.00%(h)	9.36%	04/2031	10,263	—
				One stop+(6)	SF + 5.00%	N/A(7)	04/2031	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	04/2031	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	04/2031	—	—
Onapsis, Inc., Virtual Forge GMBH and Onapsis GMBH	101 Federal St, Suite 1800	Boston, MA 02110	Software	Warrant+	N/A	N/A	N/A	17	0.0	%(29)
Onit, Inc.	1360 Post Oak Blvd, Suite 2200	Houston, TX 77056	Software	Preferred stock+(23)	N/A	15.00% Non-Cash	N/A	134	0.0	%(29)
				Warrant+	N/A	N/A	N/A	18	0.0	%(29)
Opening Day Borrower 111 LLC	2727 N Harwood St, Suite 350	Dallas, TX 75201	Healthcare Providers & Services	One stop+(27)	SF + 6.25%(i)	11.02%	05/2027	723	—
				Preferred stock+(27)	N/A	N/A	N/A	21,813	12.1%
				LLC units+(27)	N/A	N/A	N/A	3,822	2.1%
Optimizely North America, Inc.	119 5th Ave, 7th Floor	New York, NY 10003	IT Services	One stop+	SF + 5.00%(h)	9.36%	10/2031	37,937	—
				One stop+(9)(10)	E + 5.25%(b)	8.11%	10/2031	13,905	—
				One stop+(9)(10)	SN + 5.50%(f)	10.20%	10/2031	5,536	—
				One stop+(6)	SF + 5.00%	N/A(7)	10/2031	(61)	—
				Common stock+	N/A	N/A	N/A	1,482	0.1%
Orsay Bidco 1 B.V. and Sky Group Holding B.V.	Pesetastraat 46, Barendrecht	Rotterdam 2991, Netherlands	Software	One stop+(6)(9)(10)(15)	E + 5.75%	N/A(7)	11/2029	—	—
OSP Hamilton Purchaser, LLC	410 E Rivulon Blvd, Suite 111	Gilbert, AZ 85295	Banks	One stop+	SF + 5.25%(i)	9.84%	12/2029	1,740	—
				One stop+	SF + 5.25%(i)	9.84%	12/2029	330	—
				One stop+	SF + 5.25%(i)	9.84%	12/2029	34	—
P&P Food Safety Holdings, Inc.	504 N 4th St, Suite 204	Fairfield, IA 52556	Food Products	One stop*+	SF + 6.00%(i)	10.48%	12/2026	24,501	—
				One stop+	SF + 6.00%(i)	10.87%	12/2026	36	—
				Common stock+	N/A	N/A	N/A	274	0.1%
				Preferred stock+	N/A	N/A	N/A	38	0.0	%(29)
PADI Holdco, Inc.	30151 Tomas	Rancho Santa Margarita, CA 92688	Diversified Consumer Services	One stop*	SF + 6.25%(i)	10.91%	01/2027	21,191	—
				One stop+(9)(10)	E + 6.25%(c)	9.15%	01/2027	18,573	—
				One stop+	SF + 6.25%(i)	11.00%	01/2027	816	—
				One stop+	SF + 6.25%(i)	10.83%	01/2027	169	—
				One stop+	SF + 6.25%(i)	11.01%	01/2027	94	—
				LLC interest+	N/A	N/A	N/A	1,147	0.2%
Panzura, LLC	2880 Stevens Creek Blvd, Suite 100	San Jose, CA 95128	Software	One stop+(25)	N/A	4.00% cash/13.00% PIK	08/2027	108	—
				LLC units+	N/A	N/A	N/A	2	0.0	%(29)
Pareto Health Intermediate Holdings, Inc.	2929 Walnut St, Suite 1500	Philadelphia, PA 19104	Insurance	One stop*+	SF + 5.00%(j)	9.28%	05/2030	73,901	—
				One stop+(6)	SF + 5.00%	N/A(7)	06/2029	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2030	(58)	—
PAS Parent Inc.	2665 Long Lake Rd, Suite 300	Roseville, MN 55113	Life Sciences Tools & Services	One stop*+	SF + 4.75%(h)	9.11%	12/2028	55,375	—
				One stop+	SF + 4.75%(h)	9.11%	12/2028	2,862	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2027	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2028	—	—
				LP interest+	N/A	N/A	N/A	1,767	0.1%
				Preferred stock+	N/A	N/A	N/A	319	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Patriot Growth Insurance Services, LLC	501 Office Center Dr, Suite 215	Fort Washington, PA 19034	Insurance	One stop+	SF + 5.00%(i)	9.48%	10/2028	15,405	—
				One stop+	SF + 5.00%(i)	9.48%	10/2028	3,149	—
				One stop+	SF + 5.00%(i)	9.33%	10/2028	2,402	—
				One stop+	SF + 5.00%(h)	9.46%	10/2028	107	—
PB Group Holdings, LLC	804 Ocean Ave, Suite 2	Belmar, NJ 07719	Hotels, Restaurants & Leisure	One stop+(25)	SF + 5.50%(h)	7.11% cash/2.75% PIK	08/2030	36,986	—
				One stop+(6)	SF + 5.00%	N/A(7)	08/2030	—	—
				LP units+	N/A	N/A	N/A	983	0.4%
PDI TA Holdings, Inc.	11675 Rainwater Dr, Suited 350	Alpharetta, GA 30009	Food & Staples Retailing	One stop+	SF + 5.50%(i)	10.09%	02/2031	1,141	—
				One stop+	SF + 5.50%(i)	10.00%	02/2031	148	—
				One stop+	SF + 5.50%	N/A(7)	02/2031	—	—
				Preferred stock+	N/A	N/A	N/A	5,813	0.2%
PDQ Intermediate, Inc.	230 W 200 S, Suite 3101	Salt Lake City, UT 84101	IT Services	Subordinated debt+(25)	N/A	13.75% PIK	10/2031	118	—
People Corporation	1403 Kenaston Blvd	Winnipeg, MB R3P 2T5, Canada	Insurance	One stop+(9)(10)(13)	CA + 5.25%(l)	9.06%	02/2028	23,156	—
				One stop+(9)(10)(13)	CA + 5.25%(l)	9.06%	02/2028	19,433	—
				One stop+(9)(10)(13)	CA + 5.25%(l)	9.04%	02/2028	7,656	—
				One stop+(9)(10)(13)	CA + 5.25%(l)	9.06%	02/2028	7,599	—
				One stop+(9)(10)(13)	CA + 5.25%(l)	8.95%	02/2027	202	—
				One stop+(6)(9)(10)(13)	CA + 5.00%	N/A(7)	02/2028	(156)	—
Personify, Inc.	7010 Easy Wind Dr, Building II	Austin, TX 78752	Software	One stop+	SF + 4.75%(h)	9.11%	09/2028	18,530	—
				One stop*+	SF + 4.75%(i)	9.08%	09/2028	13,750	—
				One stop*	SF + 4.75%(i)	9.08%	09/2028	9,734	—
				One stop+(6)	SF + 4.75%	N/A(7)	09/2028	—	—
				LP interest+	N/A	N/A	N/A	2,243	0.6%
Pet Holdings ULC	130 Royal Crest Ct, Suite 106	Markham, ON L3R 0A1, Canada	Specialty Retail	LP interest+(9)(13)(23)	N/A	N/A	N/A	602	0.0	%(29)
PetVet Care Centers LLC	One Gorham Island	Westport, CT 06880	Specialty Retail	One stop*+	SF + 6.00%(h)	10.36%	11/2030	4,491	—
				One stop+(6)	SF + 6.00%	N/A(7)	11/2029	(4)	—
				One stop+(6)	SF + 6.00%	N/A(7)	11/2030	—	—
PHM NL SP Bidco B.V.	Grimbald Crag Close	Knaresborough HG5 8PJ, United Kingdom	Chemicals	One stop+(9)(10)(15)(25)	E + 6.75%(d)	6.91% cash/3.00% PIK	09/2028	45,135	—
				One stop+(9)(15)(25)	SF + 6.75%(g)	8.31% cash/3.00% PIK	09/2028	18,993	—
				One stop+(9)(10)(15)(25)	SN + 6.75%(f)	8.45% cash/3.00% PIK	09/2028	10,372	—
				One stop+(9)(10)(15)(25)	E + 6.75%(d)	6.40% cash/3.00% PIK	09/2028	4,786	—
Pineapple German Bidco GMBH	Karlstraße 47	Munich 80333, Germany	Software	One stop+(9)(20)	SF + 3.25%(i)	7.64%	01/2031	14,699	—
				One stop+(9)(10)(20)	E + 5.50%(c)	8.34%	01/2031	4,338	—
				One stop+(9)(10)(20)(25)	E + 7.00%(c)	10.51% PIK	01/2031	1,005	—
				One stop+(9)(10)(20)(25)	E + 7.00%(c)	10.51% PIK	01/2031	309	—
				One stop+(9)(20)	SF + 3.25%(i)	7.64%	01/2031	76	—
				One stop+(9)(10)(20)(25)	E + 7.00%(c)	10.51% PIK	01/2031	69	—
PING Identity Holding Corp.	1001 17th St, Suite 100	Denver, CO 80202	Software	One stop+	SF + 4.75%(i)	9.08%	10/2029	15,099	—
				One stop+(6)	SF + 4.75%	N/A(7)	10/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Pinnacle Treatment Centers, Inc.	1317 Route 73, Suite 200	Mt Laurel, NJ 08054	Healthcare Providers & Services	One stop*	SF + 5.50%(i)	10.01%	01/2027	18,283	—
				One stop*+	SF + 5.50%(i)	10.01%	01/2027	12,244	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	2,461	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	2,377	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	1,503	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	1,365	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	679	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	532	—
				One stop+	P + 4.25%(a)	11.75%	01/2027	464	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	178	—
				One stop+	SF + 5.50%(i)	10.01%	01/2027	103	—
				LLC interest+	N/A	N/A	N/A	884	0.2%
				LLC interest+	N/A	N/A	N/A	638	0.1%
PlanSource Holdings, Inc.	101 S Garland Ave, Suite 203	Orlando, FL 32801	Professional Services	One stop*	SF + 5.50%(j)	10.64%	12/2026	14,234	—
				One stop+	SF + 5.50%(j)	10.64%	12/2026	2,416	—
				One stop+	SF + 5.50%(j)	10.64%	12/2026	695	—
				One stop+	SF + 5.50%	N/A(7)	12/2026	—	—
Plasma Buyer LLC	5301 Virginia Way	Brentwood, TN 37027	Healthcare Technology	One stop+	SF + 5.75%(i)	10.08%	05/2029	7,936	—
				One stop+	SF + 6.25%(i)	10.58%	05/2029	238	—
				One stop+	SF + 5.75%(i)	10.08%	05/2028	62	—
Pluralsight, LLC	42 Future Way	Draper, UT 84020	Software	One stop+(25)	SF + 7.50%(i)	12.01% PIK	08/2029	6,032	—
				One stop+(25)	SF + 4.50%(i)	7.51% cash/1.50% PIK	08/2029	3,909	—
				One stop+(25)	SF + 4.50%(i)	9.01% cash/1.50% PIK	08/2029	1,955	—
				One stop+(6)	SF + 4.50%	N/A(7)	08/2029	(20)	—
				One stop+(6)	SF + 4.50%	N/A(7)	08/2029	(50)	—
				LLC units+	N/A	N/A	N/A	4,294	2.0%
Polk Acquisition Corp.	2727 Interstate Dr	Lakeland, FL 33805	Auto Components	Senior secured+(25)	SF + 7.50%(h)	9.71% cash/2.25% PIK	03/2025	18,658	—
				Senior secured+(25)	SF + 7.50%(h)	9.71% cash/2.25% PIK	03/2025	140	—
				Senior secured+(25)	SF + 7.50%(h)	9.71% cash/2.25% PIK	03/2025	110	—
				LP interest+	N/A	N/A	N/A	—	0.0	%(29)
Power Grid Holdings, Inc.	5551 Parkwest Dr, Suite 115	Bessemer, AL 35022	Electrical Equipment	One stop+	SF + 4.75%(i)	9.08%	12/2030	1,421	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2030	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
POY Holdings, LLC	15 Jackson Rd	Totowa, NJ 07512	Automobiles	One stop˄*+	SF + 5.50%(i)	9.98%	11/2027	28,416	—
				One stop+	SF + 5.50%(i)	9.98%	11/2027	3,694	—
				One stop*+	SF + 5.50%(i)	9.98%	11/2027	1,308	—
				One stop+	SF + 5.50%(i)	10.24%	11/2027	871	—
				One stop+	SF + 5.50%(i)	9.98%	11/2027	649	—
				One stop+	SF + 5.50%(i)	9.98%	11/2027	290	—
				One stop+(6)	SF + 5.50%	N/A(7)	11/2027	—	—
				One stop+(6)	SF + 5.50%	N/A(7)	11/2027	—	—
				LLC units+	N/A	N/A	N/A	971	0.2%
PPV Intermediate Holdings, LLC	141 Longwater Dr, Suite 108	Norwell, MA 02061	Specialty Retail	One stop*+	SF + 5.75%(i)	10.26%	08/2029	14,154	—
				One stop+(25)	N/A	14.75% PIK	08/2030	9,451	—
				One stop+(25)	N/A	13.75% PIK	08/2030	1,862	—
				One stop+(25)	N/A	13.75% PIK	08/2030	430	—
				One stop+(25)	N/A	13.75% PIK	08/2030	79	—
				One stop+(25)	N/A	13.75% PIK	08/2030	78	—
				One stop+(6)	SF + 5.75%	N/A(7)	08/2029	—	—
				One stop+(6)	SF + 5.25%	N/A(7)	08/2029	—	—
PPW Aero Buyer, Inc.	200 Adams St	Manchester, CT 06040	Aerospace & Defense	One stop*	SF + 6.50%(i)	10.93%	02/2029	34,804	—
				One stop+	SF + 5.50%(i)	9.83%	02/2029	4,744	—
				One stop+	SF + 6.50%(a)(h)(i)	11.85%	02/2029	52	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2029	—	—
				LP units+	N/A	N/A	N/A	815	0.1%
Premise Health Holding Corp.	5500 Maryland Way, Suite 200	Brentwood, TN 37027	Healthcare Providers & Services	One stop+	SF + 5.50%(i)	9.82%	03/2031	1,388	—
				One stop+(6)	SF + 5.50%	N/A(7)	03/2030	—	—
ProcessUnity Holdings, LLC	33 Bradford St	Concord, MA 01742	Software	One stop˄+	SF + 6.50%(i)	11.01%	09/2028	6,014	—
				One stop+	SF + 6.75%(i)	11.10%	09/2028	4,240	—
				One stop+	SF + 6.50%(i)	11.01%	09/2028	2,864	—
				One stop+	SF + 6.50%(i)	11.01%	09/2028	1,203	—
				One stop+	SF + 6.50%	N/A(7)	09/2028	—	—
Procure Acquireco, Inc.	3101 Towercreek Pkwy, Suite 500	Atlanta, GA 30339	Professional Services	One stop*	SF + 4.75%(j)	9.49%	12/2028	24,735	—
				One stop+	SF + 4.75%(i)	9.08%	12/2028	1,137	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2028	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	12/2028	(100)	—
				LP interest+	N/A	N/A	N/A	1,189	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Profile Products LLC	750 W Lake Cook Rd, Suite 440	Buffalo Grove, IL 60089	Commercial Services & Supplies	One stop+	SF + 5.50%(j)	10.04%	11/2027	8,848	—
				One stop+(9)	SF + 5.50%(j)	10.04%	11/2027	1,793	—
				One stop+	P + 4.50%(a)	12.00%	11/2027	24	—
				One stop+(6)	SF + 5.75%	N/A(7)	11/2027	(2)	—
Project Alpha Intermediate Holdings, Inc.	150 N Radnor Chester Road, Suite E-220	Radnor, PA 19087	Diversified Consumer Services	Preferred stock+(23)	N/A	9.00% Non-Cash	N/A	1,684	0.0	%(29)
				Common stock+	N/A	N/A	N/A	883	0.0	%(29)
Project Nike Purchaser, LLC	500 Boylston St, Suite 400	Boston, MA 02116	Marine	One stop*+	SF + 5.25%(i)	9.58%	04/2029	33,782	—
				One stop+	SF + 5.25%(i)	9.58%	04/2029	748	—
				One stop+	SF + 5.25%(i)	9.58%	04/2029	250	—
Provenance Buyer LLC	5501 Communications Pkwy	Sarasota, FL 34240	Diversified Consumer Services	One stop*	SF + 5.50%(h)	9.96%	06/2027	19,912	—
				One stop*	SF + 5.50%(h)	9.96%	06/2027	13,415	—
				One stop+	SF + 5.50%(h)	9.95%	06/2027	190	—
PSC Parent, Inc.	725 Main St	Baton Rouge, LA 70802	Commercial Services & Supplies	One stop*+	SF + 5.25%(h)	9.76%	04/2031	5,492	—
				One stop+	SF + 5.25%(h)	9.61%	04/2031	915	—
				One stop+	SF + 5.25%(a)(h)	9.97%	04/2030	476	—
				One stop+(6)	SF + 5.25%	N/A(7)	04/2031	—	—
PT Intermediate Holdings III, LLC	1200 Greenbriar Dr	Addison, IL 60101	Commercial Services & Supplies	One stop+(25)	SF + 5.00%(i)	7.58% cash/1.75% PIK	04/2030	12,289	—
				One stop+(6)	SF + 4.75%	N/A(7)	04/2030	—	—
				LLC units+	N/A	N/A	N/A	2,017	0.0	%(29)
Purfoods, LLC	3210 SE Corporate Woods Dr	Ankeny, IA 50021	Food Products	LLC interest+	N/A	N/A	N/A	5,758	0.4%
Pyramid Healthcare Acquisition Corp.	1894 Plank Rd	Duncansville, PA 16635	Healthcare Providers & Services	One stop*	SF + 4.75%(i)	9.49%	05/2027	25,034	—
				One stop*+	SF + 4.75%(i)	9.49%	05/2027	2,588	—
				One stop*	SF + 4.75%(i)	9.44%	05/2027	2,164	—
				One stop+	SF + 4.75%(i)	9.41%	05/2027	1,189	—
				One stop+	SF + 4.75%(i)	9.47%	05/2027	1,089	—
				One stop+	SF + 4.75%(i)	9.49%	05/2027	735	—
				One stop+	SF + 4.75%(i)	9.49%	05/2027	244	—
				One stop+	SF + 4.75%(i)	9.49%	05/2027	215	—
				One stop+	SF + 4.75%(i)	9.49%	05/2027	201	—
				One stop+	SF + 4.75%(i)	9.41%	05/2027	201	—
				One stop+	SF + 4.75%(i)	9.49%	05/2027	79	—
				One stop+(6)	SF + 4.75%	N/A(7)	05/2027	—	—
				Common stock+	N/A	N/A	N/A	399	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
QAD, Inc.	100 Innovation Pl	Santa Barbara, CA 93108	Software	One stop+	SF + 4.75%(h)	9.11%	11/2027	43,151	—
				One stop+(6)	SF + 4.75%	N/A(7)	11/2027	—	—
				Preferred stock+(23)	N/A	9.00% Non-Cash	N/A	1,228	0.0	%(29)
				Common stock+	N/A	N/A	N/A	—	0.0	%(29)
QF Holdings, Inc.	315 Deaderick St, Suite 2300	Nashville, TN 37238	Healthcare Technology	One stop+	SF + 4.75%(i)	9.34%	12/2027	931	—
Quant Buyer, Inc.	1331 17th St, Suite 404	Denver, CO 80202	Software	One stop*+	SF + 5.25%(i)	9.79%	06/2029	7,388	—
				One stop*	SF + 5.25%(i)	9.76%	06/2029	4,350	—
				One stop*+	SF + 5.25%(i)	9.76%	06/2029	3,007	—
				One stop+	SF + 5.25%(i)	9.77%	06/2029	60	—
				One stop+(6)	SF + 5.25%	N/A(7)	06/2029	—	—
Quick Quack Car Wash Holdings, LLC	6020 West Oaks Blvd, Ste 300	Rocklin, CA 95765	Automobiles	One stop+	SF + 4.75%(h)	9.11%	06/2031	4,189	—
				One stop+	SF + 4.75%(h)	9.12%	06/2031	93	—
				One stop+(6)	SF + 4.75%	N/A(7)	06/2031	—	—
				LP units+	N/A	N/A	N/A	1,217	0.1%
				LLC units+	N/A	N/A	N/A	236	0.0	%(29)
Radiance Borrower, LLC	300 Union Blvd, Suite 600	Lakewood, CO 80228	Specialty Retail	One stop+(25)	SF + 5.75%(h)	7.36% cash/2.75% PIK	06/2031	21,656	—
				One stop+	SF + 5.25%(h)	9.61%	06/2031	410	—
Radiology Partners, Inc.	2101 E El Segundo Blvd, Suite 401	El Segundo, CA 90245	Healthcare Providers & Services	LLC units+	N/A	N/A	N/A	85	0.0	%(29)
				LLC interest+	N/A	N/A	N/A	336	0.0	%(29)
Radwell Parent, LLC	1 Millennium Dr	Willingboro, NJ 08046	Commercial Services & Supplies	One stop˄*	SF + 5.50%(i)	9.83%	03/2029	33,859	—
				One stop*+	SF + 5.50%(i)	9.83%	03/2029	32,546	—
				One stop+	SF + 5.50%(i)	9.83%	03/2029	235	—
				One stop+(6)	SF + 5.50%	N/A(7)	03/2029	(7)	—
				LP units+	N/A	N/A	N/A	423	0.0	%(29)
Rainforest Bidco Limited	1 Mere Way, Ruddington Fields Business Park	Ruddington, ENG NG11 6JS, United Kingdom	Software	One stop+(9)(10)(11)(25)	SN + 6.30%(f)	8.20% cash/2.80% PIK	07/2029	19,137	—
				One stop+(9)(11)(25)	SF + 6.30%(g)	7.81% cash/2.80% PIK	07/2029	3,614	—
				One stop+(9)(10)(11)(25)	SN + 7.30%(f)	8.70% cash/3.30% PIK	07/2029	2,036	—
				One stop+(9)(10)(11)(25)	SN + 6.30%(f)	8.20% cash/2.80% PIK	07/2029	1,407	—
Reaction Biology Corporation	1 Great Valley Pkwy, Suite 2	Malvern, PA 19355	Life Sciences Tools & Services	One stop+(8)(25)	SF + 6.85%(h)	6.86% cash/4.35% PIK	03/2029	4,870	—
				One stop+(8)(25)	SF + 6.85%(h)	6.86% cash/4.35% PIK	03/2029	1,620	—
				One stop+(8)(25)	SF + 6.85%(h)	6.86% cash/4.35% PIK	03/2029	1,078	—
				One stop+(8)(25)	SF + 6.85%(h)(i)	6.86% cash/4.35% PIK	03/2029	173	—
				One stop+	SF + 6.85%	N/A(7)	03/2029	—	—
				LLC units+	N/A	N/A	N/A	—	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Recordxtechnologies, LLC	910 Louisiana St, Suite 4500	Houston, TX 77002	IT Services	One stop*	SF + 5.25%(i)	9.58%	12/2027	18,825	—
				One stop*	SF + 5.25%(i)	9.58%	12/2027	12,521	—
				One stop+	SF + 5.25%(i)	9.58%	12/2027	1,764	—
				One stop+	SF + 5.25%(i)	9.58%	12/2027	892	—
				One stop+	SF + 5.25%(i)	9.58%	12/2027	2	—
RegEd Aquireco, LLC	2100 Gateway Centre Blvd, Suite 200	Morrisville, NC 27560	Software	LP interest+	N/A	N/A	N/A	169	0.1%
				Preferred stock+	N/A	N/A	N/A	32	0.0	%(29)
				LP interest+	N/A	N/A	N/A	—	0.0	%(29)
ReliaQuest Holdings, LLC	777 S Harbour Island Blvd, Suite 500	Tampa, FL 33602	IT Services	One stop+(25)	SF + 6.75%(i)	7.71% cash/3.63% PIK	04/2031	11,818	—
				One stop+(6)	SF + 6.75%	N/A(7)	04/2031	—	—
				One stop+(6)	SF + 6.25%	N/A(7)	04/2031	—	—
Revalize, Inc.	8800 Baymeadows Way W, Suite 500	Jacksonville, FL 32256	Internet and Direct Marketing Retail	One stop˄+	SF + 5.75%(i)	10.49%	04/2027	18,411	—
				One stop˄+	SF + 5.75%(i)	10.49%	04/2027	10,776	—
				One stop˄+	SF + 5.75%(i)	10.49%	04/2027	5,343	—
				One stop˄+	SF + 5.75%(i)	10.49%	04/2027	3,218	—
				One stop+	SF + 5.75%(i)	10.49%	04/2027	2,191	—
				One stop+	SF + 5.75%(i)	10.49%	04/2027	2,151	—
				One stop+	SF + 5.75%(h)(i)	10.43%	04/2027	286	—
				One stop+	SF + 5.75%(i)	10.49%	04/2027	206	—
				Preferred stock+	N/A	N/A	N/A	22,574	15.7%
				Preferred stock+	N/A	N/A	N/A	13,550	9.4%
				Preferred stock+	N/A	N/A	N/A	8,836	6.1%
				Preferred stock+	N/A	N/A	N/A	3,365	2.3%
Riskonnect Parent, LLC	380 Interstate N Pkwy SE, Suite 400	Atlanta, GA 30339	Software	One stop*+	SF + 5.00%(i)	9.48%	12/2028	44,494	—
				One stop+	SF + 5.00%(i)	9.48%	12/2028	2,087	—
				One stop+	SF + 5.25%(i)	9.58%	12/2028	804	—
				One stop+	SF + 5.25%(i)	9.58%	12/2028	566	—
				One stop+(6)	SF + 5.00%	N/A(7)	12/2028	(18)	—
				One stop+(6)	SF + 5.25%	N/A(7)	12/2028	(21)	—
				Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	33,024	3.3%
				LP interest+	N/A	N/A	N/A	1,553	0.2%
				Preferred stock+(23)	SF + 10.50%(i)	14.83% Non-Cash	N/A	966	0.1%
				Preferred stock+(23)	N/A	10.50% Non-Cash	N/A	54	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
RJW Group Holdings, Inc.	11240 Katherine’s Crossing, Suite 400	Woodridge, IL 60517	Air Freight & Logistics	One stop+	SF + 5.25%(i)	9.58%	11/2031	45,486	—
				One stop+(6)	SF + 5.25%	N/A(7)	11/2031	(34)	—
				LP units+	N/A	N/A	N/A	4,370	0.7%
Rodeo Buyer Company & Absorb Software Inc.	1011 9th Ave SE, Suite 275	Calgary, AB T2G 0H7, Canada	Software	One stop+	SF + 6.25%(h)	10.61%	05/2027	12,959	—
				One stop˄+	SF + 6.25%(h)	10.71%	05/2027	7,578	—
				One stop+(6)	SF + 6.25%	N/A(7)	05/2027	—	—
RPL Bidco Limited	67-74 Saffron Hill, 3rd Floor	London EC1N 8QX, United Kingdom	Real Estate Management & Development	One stop+(9)(10)(11)	SN + 5.50%(f)	10.20%	08/2028	26,133	—
				One stop+(9)(10)(11)	A + 5.50%(e)	9.98%	08/2028	10,894	—
				One stop+(9)(10)(11)	SN + 5.50%(f)	10.20%	08/2028	5,662	—
				One stop+(9)(10)(11)	A + 5.50%(e)	9.98%	08/2028	2,645	—
				One stop+(9)(10)(11)	SN + 5.50%	N/A(7)	02/2028	—	—
Ruby Slipper Cafe LLC, The	315 S Broad St	New Orleans, LA 70119	Food & Staples Retailing	One stop+	SF + 7.50%(i)	11.98%	07/2025	2,299	—
				One stop+	SF + 7.50%(i)	11.98%	07/2025	514	—
				One stop+	SF + 7.50%(i)	11.98%	07/2025	339	—
				One stop+	SF + 7.50%(i)	11.98%	07/2025	190	—
				One stop+	SF + 7.50%(i)	N/A(7)	07/2025	—	—
				LLC interest+	N/A	N/A	N/A	159	0.6%
				LLC units+	N/A	N/A	N/A	49	0.2%
				LLC interest+	N/A	N/A	N/A	48	0.2%
RW AM Holdco LLC	75 Executive Dr, Suite 200	Aurora, IL 60504	Diversified Consumer Services	One stop+	SF + 5.25%(i)	9.68%	04/2028	23,671	—
				One stop+(6)	SF + 5.25%	N/A(7)	04/2028	(30)	—
S.J. Electro Systems, LLC	22650 County Hwy 6	Detroit Lakes, MN 56501	Water Utilities	Senior secured*	SF + 4.75%(i)	9.49%	06/2027	24,409	—
				Senior secured*	SF + 4.75%(i)	9.49%	06/2027	18,727	—
				Senior secured+	SF + 4.75%(i)	9.49%	06/2027	1,182	—
				Senior secured+	SF + 4.75%(i)	9.26%	06/2027	384	—
Sage Dental Management, LLC	950 Broken Sound Pkwy, Suite 250	Boca Raton, FL 33487	Healthcare Providers & Services	LLC units+	N/A	N/A	N/A	579	0.3%
				LLC units+	N/A	N/A	N/A	—	0.0	%(29)
SailPoint Technologies Holdings, Inc.	11120 Four Points Dr, Suite 100	Austin, TX 78726	Software	One stop˄+	SF + 6.00%(i)	10.52%	08/2029	9,585	—
				One stop+(6)	SF + 6.00%	N/A(7)	08/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Salon Lofts Group, LLC	226 N 5th St, Suite 530	Columbus, OH 43215	Specialty Retail	Senior secured+	SF + 5.75%(i)	10.08%	08/2028	5,243	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	3,150	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	1,671	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	817	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	608	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	539	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	423	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	349	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	342	—
				Senior secured+(24)	SF + 5.75%(i)	10.08%	08/2028	271	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	169	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	155	—
				Second lien+(25)	SF + 9.00%(i)	13.33% PIK	09/2029	155	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	113	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	105	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	86	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	79	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	40	—
				Senior secured+	SF + 5.75%(i)	10.08%	08/2028	23	—
				Senior secured+(6)	SF + 5.75%	N/A(7)	08/2028	—	—
				LP units+	N/A	N/A	N/A	100	0.1%
Sapphire Bidco Oy	Linnoitustie 2, Cello-rakennus, PL 97	Espoo 02601, Finland	Software	One stop+(9)(10)(17)	E + 5.50%(c)	8.68%	07/2029	47,324	—
				One stop+(9)(10)(17)	E + 5.75%(c)	8.97%	07/2029	3,877	—
				One stop+(9)(10)(17)	E + 5.75%(c)	9.00%	07/2029	1,429	—
Saturn Borrower Inc.	8800 E Raintree Dr, Suite 110	Scottsdale, AZ 85260	IT Services	One stop*+	SF + 6.50%(i)	10.98%	09/2026	27,463	—
				One stop+	SF + 6.50%(h)(i)	10.98%	09/2026	459	—
				LP units+	N/A	N/A	N/A	331	0.1%
SC Landco Parent, LLC	2125 E Katella Ave	Anaheim, CA 92806	Real Estate Management & Development	Common stock+	N/A	N/A	N/A	260	0.6%
SDC Holdco, LLC	55 Waugh Drive Suite 1200	Houston, TX 77007	Hotels, Restaurants & Leisure	One stop*	SF + 5.00%(i)	9.33%	06/2031	21,737	—
				Second lien+(25)	SF + 8.50%(i)	12.83% PIK	06/2032	3,452	—
				One stop+	SF + 5.00%(i)	9.33%	06/2031	96	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Severin Acquisition, LLC	150 Parkshore Dr	Folsom, CA 95630	Diversified Consumer Services	One stop+(25)	SF + 5.00%(h)	7.11% cash/2.25% PIK	10/2031	35,391	—
				One stop+(6)	SF + 4.75%	N/A(7)	10/2031	—	—
				One stop+(6)	SF + 4.75%	N/A(7)	10/2031	—	—
Shoes For Crews Global, LLC	5000 T Rex Ave	Boca Raton, FL 33431	Textiles, Apparel & Luxury Goods	Senior secured+	SF + 6.50%(h)	11.17%	07/2029	1,299	—
				Senior secured+(25)	SF + 7.00%(h)	6.67% cash/5.00% PIK	07/2029	727	—
				Senior secured+	SF + 6.50%(h)	11.17%	07/2029	420	—
				Senior secured+(6)	SF + 6.50%	N/A(7)	07/2029	—	—
				LLC units+	N/A	N/A	N/A	1,147	0.0	%(29)
SnapLogic, Inc.	1825 S Grant St, 5th Floor	San Mateo, CA 94402	Software	Preferred stock+	N/A	N/A	N/A	2,047	0.3%
				Warrant+	N/A	N/A	N/A	527	0.1%
Sonatype, Inc.	8161 Maple Lawn Blvd, Suite 250	Fulton, MD 20759	Software	One stop˄+	SF + 5.50%(h)	10.01%	01/2028	69,460	—
				One stop+	SF + 5.50%	N/A(7)	01/2028	—	—
Southern Veterinary Partners, LLC	800 Shades Creek Pkwy, Suite 625	Birmingham, AL 35209	Specialty Retail	LLC units+(23)	N/A	10.00% Non-Cash	N/A	4,912	0.1%
				LLC units+(23)	N/A	10.00% Non-Cash	N/A	408	0.1%
				LLC units+	N/A	N/A	N/A	259	0.1%
				LLC units+	N/A	N/A	N/A	22	0.1%
				LLC units+(23)	N/A	10.00% Non-Cash	N/A	48	0.1%
				LLC units+(23)	N/A	10.00% Non-Cash	N/A	4	0.1%
				LLC units+	N/A	N/A	N/A	2	0.1%
				LLC units+	N/A	N/A	N/A	—	0.1%
Spark Bidco Limited	Pennyfoot St, BioCity	Nottingham NG1 1GR, United Kingdom	Pharmaceuticals	Senior secured+(9)(10)(11)(25)	SN + 4.88%(f)	8.45% cash/1.13% PIK	08/2028	34,057	—
				Senior secured+(9)(10)(11)	SN + 6.00%(f)	10.70%	08/2028	5,200	—
				Senior secured+(9)(10)(11)(25)	SN + 4.88%(f)	8.45% cash/1.13% PIK	08/2028	4,128	—
				Senior secured+(9)(11)	SF + 6.00%(i)	10.33%	08/2028	3,991	—
				Senior secured+(9)(10)(11)(25)	SN + 4.88%(f)	8.45% cash/1.13% PIK	08/2028	3,613	—
				Senior secured+(6)(9)(10)(11)	SN + 4.88%	N/A(7)	02/2028	(6)	—
Spartan Buyer Acquisition Co.	210 W Kensinger Dr, Suite 100	Cranberry Township, PA 16066	Software	One stop˄*+(25)	SF + 7.50%(j)	11.24% cash/1.00% PIK	06/2027	44,258	—
				One stop+(25)	SF + 7.50%(j)	11.24% cash/1.00% PIK	06/2027	2,822	—
				One stop+(6)(25)	P + 6.50%(a)	13.00% cash/1.00% PIK	06/2027	(2)	—
				Common stock+	N/A	N/A	N/A	591	0.1%
				Preferred stock+	N/A	N/A	N/A	134	0.0	%(29)
SPF Borrower LLC	5310 Harvest Hill Rd, Suite 290	Dallas, TX 75230	Healthcare Providers & Services	One stop+(25)(27)	SF + 6.25%(i)	8.73% cash/2.00% PIK	02/2028	16,191	—
				One stop+(27)	SF + 9.50%(i)	13.98%	02/2028	8,333	—
				One stop+(27)	SF + 6.25%	N/A(7)	02/2028	—	—
				LLC units+(27)	N/A	N/A	N/A	13,817	8.8%
SSRG Holdings, LLC	2839 Paces Ferry Rd SE, Suite 500	Atlanta, GA 30339	Hotels, Restaurants & Leisure	One stop*	SF + 4.75%(i)	9.08%	11/2027	12,502	—
				One stop*+	SF + 4.75%(i)	9.08%	11/2027	7,763	—
				One stop+	SF + 4.75%(i)	9.08%	11/2027	1,272	—
				One stop+	SF + 4.75%(i)	9.08%	11/2027	612	—
				LP interest+	N/A	N/A	N/A	580	0.3%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Super REGO, LLC	980 Hammond Dr, Suite 1100	Atlanta, GA 30328	Hotels, Restaurants & Leisure	Subordinated debt+(25)	N/A	15.00% PIK	03/2030	112	—
Surewerx Purchaser III, Inc. & Jet Equipment & Tools Ltd.	49 Schooner St	Coquitlam, BC V3K 0B3, Canada	Specialty Retail	One stop˄+(9)	SF + 5.25%(i)	9.58%	12/2029	29,435	—
				One stop+(9)(10)	CA + 5.25%(l)	8.42%	12/2029	7,541	—
				One stop+(9)	SF + 5.25%(i)	9.58%	12/2028	571	—
				One stop+(9)(10)	CA + 5.25%(l)	8.42%	12/2028	30	—
				One stop+(6)(9)	SF + 5.25%	N/A(7)	12/2029	—	—
Suveto Buyer, LLC	441 E Hector St, Suite 300	Conshohocken, PA 19428	Healthcare Providers & Services	One stop*+	SF + 4.75%(h)	9.11%	09/2027	27,568	—
				One stop+	SF + 4.75%(h)	9.11%	09/2027	6,559	—
				One stop+	P + 3.75%(a)	11.25%	09/2027	16	—
				Common stock+	N/A	N/A	N/A	517	0.1%
Switchfly LLC	1200 17th St, Floor 10	Denver, CO 80202	Software	One stop+(25)(27)	N/A	1.00% PIK	10/2026	1,276	—
				Preferred stock+(27)	N/A	N/A	N/A	5,692	16.1%
				LLC interest+(27)	N/A	N/A	N/A	815	2.3%
				LLC units+(27)	N/A	N/A	N/A	585	1.7%
Symplr Software, Inc.	315 Capitol St, Suite 100	Houston, TX 77090	Healthcare Technology	Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	19,766	0.7%
				Preferred stock+(23)	SF + 10.50%(i)	14.83% Non-Cash	N/A	6,953	0.3%
				Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	2,623	0.0	%(29)
				Preferred stock+(23)	N/A	11.00% Non-Cash	N/A	1,534	0.1%
				Common stock+	N/A	N/A	N/A	1,090	0.0	%(29)
				LLC units+	N/A	N/A	N/A	190	0.0	%(29)
Teaching Company, The	4840 Westfields Blvd, Suite 500	Chantilly, VA 20151	Professional Services	One stop+	SF + 5.75%(j)	11.09%	01/2026	13,568	—
				One stop+	SF + 5.75%	N/A(7)	01/2026	—	—
Tebra Technologies, Inc.	1111 Bayside Dr, Suite 150	Corona Del Mar, CA 92625	Healthcare Technology	One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	11,362	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	11,060	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	7,287	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	1,874	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	1,666	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	1,249	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	1,041	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	833	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	166	—
				One stop+(25)	SF + 8.00%(i)	8.98% cash/3.50% PIK	06/2025	88	—
				LLC interest+	N/A	N/A	N/A	3,477	0.6%
				Warrant+	N/A	N/A	N/A	541	0.1%
				Warrant+	N/A	N/A	N/A	18	0.0	%(29)
				Preferred stock+	N/A	N/A	N/A	11	0.0	%(29)
Telesoft Holdings LLC	1040 University Ave, Suite 200	Rochester, NY 14607	Software	One stop˄*+	SF + 5.75%(h)	10.21%	12/2026	21,130	—
				One stop+	SF + 6.25%(h)	10.71%	12/2026	1,429	—
				One stop+	SF + 5.75%(h)	10.19%	12/2026	79	—
				LP interest+	N/A	N/A	N/A	122	0.0	%(29)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Templafy APS and Templafy, LLC	Wilders Plads 15A	Copenhagen 1403, Denmark	Software	One stop+(9)(19)	SF + 6.00%(h)	10.46%	07/2028	4,800	—
				One stop+(9)(19)	SF + 6.00%	N/A(7)	07/2028	—	—
				Warrant+(9)(19)	N/A	N/A	N/A	106	0.0	%(29)
TI Intermediate Holdings, LLC	400 Northridge Rd, Suite 1000	Atlanta, GA 30350	Software	Senior secured*+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	3,681	—
				Senior secured+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	972	—
				Senior secured+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	610	—
				Senior secured+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	458	—
				Senior secured+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	168	—
				Senior secured+(25)	SF + 5.50%(i)	8.93% cash/1.00% PIK	06/2027	32	—
TIDI Legacy Products, Inc.	570 Enterprise Dr	Neenah, WI 54956	Healthcare Equipment & Supplies	One stop+	SF + 5.25%(h)	9.61%	12/2029	3,511	—
				One stop+	SF + 5.50%	N/A(7)	12/2029	—	—
				One stop+	SF + 5.50%	N/A(7)	12/2029	—	—
Titan Fitness, LLC	2517 Midway Rd	Carrollton, TX 75006	Specialty Retail	One stop+(25)	SF + 7.25%(i)	9.49% cash/2.50% PIK	10/2026	33,436	—
				One stop+(25)	SF + 7.25%(i)	9.49% cash/2.50% PIK	10/2026	2,425	—
				One stop+(25)	SF + 7.25%(h)(i)	9.36% cash/2.50% PIK	10/2026	243	—
Togetherwork Holdings, LLC	Two Ravinia Dr, Suite 500	Atlanta, GA 30346	Software	One stop*	SF + 5.00%(h)	9.36%	05/2031	27,902	—
				One stop+	SF + 5.00%(h)	9.36%	05/2031	699	—
				One stop+(6)	SF + 5.00%	N/A(7)	05/2031	—	—
				Preferred stock+	N/A	N/A	N/A	1,405	0.2%
Transaction Data Systems, Inc.	788 Montgomery Ave	Ocoee, FL 34761	Healthcare Technology	One stop˄*+	SF + 4.50%(i)	8.98%	02/2026	74,485	—
				One stop+(6)	SF + 4.50%	N/A(7)	02/2026	(3)	—
Transform Bidco Limited	60 Buckingham Palace Rd, 4th Floor	London SW1W 0AH, United Kingdom	Software	One stop+(9)(11)	SF + 7.00%(i)	11.58%	01/2031	5,405	—
				One stop+(9)(10)(11)	A + 7.00%(e)	11.44%	01/2031	3,771	—
				One stop+(9)(10)(11)	SN + 7.00%(f)	11.70%	01/2031	595	—
				One stop+(9)(11)	SF + 7.00%(h)	11.52%	06/2030	34	—
				One stop+(6)(9)(11)	SF + 7.00%	N/A(7)	01/2031	—	—
Trinity Air Consultants Holdings Corporation	12700 Park Central Dr, Suite 2100	Dallas, TX 75251	Commercial Services & Supplies	One stop+	SF + 5.25%(j)	9.76%	06/2028	2,638	—
				One stop+	SF + 5.25%(j)	10.01%	06/2028	531	—
				One stop+	SF + 5.25%(j)	9.78%	06/2028	495	—
				One stop+	SF + 5.25%	N/A(7)	06/2028	—	—
				One stop+	SF + 4.50%	N/A(7)	06/2028	—	—
Triple Lift, Inc.	400 Lafayette St, 5th Floor	New York, NY 10003	Media	One stop˄*	SF + 5.75%(i)	10.25%	05/2028	6,990	—
				One stop+	SF + 5.75%(i)	10.25%	05/2028	1,491	—
				One stop+(6)	SF + 5.75%	N/A(7)	05/2028	(6)	—
Tronair Parent, Inc.	1 Air Cargo Pkwy E	Swanton, OH 43558	Aerospace & Defense	LLC units+	N/A	N/A	N/A	65	0.0	%(29)
TWAS Holdings, LLC	115 E Main St, PO Drawer 311	Thomaston, GA 30286	Automobiles	One stop*	SF + 6.75%(h)	11.21%	12/2026	46,683	—
				One stop*+	SF + 6.75%(h)	11.21%	12/2026	41,699	—
				One stop*	SF + 6.75%(h)	11.21%	12/2026	10,826	—
				One stop+	SF + 6.75%(h)	11.21%	12/2026	8,267	—
				One stop+	SF + 6.75%(h)	11.21%	12/2026	5,250	—
				One stop+(6)	SF + 6.75%	N/A(7)	12/2026	—	—
Unchained Labs, LLC	6870 Koll Center Pkwy	Pleasonton, CA 94566	Life Sciences Tools & Services	Senior secured+	SF + 5.50%(h)	9.91%	08/2027	1,382	—
				Senior secured+	SF + 5.50%(h)	9.91%	08/2027	1,167	—
				Senior secured+(6)	SF + 5.50%	N/A(7)	08/2027	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Vantage Bidco GMBH	Charlottenstraße 17	Berlin 10117, Germany	Software	One stop+(9)(10)(20)(25)	E + 6.25%(c)	5.85% cash/3.13% PIK	04/2031	8,057	—
				One stop+(6)(9)(10)(20)	E + 6.25%	N/A(7)	10/2030	(9)	—
Varicent Intermediate Holdings Corporation	4711 Yonge St, Suite 300	Toronto, ON M2N 6K8, Canada	Professional Services	One stop+(25)	SF + 6.00%(i)	7.08% cash/3.25% PIK	08/2031	48,248	—
				One stop+(6)	SF + 5.50%	N/A(7)	08/2031	—	—
				One stop+(6)	SF + 6.00%	N/A(7)	08/2031	—	—
Varinem German Midco GMBH	Joseph-Schumpeter-Allee 19	Bonn 53227, Germany	Software	One stop+(9)(10)(20)	E + 5.75%(d)	8.58%	07/2031	6,855	—
				One stop+(9)(10)(20)	E + 5.75%	N/A(7)	07/2031	—	—
Vendavo, Inc.	1401 17th St, Suite 800	Denver, CO 80202	Software	One stop+	SF + 5.75%(i)	10.29%	09/2027	25,941	—
				One stop+	SF + 5.75%(i)(j)	10.17%	09/2027	1,680	—
				One stop+	SF + 5.75%(i)	10.28%	09/2027	946	—
Veranex, Inc.	5420 Wade Park Blvd, Suite 204	Raleigh, NC 27607	Healthcare Technology	Senior secured+(8)(25)	SF + 6.75%(j)	5.44% cash/5.75% PIK	04/2028	2,471	—
				Senior secured+(8)(25)	SF + 6.75%(j)	5.44% cash/5.75% PIK	04/2028	291	—
				Senior secured+(8)(25)	SF + 6.75%(i)(j)	5.44% cash/5.75% PIK	04/2028	74	—
Vermont Aus Pty Ltd	5/28 Balaclava St	Woolloongabba, AB 4102, Australia	Specialty Retail	One stop+(9)(10)(12)	A + 5.75%(e)	10.22%	03/2028	8,449	—
				One stop+(9)(10)(12)	A + 5.75%(e)	10.22%	03/2028	8,266	—
Vessco Midco Holdings, LLC	8217 Upland Cir	Chanhassen, MN 55317	Water Utilities	One stop*	SF + 4.75%(h)(j)	9.43%	07/2031	22,500	—
				One stop+	SF + 4.75%(j)	9.04%	07/2031	1,975	—
				One stop+(6)	SF + 4.75%	N/A(7)	07/2031	—	—
Viper Bidco, Inc.	1575 Sawdust Rd, Suite 600	The Woodlands, TX 77380	Software	One stop+	SF + 5.00%(i)	9.52%	11/2031	37,986	—
				One stop+(9)(10)	SN + 5.00%(f)	9.70%	11/2031	17,405	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2031	(19)	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2031	(24)	—
Virginia Green Acquisition, LLC	2701 Emerywood Pkwy, Suite 100	Richmond, VA 23294	Diversified Consumer Services	One stop+	SF + 5.25%(j)	9.53%	12/2030	2,409	—
				One stop+	SF + 5.25%(j)	9.56%	12/2030	121	—
				One stop+	SF + 5.25%	N/A(7)	12/2029	—	—
				LP units+	N/A	N/A	N/A	461	0.1%
VSG Acquisition Corp. and Sherrill, Inc.	496 Gallimore Dairy Rd, Suite D	Greensboro, NC 27409	Specialty Retail	One stop*	SF + 6.00%(h)	10.47%	04/2028	11,840	—
				One stop+	SF + 6.00%(h)	10.47%	04/2028	2,048	—
				One stop+	SF + 6.00%(h)	10.47%	04/2028	1,581	—
				One stop+	SF + 6.00%(h)	10.47%	04/2028	22	—
				LP units+	N/A	N/A	N/A	68	0.0	%(29)
W3 Co.	3151 Briarpark Dr., Suite 500	Houston, TX 77042	Oil, Gas & Consumable Fuels	LLC interest+	N/A	N/A	N/A	1,755	0.4%
				Preferred stock+	N/A	N/A	N/A	260	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
Watermill Express, LLC	177 W Jessup St	Brighton, CO 80601	Beverages	One stop˄*	SF + 5.25%(i)	9.73%	07/2029	3,071	—
				One stop+	SF + 5.25%(i)	9.73%	07/2029	742	—
				One stop+	SF + 4.75%(i)	9.23%	07/2029	580	—
				One stop+	SF + 5.25%(i)	9.77%	07/2029	371	—
				One stop+	SF + 5.25%(i)	9.73%	07/2029	297	—
				One stop+	SF + 5.25%(h)(i)	9.81%	07/2029	209	—
WBZ Investment, LLC	1890 Wynkoop St, Unit 1	Denver, CO 80202	Leisure Products	One stop+	SF + 6.75%(i)	11.23%	03/2027	7,778	—
				One stop+	SF + 6.75%(i)	11.23%	03/2027	1,713	—
				One stop+	SF + 6.75%(i)	11.23%	03/2027	1,191	—
				One stop+	SF + 6.75%(i)	11.23%	03/2027	628	—
				One stop+	SF + 6.75%	N/A(7)	03/2027	—	—
				LLC interest+	N/A	N/A	N/A	100	0.1%
				LLC interest+	N/A	N/A	N/A	69	0.1%
				LLC interest+	N/A	N/A	N/A	55	0.1%
				LLC interest+	N/A	N/A	N/A	49	0.1%
				LLC interest+	N/A	N/A	N/A	21	0.0	%(29)
				LLC interest+	N/A	N/A	N/A	2	0.0	%(29)
Wealth Enhancement Group, LLC	505 N Highway 169, Suite 900	Plymouth, MN 55441	Diversified Financial Services	One stop+	SF + 5.00%(i)	9.57%	10/2028	3,968	—
				One stop+	SF + 5.00%(i)	9.57%	10/2028	2,861	—
				One stop+(6)	SF + 5.00%	N/A(7)	10/2028	(3)	—
				One stop+(6)	SF + 5.00%	N/A(7)	10/2028	(21)	—
WebPT, Inc.	625 S 5th St	Phoenix, AZ 85004	Software	One stop+	SF + 6.25%(i)	10.86%	01/2028	912	—
Wildcat TopCo, Inc.	9730 Northcross Center Ct	Huntersville, NC 28078	Electrical Equipment	One stop+	SF + 5.00%(h)	9.36%	11/2031	23,243	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2031	(42)	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2031	(21)	—
				LP units+	N/A	N/A	N/A	503	1.4%
Winebow Holdings, Inc.	4800 Cox Rd, Suite 300	Glen Allen, VA 23060	Beverages	One stop*	SF + 6.25%(h)	10.71%	12/2027	8,488	—
Wineshipping.com LLC	50 Technology Ct	Napa, CA 94558	Food & Staples Retailing	One stop+	SF + 5.75%(j)	10.74%	10/2027	8,587	—
				One stop+	SF + 5.75%(j)	10.45%	10/2027	235	—
				One stop+	SF + 5.75%(a)(i)(j)	10.59%	10/2027	128	—
Wizard Bidco Limited	Gloucester House, Unit Q, Bourne End Business Park	Bourne End, ENG SL8 5AS, United Kingdom	Food Products	One stop+(9)(11)	SF + 6.00%(i)	10.33%	03/2029	22,740	—
				One stop+(9)(10)(11)(25)	SN + 5.00%(f)	8.20% cash/1.50% PIK	03/2029	9,870	—
				One stop+(9)(10)(11)	SN + 6.00%(f)	10.70%	03/2029	7,787	—
				One stop+(9)(10)(11)	SN + 4.75%(f)	9.45%	09/2028	180	—
				One stop+(6)(9)(10)(11)	SN + 6.00%	N/A(7)	03/2029	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portfolio Company	Address		Industry	Investment (1)	Index (2)	Rate(3)	Maturity	Thousands) (4)	Held (5)
WPEngine, Inc.	504 Lavaca St, Suite 1000	Austin, TX 78701	IT Services	One stop+	SF + 6.50%(h)	10.90%	08/2029	5,438	—
				One stop+	SF + 6.50%	N/A(7)	08/2029	—	—
WRE Holding Corp.	46 Lizotte Dr, Suite 1000	Marlborough, MA 01752	Commercial Services & Supplies	One stop*	SF + 5.00%(j)	9.25%	07/2031	16,473	—
				One stop+	SF + 5.00%(j)	9.52%	07/2031	1,355	—
				One stop+(6)	SF + 5.00%	N/A(7)	07/2030	—	—
WU Holdco, Inc.	755 Tri-State Pkwy	Gurnee, IL 60031	Household Products	One stop*+	SF + 5.00%(i)	9.33%	03/2027	4,836	—
				One stop+	SF + 5.00%(i)	9.33%	03/2027	1,709	—
				One stop+	SF + 5.00%(i)	9.33%	03/2027	1,563	—
				One stop+	SF + 5.00%(i)	9.33%	03/2027	444	—
				One stop+	SF + 5.00%(i)	9.33%	03/2027	73	—
YE Brands Holding, LLC	1010 B St, Suite 450	San Rafael, CA 94901	Hotels, Restaurants & Leisure	One stop*	SF + 4.75%(i)	9.08%	10/2027	17,588	—
				One stop+	SF + 4.75%(i)	9.08%	10/2027	968	—
				One stop+	SF + 4.75%(i)	9.08%	10/2027	68	—
YI, LLC	2260 Wendt St	Algonquin, IL 60102	Healthcare Equipment & Supplies	One stop+	SF + 5.75%(i)	10.39%	12/2029	4,419	—
				One stop+(6)	SF + 5.75%	N/A(7)	12/2029	—	—
				One stop+(6)	SF + 5.75%	N/A(7)	12/2029	—	—
Yorkshire Parent, Inc.	1983 Brennan Plz	High Ridge, MO 63049	Automobiles	One stop+	SF + 6.00%(i)	10.33%	12/2029	2,629	—
				One stop+	SF + 6.00%(i)	10.52%	12/2029	214	—
				One stop+	SF + 6.00%(i)	10.33%	12/2029	14	—
				LP units+	N/A	N/A	N/A	600	0.2%
Zarya Holdco, Inc.	950 E Paces Ferry Rd NE, Suite 800	Atlanta, GA 30326	IT Services	One stop+	SF + 6.50%(i)	11.01%	07/2027	7,229	—
				One stop+	SF + 6.50%(i)	11.01%	07/2027	1,409	—
				One stop+	SF + 6.50%	N/A(7)	07/2027	—	—
Zendesk, Inc.	989 Market St	San Francisco, CA 94103	Software	One stop˄+	SF + 5.00%(i)	9.33%	11/2028	28,577	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2028	—	—
				One stop+(6)	SF + 5.00%	N/A(7)	11/2028	—	—
				LP units+	N/A	N/A	N/A	623	0.0	%(29)
˄	Denotes that all or a portion of the loan secures the notes offered in the GBDC 3 2022 Debt Securitization.
*	Denotes that all or a portion of the loan secures the notes offered in the 2024 Debt Securitization.
+	Denotes that all or a portion of the investment collateralizes the JPM Credit Facility.
(1)	Equity investments are non-income producing securities unless otherwise noted. Ownership of certain equity investments may occur through a holding company or partnership.
(2)

The majority of the investments bear interest at a rate that is permitted to be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “SF”), Euro Interbank Offered Rate (“EURIBOR” or “E”), Prime (“P”), Sterling Overnight Index Average (“SONIA” or “SN”), Australian Interbank Rate (”AUD” or ”A”) or Canadian Overnight Repo Rate Average (“CORRA” or “CA”) which reset daily, monthly, quarterly, semiannually, or annually. For each, the Company has provided the spread over the applicable index and the weighted average current interest rate in effect as of December 31, 2024. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable. For positions with multiple outstanding contracts, the spread for the largest outstanding contract is shown. Listed below are the index rates as of December 31, 2024, which was the last business day of the period on which the applicable index rates were determined. The actual index rate for each loan listed could not be the applicable index rate outstanding as of December 31, 2024, as the loan could have priced or repriced based on an index rate prior to December 31, 2024.

(a)Denotes that all or a portion of the contract was indexed to the Prime rate, which was 7.50% as of December 31, 2024.

(b)Denotes that all or a portion of the contract was indexed to the 30-day EURIBOR, which was 2.85% as of December 31, 2024.

(c)Denotes that all or a portion of the contract was indexed to the 90-day EURIBOR, which was 2.71% as of December 31, 2024.

(d)Denotes that all or a portion of the contract was indexed to the 180-day EURIBOR, which was 2.57% as of December 31, 2024.

(e)Denotes that all or a portion of the contract was indexed to the Three-Month AUD, which was 4.42% as of December 31, 2024.

(f)Denotes that all or a portion of the contract was indexed to SONIA, which was 4.70% as of December 31, 2024.

(g)Denotes that all or a portion of the contract was indexed to Daily SOFR, which was 4.49% as of December 31, 2024.

(h)Denotes that all or a portion of the contract was indexed to the 30-day Term SOFR which was 4.33% as of December 31, 2024.

(i)Denotes that all or a portion of the contract was indexed to the 90-day Term SOFR which was 4.31% as of December 31, 2024.

(j)Denotes that all or a portion of the contract was indexed to the 180-day Term SOFR which was 4.25% as of December 31, 2024.

(k)Denotes that all or a portion of the contract was indexed to Daily CORRA, which was 3.31% as of December 31, 2024.

(l)Denotes that all or a portion of the contract was indexed to the 90-day Term CORRA, which was 3.15% as of December 31, 2024.

(3)	For positions with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2024.
(4)	The fair values of investments were valued using significant unobservable inputs, unless noted otherwise.
(5)	Percentage of class held refers only to equity held, if any, calculated on a fully diluted basis.
(6)	The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par.
(7)	The entire commitment was unfunded as of December 31, 2024. As such, no interest is being earned on this investment. The investment may be subject to an unused facility fee.
(8)	Loan was on non-accrual status as of December 31, 2024, meaning that the Company has ceased recognizing interest income on the loan.
(9)

The investment is treated as a non-qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2024, total nonqualifying assets at fair value represented 12.9% of the Company’s total assets calculated in accordance with the 1940 Act.

(10)

Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date or the date of the transaction. See Note 2. Significant Accounting Policies and Recent Accounting Updates - Foreign Currency Transactions.

(11)	The headquarters of this portfolio company is located in the United Kingdom.
(12)	The headquarters of this portfolio company is located in Australia.
(13)	The headquarters of this portfolio company is located in Canada.

(14)	The headquarters of this portfolio company is located in Luxembourg.
(15)	The headquarters of this portfolio company is located in Netherlands.
(16)	The headquarters of this portfolio company is located in Israel.
(17)	The headquarters of this portfolio company is located in Finland.
(18)	The headquarters of this portfolio company is located in Sweden.
(19)	The headquarters of this portfolio company is located in Denmark.
(20)	The headquarters of this portfolio company is located in Germany.
(21)	The headquarters of this portfolio company is located in France.
(22)	The headquarters of this portfolio company is located in Jersey.
(23)	We hold an equity investment that entitles it to receive preferential dividends.
(24)	The fair value of this investment was valued using Level 1 inputs.
(25)

All or a portion of the loan interest was capitalized into the outstanding principal balance of the loan in accordance with the terms of the credit agreement during the three months ended December 31, 2024.

(26)	The fair value of the loan reflects the legal claim on par and accrued uncapitalized payment-in-kind (“PIK”) interest.
(27)

As defined in the 1940 Act, we are deemed to be an “affiliated person” of the portfolio company as we own five percent or more of the portfolio company’s voting securities (“non-controlled affiliate”).

(28)

As defined in the 1940 Act, we are deemed to be both an “affiliated person” of and “control” this portfolio company as we own more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement) (“controlled affiliate”).

(29)	Percentage of class held is less than 0.1%.

PORTFOLIO MANAGEMENT

Each investment opportunity requires the consensus and generally receives the unanimous approval of GC Advisors’ investment committee. Follow-on investments in existing portfolio companies may require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, may require approval by the investment committee. The day-to-day management of investments approved by the investment committee is overseen by Messrs, Lawrence Golub and David Golub. Biographical information with respect to Messrs. Lawrence and David Golub is set out under “Information About Each Director’s Experience, Qualifications, Attributes or Skills — Interested Directors” included in our most recent Definitive Proxy Statement on Schedule 14A, as may be updated from time to time in subsequent filings with the SEC.

Each of Lawrence Golub and David Golub has ownership and financial interests in, and may receive compensation and/or profit distributions from, GC Advisors. Neither Lawrence Golub nor David Golub receives any direct compensation from us. As of December 31, 2024, Lawrence Golub and David Golub each beneficially owned more than $1 million of our common stock. Lawrence Golub and David Golub are also primarily responsible for the day-to-day management of approximately 37 other pooled investment vehicles, with over $76.9 billion of capital under management, and approximately 27 other accounts, with over $9.4 billion of capital under management, in which their affiliates receive incentive fees.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.

No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends or other distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than three days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

We may use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on The Nasdaq Global Select Market on the date of such distribution, provided that in the event the market price per share on the date of such distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of the most recently computed net asset value per share or 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). The market price per share on that date will be the closing price for such shares on The Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees are paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.

Stockholders who receive dividends and other distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, such stockholders will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us generally will be equal to the total dollar value of the distribution paid to the stockholder (plus withholding taxes, if any). Any stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the stockholder’s account. To the extent a stockholder is subject to U.S. federal withholding tax on a distribution, we will withhold the applicable tax and the balance will be reinvested in our common stock (or paid to such stockholder in cash if the stockholder has opted out of our dividend reinvestment plan).

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www. equiniti.com or by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend or other distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Equiniti Trust Company, LLC, P.O. Box 500, Newark, NJ 07101, telephone: (718) 921-8156.

If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.

If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares of common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that could be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. For purposes of this discussion, references to “dividends” are to dividends within the meaning of the U.S. federal income tax laws and associated regulations and can include amounts subject to treatment as a return of capital under section 19(a) of the 1940 Act.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares of common stock will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

As a business development company, we have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute as dividends for U.S. federal income tax purposes to our stockholders. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends for U.S. federal income tax purposes of an amount at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid, or the Annual Distribution Requirement. Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must timely distribute dividends for U.S. federal income tax purposes to our stockholders in respect of each calendar year of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gain net income for preceding years that were recognized but not distributed during such years and on which we did not pay federal income tax, or the Excise Tax Avoidance Requirement.

We have previously incurred, and may incur in the future, such excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the excise tax only on the amount by which we do not meet the Excise Tax Avoidance Requirement. Under certain circumstances, however, we may, in our sole discretion, determine that it is in our best interests to retain a portion of our income or capital gains rather than distribute such amount as dividends and accordingly cause us to bear the excise tax burden associated therewith.

Taxation as a RIC

If we:

●	qualify as a RIC; and
●	satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we timely distribute as dividends for U.S. federal income tax purposes to our stockholders. We will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed as dividends to our stockholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

●	qualify and have in effect an election to be treated as a business development company under the 1940 Act at all times during each taxable year;
●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income), or the 90% Income Test; and
●	diversify our holdings, so that at the end of each quarter of the taxable year:
●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

●	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

We can invest in partnerships, including qualified publicly traded partnerships, which could result in our being subject to state, local or foreign income, franchise or other tax liabilities.

In addition, as discussed above, we are subject to the Excise Tax Avoidance Requirement under U.S. federal excise tax rules for each calendar year. If we do not meet the Excise Tax Avoidance Requirement, we will be subject to a 4% nondeductible federal excise tax on the undistributed amount. The failure to meet the Excise Tax Avoidance Requirement will not cause us to lose our RIC status, and we could choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We could then be required to pay a 4% excise tax on such income or capital gains.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses indefinitely and use them to offset future capital gains, to the extent permitted by the Code. Due to these limits on deductibility of expenses and net capital losses we could for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.

Any underwriting fees paid by us are not deductible. We could be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each taxable year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the taxable year of accrual, we could be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments could face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income.

Certain of our investment practices could be subject to special and complex U.S. federal income tax provisions that could, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and could make certain tax elections to mitigate the effect of these provisions and preserve our ability to be subject to tax as a RIC. There can be no assurance that we will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

We can invest a portion of our net assets in below investment grade instruments. Investments in these types of instruments can present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we can cease to accrue interest, original issue discount or market discount, when and to what extent deductions can be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to avoid any material U.S. federal income tax or the 4% nondeductible U.S. federal excise tax.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

Our investment in non-U.S. securities could be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. U.S. stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we acquire shares in a passive foreign investment company (“PFIC”), we could be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in the shares of a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we could elect to mark our shares in a PFIC at the end of each taxable year to market; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in our income. Our ability to make either election will depend on factors beyond our control and is subject to restrictions which could limit the availability of the benefit of these elections. Under either election, we could be required to recognize in a taxable year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the distribution requirements under U.S. federal excise tax rules.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency-denominated forward, futures and option contracts, as well as certain other financial instruments, and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Business - Regulation - Senior Securities.” Moreover, our ability to dispose of assets to meet our distribution requirements could be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we could make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that we could recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not satisfy the 90% Income Test. In order to manage the risk that such income and fees might disqualify us as a RIC for a failure to satisfy the 90% Income Test, we could be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax as well as state and local tax on their earnings, which ultimately will reduce our return on such income and fees.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we generally would be subject to tax on all of our taxable income at regular corporate rates. The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there could be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates, we would not be able to deduct dividend distributions to stockholders, nor would we be required to make such distributions. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify again to be subject to tax as a RIC in a subsequent taxable year, we would be required to distribute our earnings and profits attributable to any of our non - RIC taxable years as dividends for U.S. federal income tax purposes to our stockholders. If we fail to qualify as a RIC for a period of greater than two consecutive taxable years, in order to qualify as a RIC in a subsequent taxable year, we could be subject to regular corporate income tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of such taxable year) that we elect to recognize on requalification or when recognized over the next five taxable years.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Distributions by us, including distributions pursuant to a dividend reinvestment plan or where stockholders can elect to receive cash or stock, generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses, and determined without regard to any deduction for dividends paid) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally will be eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate stockholders as well as will not be eligible for the corporate dividends received deduction.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual shareholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. Stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

Although we currently intend to distribute any net capital gains at least annually, we can in the future decide to retain some or all of our net capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their common stock. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally could be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or could be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we could, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

A U.S. stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their shares of our common stock. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of common stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock could be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the common stock acquired will be increased to reflect the disallowed loss.

In general, individual U.S. stockholders are subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the individual U.S. stockholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares of common stock. Such rate is lower than the maximum federal income tax rate on ordinary taxable income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders incurring net capital losses for a tax year (i.e., net capital losses in excess of net capital gains) generally can deduct up to $3,000 of such losses against their ordinary income each tax year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally could be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally cannot deduct any net capital losses for a tax year, but can carry back such losses for three tax years or carry forward such losses for five tax years.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions can also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Backup withholding, currently at a rate of 24%, could be applicable to all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is not an additional tax and is generally allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and could entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, stockholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our common stock by a Non-U.S. stockholder could have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.

Subject to the discussion below, distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income, net short-term capital gain or non-U.S.-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends received by a Non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. stockholder are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our stock held through an intermediary, the intermediary could have withheld U.S. federal income tax even if we reported the payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we could report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale or other disposition of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case could be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States or, in the case of an individual Non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale, other disposition or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we could do in the future), a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of any U.S. federal income tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S.

stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business could, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, could be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Pursuant to the Foreign Account Tax Compliance Act, or FATCA, the applicable withholding agent is generally required to withhold U.S. tax (at a 30% rate) with respect to payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. The information required to be reported include the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Stockholders could be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

An investment in shares by a non-U.S. person could also be subject to U.S. federal estate tax. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax, and state, local and foreign tax consequences of acquiring, owning or disposing of our common stock.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Effective as of February 21, 2025, our authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is traded on The Nasdaq Global Select Market under the ticker symbol “GBDC”. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following were our outstanding classes of securities as of March 24, 2025:

			(4)
			Amount
		(3)	Outstanding
	(2)	Amount held by	Exclusive of
	Amount	us or for Our	Amounts shown
Title of Class	authorized	Account	Under (3)
Common Stock	500,000,000	—	267,829,760
Preferred Stock	1,000,000	—	—

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefrom. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, and our certificate of incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we have entered into indemnification agreements with each of our directors and officers in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under Section 17(h) of the 1940 Act.

Delaware Anti-Takeover Law

The DGCL and our certificate of incorporation and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
●	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
●	Section 203 defines “business combination” to include the following:
●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of
●	10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Election of Directors

Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting of stockholders and entitled to vote thereat will be required to elect a director. Under our certificate of incorporation, our board of directors may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board of directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation provides that the number of directors will be set only by the board of directors by resolution or amendment to our bylaw adopted by the affirmative vote of a majority of the directors. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board of directors such as our board of directors may be removed only for cause. Under our certificate of incorporation and bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Under our certificate of incorporation stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only by or at the direction of the board of directors, and provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. In addition, in lieu of such a meeting, any such action may be taken by the unanimous written consent of our stockholders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board of directors, the chief executive officer or the board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Calling of Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of the board of directors and our chief executive officer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our certificate of incorporation authorizes the issuance of preferred stock. We could issue preferred stock from time to time in one or more classes or series without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The 1940 Act currently requires that (i) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2∕3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, (ii) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends or other distribution on the preferred stock are in arrears by two years or more. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

●	the designation and number of shares of such series;
●	the rate and time at which, and the preferences and conditions under which, any dividends or
●	other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
●	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such series;
●	any provisions relating to the redemption of the shares of such series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such series or other
●	securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we could issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We could issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we issue, including the following:

●	the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
●	the title and aggregate number of such subscription rights;
●	the exercise price for such subscription rights (or method of calculation thereof);
●	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;
●	if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;
●	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share); the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
●	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
●	any termination right we may have in connection with such subscription rights offering;
●	the terms of any rights to redeem, or call such subscription rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the subscription rights;
●	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;
●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we could issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We could issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we issue, including the following:

●	the title and aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	the terms of any rights to redeem, or call such warrants;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Golub Capital BDC, Inc. and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We could issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus, the prospectus supplement relating to that particular series and any related free writing prospectus.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank Trust Company, National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles.

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “ — Events of Default  — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. We have filed the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture.

A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including the following:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
●	the denominations in which the offered debt securities will be issued;
●	the provision for any sinking fund;
●	any restrictive covenants;
●	any Events of Default;

●	whether the series of debt securities are issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	if applicable, U.S. federal income tax considerations relating to original issue discount; whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination; the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (subject to certain ongoing disclosure requirements) immediately after each such issuance. In addition, while any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors  — Risks Relating to Our Business and Structure  — Regulations governing our operation as a business development company affect our ability to, and the way in which we, raise additional capital. As a business development company, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” section below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment when Offices are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	we do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days;
●	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;
●	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;
●	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;
●	on the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%; and
●	any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest or in the payment of any sinking or purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	the holder must give your trustee written notice that an Event of Default has occurred and
●	remains uncured;
●	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must

●	offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
●	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; or in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
●	immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing;
●	we must deliver certain certificates and documents to the trustee; and
●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;

●	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
●	modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
●	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “ — Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
●	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and
●	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance  — Full Defeasance.” We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions as described under the “Indenture Provisions  — Subordination” section below. In order to achieve covenant defeasance, we must do the following:

●	if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions  — Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions  — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the

Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association will serve as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association Corporate Trust Services is One Federal Street, 3rd Floor, Boston, Massachusetts 02110, telephone: (617) 603-6538. Equiniti Trust Company, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of Equiniti Trust Company, LLC is 48 Wall Street, Floor 23, New York, NY 10005, telephone: (718) 921-8156.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our board of directors, GC Advisors will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. GC Advisors does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. GC Advisors generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, GC Advisors may select a broker based upon brokerage or research services provided to GC Advisors and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if GC Advisors determines in good faith that such commission is reasonable in relation to the services provided.

During the three most recent fiscal years, we paid less than one thousand dollars in brokerage commissions.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) offerings completed within one year of the receipt of consent of the majority of our common stockholders or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Dechert LLP, Boston, MA. Dechert LLP has from time to time represented GC Advisors on unrelated matters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Golub Capital BDC, Inc. and its consolidated subsidiaries appearing in Golub Capital BDC’s Annual Report (Form 10-K) for the year ended September 30, 2024 and the effectiveness of Golub Capital BDC, Inc. and its consolidated subsidiaries’ internal control over financial reporting as of September 30, 2024 have been audited by Ernst & Young LLP, an independent registered public accounting firm located at 155 North Wacker Drive, Chicago, IL 60606, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that provides access, free of charge, to reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. We maintain a website at www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus or any prospectus supplement. You may also obtain such information by contacting us in writing at 200 Park Avenue, 25th Floor, New York, NY 10166, Attention: Investor Relations.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any applicable prospectus supplement (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024, filed with the SEC on February 4, 2025;
●	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024;
●	the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-34690), as filed with the SEC on April 13, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby; and
●	our Current Reports on Form 8-K filed with the SEC on February 6, 2025 and February 25, 2025.

To obtain copies of these filings, see “Available Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$250,000,000

GOLUB CAPITAL BDC, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Sales Agents

Keefe, Bruyette & Woods	Regions Securities LLC
A Stifel Company

May 16, 2025